EXHIBIT 10.22(d)









                      U.S. $134,100,000

                    AMENDED AND RESTATED
                      CREDIT AGREEMENT
                DATED AS OF FEBRUARY 3, 1997

                        By and Among

                  HVIDE MARINE INCORPORATED
            and the Persons listed in Schedule A
                        as Borrowers,

                             and

                       CITIBANK, N.A.,
            as Administrative Agent and Co-Agent,

                             and

             THE FIRST NATIONAL BANK OF BOSTON,
           as Letter of Credit Agent and Co-Agent,

                             and

                       CITIBANK, N.A.
              THE FIRST NATIONAL BANK OF BOSTON
                  BNY FINANCIAL CORPORATION
                   HIBERNIA NATIONAL BANK
                   AMSOUTH BANK OF FLORIDA
                          as Banks







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                      AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 3, 1997 of a Credit Agreement dated as of September 28, 1994 as subsequently amended by Amendment No. 1 dated as of May 15, 1995, Amendment No. 2 dated as of March 26, 1996, the Amended and Restated Credit Agreement dated as of June 21, 1996 and Amendment No. 1 dated as of December 17, 1996 to the Amended and Restated Credit Agreement is made and entered into by and among HVIDE MARINE INCORPORATED, a corporation organized and existing under the laws of the State of Florida ("Hvide" or a "Borrower"), and each of the other Borrowers, listed in Schedule A (each a "Borrower" and together with each other Borrower, the "Borrowers") and CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America ("United States" or "U.S."), THE FIRST NATIONAL BANK OF BOSTON, a national banking association organized and existing under the laws of the United States and each of the other banks or other institutions whose names may appear on the signature pages of this Agreement or, if applicable, in the Register (each a "Bank" and, collectively, the "Banks") for whom Citibank, N.A., subject to Article VII of this Agreement, acts as Administrative Agent and Co-Agent and The First National Bank of Boston, subject of Article VII of this Agreement acts as Letter of Credit Agent and Co-Agent. Capitalized terms not otherwise herein defined shall have the respective meanings set forth below in Section 1.01.


                               PRELIMINARY STATEMENTS

                  (1) As of the Effective Date, Hvide and the other Borrowers will repay the Senior Subordinated Note.

                  (2) Hvide and the other Borrowers have requested the Banks to amend certain covenants and to increase the amounts available under Facilities A and F.



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                  (3) The Borrowers have requested that the Banks enter into this Agreement to provide the following Facilities:


Facility      Principal Amount                     Purpose

   A        Twenty Million Dollars          to finance seasonal working capital
                ($20,000,000)               needs of Borrowers
   B        up to Fifty Six Million         to finance acquisition of offshore
                Seven Hundred Fifty         supply vessels and to refinance
                Thousand Dollars            Crewboats' Note and to pay for a
                ($56,750,000)               portion of the acquisition of the
                                            OMI Vessels
   C        up to Five Million Six          to replace an existing standby
                Hundred Thousand Dollars    Letter of Credit
                ($5,600,000)
   D        up to Six Million Dollars       to provide other letters of
                ($6,000,000) (sublimit of   credit
                Facility A)
   F        up to Fifty Million Dollars     to provide for acquisitions of
                ($50,000,000)               vessels: If the sum of the undrawn
                                            Commitment (excluding Facility
                                            F), all Advances and Letters
                                            of Credit is less than sixty
                                            five percent (65%) of the Pledged
                                            Collateral, availability
                                            of Advances for an Acquisition
                                            may be the lesser of:(x)up to
                                            one hundred percent (100%) of
                                            the purchase price or appraised
                                            value (whichever is less) of the
                                            Acquisition; or (y) a multiple of
                                            six times EBITDA of the Acquisition.
                                            Otherwise, availability
                                            of Advances for an Acquisition
                                            is restricted to the lesser
                                            of:(x) sixty five percent
                                            (65%) of the purchase price or
                                            appraised value (whichever
                                            is less) of the Acquisition;
                                            or (y) a multiple of six times
                                            EBITDA of the Acquisition.

                  (4) The Borrowers have agreed to grant a first priority security interest in the Mortgaged Vessels and the Receivables for all Obligations of the Borrowers pursuant to Section 5.01(e).

                  (5) Each of the Banks has agreed severally, and not jointly, for such Bank's Aggregate Amount and in the Percentage Interest in each Facility and to provide the Loan upon the terms and conditions set forth herein.

                  (6) The Banks have requested each of the Administrative Agent and the Letter of Credit Agent, and each of the Administrative Agent and the Letter of Credit Agent has agreed, to act on behalf of the Banks in accordance with the terms and conditions set forth herein.

                  (7) The Borrowers, the Administrative Agent, the Letter of Credit Agent and each of the Banks party hereto desire

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to amend and restate this Credit Agreement in its entirety, following the
Effective Date, to reflect the changes occasioned by the Second Offering and by the increase in the Facilities.

                  NOW, THEREFORE, the Borrowers, the Banks, the Administrative Agent and the Letter of Credit Agent hereby agree among themselves as follows:


                                ARTICLE I.

                                DEFINITIONS

                  SECTION 1.011 Definitions. As used in this Agreement, each of the following terms shall have the respective meaning set forth below (such meanings, unless otherwise indicated, to apply to both the singular and plural forms of the terms defined) and all references to "Article", "Schedule", "Section" and "Exhibit" shall mean an Article of, a Schedule to, a Section of, or Exhibit to, this Agreement unless otherwise specified:

                  "Acquisition" means each of the Vessels or all of the equity interest in a corporation or limited partnership or other entity acquired by Hvide which may be funded with Advances under Facilities B or F subject to the terms of Section 2.01(a).

                  "Acquisition Documents" means each bill of sale, memorandum of agreement, each invoice, each asset purchase agreement or stock purchase agreement and related documentation in connection with an Acquisition by a Borrower.

                  "Acquisition Mortgage Supplement" means a mortgage supplement substantially in the form of Exhibit N executed by the Mortgagee and a Borrower which is the owner of a Vessel which is an Acquisition in order to mortgage the Vessel pursuant to the terms of this Agreement.

                  "Administrative Agent" means Citibank, N.A., and any successor administrative agent under this Agreement.

                  "Advance" means all amounts disbursed by the Banks and the Administrative Agent to the Borrowers under this Agreement or owed to the Letter of Credit Agent under Section 2.07(g).

                  "Affiliate" means, with respect to any Person, any other person controlling, controlled by or under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having voting power for the election of directors of such Person, or otherwise to direct or cause the direction of the management and

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policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Aggregate Amount" means, as to a Bank the Dollar amount opposite such Bank's name in Exhibit M hereto or, if applicable, in the Register, opposite each Facility, as such amount may be adjusted from time to time pursuant to this Agreement.

                  "Agreement" means this Agreement, as it may be restated, amended, supplemented or otherwise modified from time to time.

                  "Agreement Date" means February 3, 1997 on which the respective parties hereto shall have executed and delivered the Agreement.

                  "Alternate Base Rate" means, for any Interest Period or any other period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank, N.A., in New York, New York, from time to time, as its base rate;

                  (b) a rate equal to 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average determined weekly on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A., on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A., from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., in each case adjusted to the nearest 1/4 of one percent, or, if there is not nearest 1/4 of one percent, to the next higher 1/4 of one percent; or

                  (c) a rate equal to 1/2 of one percent per annum above the then current Federal Funds Rate.

                  "Amendment and Restatement Fee" shall have the meaning set forth in Section 2.10 (d).

                  "Applicable Law" means anything in Section 8.09(d) to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of

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governmental bodies, including without limitation all provisions relating to the environment, hazardous substances, health or safety, (ii) governmental approvals and (iii) orders, decisions, judgments and decrees of all courts (whether at law, in equity or admiralty) and arbitrators.

                  "Applicable Margin" means as to the Advances and any Letter of Credit, (a) for the calendar year 1997, 1.25% as to the LIBOR Rate and 0.25% as to the Alternate Base Rate; and (b) thereafter as to the LIBOR Rate or the Alternate Base Rate, as the case may be, the Applicable Margin determined by the Administrative Agent pursuant to Section 2.04(b)(iii)(A).

                  "Applicable Rate" means the Alternate Base Rate or the LIBOR Rate.

                  "Application" means an application for a letter of credit executed by the Borrowers and delivered to the Letter of Credit Agent.

                  "Assignment and Acceptance" means any Assignment and Acceptance Agreement, substantially in the form of Exhibit I and executed and delivered pursuant to Section 7.10.

                  "Available Collateral" means, at any time (i) all Mortgaged Vessels; (ii) Eligible Receivables; and (iii) all products and proceeds thereof.

                  "Available Commitment" shall have the meaning set forth in Exhibit K hereto.

                  "Bank Taxes" means (i) net income, capital, doing business and franchise taxes imposed on the Administrative Agent, the Letter of Credit Agent or a Bank by the jurisdiction (a) under the laws of which the Administrative Agent, the Letter of Credit Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, (b) in which such Bank's lending office is located or any political subdivision or taxing authority thereof or therein or (c) in which such Bank is doing business or any political subdivision or taxing authority thereof or therein and (ii) any tax, charge, fee, levy, impost, duty, deduction or withholding that would not have been imposed but for the existence of any present or former connection between the Administrative Agent, the Letter of Credit Agent or Bank, as relevant (or between shareholders of such Administrative Agent, the Letter of Credit Agent or
Bank), and the United States or any political subdivision thereof imposing such tax, charge, fee, levy, impost, duty, deduction or withholding including, without limitation, the Administrative Agent, the Letter of Credit Agent or Bank (or shareholders thereof) being or having been a resident thereof, being or having been present therein, being or having been engaged in a trade or business therein, or having had a permanent establishment or fixed place of business therein (but excluding a connection

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arising from the Administrative Agent's, Letter of Credit Agent's or a Bank's
execution or enforcement of or performance of its obligations under or receipt of payment under the Loan Documents).

                  "Breakage Costs" has the meaning defined in Section
8.04(b).

                  "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized by law to close in New York, New York, Boston, Massachusetts, London, England or in the city where the Lending Office is located.

                  "Capital Expenditures" means the aggregate of all expenditures (including that portion of leases which is capitalized on the consolidated balance sheet of the Borrowers and their Subsidiaries and capitalized interest thereon) by the Borrowers and their Subsidiaries that, in conformity with GAAP, should be, has been or should have been included in the property, plant or equipment reflected in a consolidated balance sheet of the Borrowers and their Subsidiaries.

                  "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Borrowers or a Subsidiary of the Borrowers, any such lease under which any of the Borrowers or such Subsidiary is the lessor.

                  "Cash Collateral Account" has the meaning defined in
Section 5.03.

                  "Change of Control" means any change in the share ownership of Class B Common Stock of Hvide except as may be disclosed by the filings made with the SEC or which is not in accordance with Hvide's Articles of Incorporation.

                  "Closing Date" means September 29, 1994 on which the original Credit Agreement was executed and delivered.

                  "Co-Agent" means each of Citibank, N.A. and The First National Bank of Boston, as Co-Agent under this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Collateral" means, collectively, the collateral listed in Schedule D and all proceeds of the same and any property which becomes subject to the Security Agreement after the date of this Agreement.

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                  "Commitment" means the obligation of each Bank to lend the amounts set forth in Section 2.01 hereof, as such amounts may be reduced from time to time pursuant to this Agreement.

                  "Commitment Fee" shall have the meaning set forth in
Section 2.10(a).

                  "Commitment Termination Date" means January 14, 2002 with respect to Facilities A and F; August 14, 1996 with respect to Facility B.

                  "Consolidated Assets" means, at any time, the consolidated assets of the Borrowers and their consolidated subsidiaries as of such time.

                  "Consolidated Cash Flow" means for any period, EBITDA less cash taxes paid plus Rental Expense less Capital Expenditures (excluding Acquisitions).

                  "Consolidated Financial Obligations" means for any period, all scheduled principal payments in respect of Indebtedness plus Interest Expense and Rental Expense which are to be paid by the Borrowers and their Consolidated Subsidiaries.

                  "Consolidated Indebtedness" means Indebtedness of Hvide and its Subsidiaries on a consolidated basis.

                  "Country of Registry" means each country under which a Vessel is documented in the name of a Borrower as the owner and where the Mortgage in respect of said Vessel is recorded.

                  "Credit Agreement" shall mean this Agreement, as from time to time restated, amended, supplemented or modified.

                  "Crewboats Note" means the promissory note dated March 8, 1995 in the original aggregate principal amount of Three
Million United States Dollars (U.S. $3,000,000) granted by Hvide in favor of Crewboats, Inc. and secured by First Preferred mortgages over the U.S. flag vessels GULF RUNNER II, STORM
RUNNER, RAPID RUNNER and BIG BLUE.

                  "Default" means any event or condition that, with the giving of notice, the lapse of time or both, would become an Event of Default.

                  "Dollars" and "$" means the lawful and freely transferable currency of the United States of America.

                  "Drawdown Date" has the meaning set forth in Section
2.02(a).

                  "Earnings Assignment" means any assignment of earnings of a Mortgaged Vessel by a Borrower to the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit G,

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and as the same may be amended, supplemented or otherwise
modified from time to time.

                  "EBITDA" means for any period and Person, the net income without giving effect to adjustments, accruals, deductions or entries resulting from any gains or losses from sales or other dispositions of assets of such Person for such period plus, to the extent deducted in the calculation of net income, Interest Expense, income taxes paid, depreciation, amortization and other non-cash adjustments to income for such period excluding amortized drydocking expenses.

                  "EBITDAR" means EBITDA plus Rental Expenses.

                  "Effective Date" means the Business Day on which Hvide has received gross proceeds of at least Sixty Five Million Dollars ($65,000,000) from its Second Offering.

                  "Eligible Assignee" means (i) a commercial bank, savings and loan institution, insurance company or financial institution organized under the laws of the United States, or any State thereof, which bank has both assets in excess of One Billion Dollars ($1,000,000,000) and combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000), or which insurance company or financial institution has total assets in excess of One Billion Dollars ($1,000,000,000), and (ii) a finance company, insurance company or other financial institution or a fund which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, has total assets in excess of Five Hundred Million Dollars ($500,000,000), is doing business in the United States and is organized under the laws of the United States, or any State thereof, or under the laws of any member country of the OECD.

                  "Eligible Receivable" has the meaning stated in the Security Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Event of Default" means any of the events specified as such in Section 6.01.

                  "Facility" means each of Facility A, B, C, D and F.

                  "Facility A" means, upon the Effective Date, the credit facility available to the Borrowers pursuant to Section 2.01(a)(i).

                  "Facility B" means the credit facility available to the Borrowers pursuant to Section 2.01(a)(ii).


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                  "Facility C" means the credit facility available to the
Borrowers pursuant to Sections 2.07(a)(i) and 2.07(b)(i).

                  "Facility D" means the credit facility available to the Borrowers pursuant to Section 2.07(b)(ii).

                  "Facility F" means upon the Effective Date, the credit facility available to the Borrowers pursuant to Section 2.01(a)(iii).

                  "Fair Market Value" has the meaning specified in
Section 1.03.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations of such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession for use in the United States; provided, however, that if, as a result of any change in GAAP after the Closing Date, such change in the opinion of the Banks adversely affects the basis or efficacy of the covenants used in this Agreement to ascertain the financial condition of the Borrowers, then the calculation of covenant compliance under this Agreement shall be determined in accordance with GAAP, as applied as if such change had not occurred.

                  "HMI Vessels" means each of HMI PETROCHEM, HMI DYNACHEM and HMI ASTRACHEM acquired by Hvide from OMI Corp. as described in Exhibit L hereto.

                  "Home Port" means, as to each Vessel, the port of each Country of Registry where documents of title and mortgages may be recorded in respect of such Vessel.

                  "Hvide" means Hvide Marine Incorporated, formerly named Hvide Corp. as the surviving corporation of the merger between Hvide Marine Incorporated and Hvide Corp.

                  "Incorporation Jurisdiction" means the jurisdiction of incorporation or legal organization of a Person.

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                  "Indebtedness" means (a) any liability of any Person (i) for borrowed money, or under any reimbursement obligation related to a letter of credit or bid or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or given in connection with the acquisition of any business, property, service or asset of any kind (other than a trade payable or other current liability arising in the ordinary course of business) or (iii) for obligations with respect to (A) an operating lease calculated on the basis of the present value discounted at ten percent (10%) on the future payments from such Person under such operating lease, or (B) a lease of real or personal property that is or would be classified and accounted for as a Capital Lease; (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in the preceding clause (a) that (i) the Person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements of negotiable instruments for deposit or collection in the ordinary course of business) or (ii) is secured by any Lien on any property or asset owned or held by that Person, regardless whether the obligation secured thereby shall have been assumed by or is a personal liability of that Person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b), above.

                  "Insurance Assignment" means any assignment of insurance in respect of a Mortgaged Vessel by any of the Borrowers to the Administrative Agent on behalf of the Banks, substantially in the form of Exhibit H, and as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Expense" means interest expense net of interest income as determined in accordance with GAAP.

                  "Interest Payment Date" means with respect to any Advance (1) the last day of each Interest Period for such Advance, (2) the last day of each three-month portion of each Interest Period which is longer than three months, and (3) the day any principal amount of such Advance matures and becomes due and payable.

                  "Interest Period" means with respect to each Advance (or any tranche comprising a part thereof), each respective and successive (i) one-, two-, three- or six-month calendar period for any portion of the Loan bearing interest at a rate based on the LIBOR Rate and (ii) period for any portion of the Loan bearing interest at a rate based on the Alternate Base Rate. Each such period shall be designated by the Borrowers or the Administrative Agent, as the case may be, pursuant to Section 2.04(b), and shall commence on the Drawdown Date or the last day of the immediately preceding Interest Period, as the case may be, of such Advance (or tranche comprising a part thereof) and

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continue until such date as the Advance (or such tranche) shall be paid in full, provided, however, that (i) if any Interest Period (other than in respect of any portion of the Loan bearing interest at a rate based on the Alternate Base Rate) includes a Principal Payment Date but does not end on such date, then (x) the principal amount of the Loan required to be paid on such date shall have an Interest Period ending on such date and (y) the remainder (if any) of the Loan shall have an Interest Period determined pursuant to Section 2.04, (ii) in all cases each Interest Period shall commence on the expiry of the immediately preceding Interest Period, and (iii) no Interest Period with respect to any Facility shall commence on or extend past the Maturity Date of such Facility.

                  "IPO" means the initial public offering of Hvide stock described in that certain Form S-1, Registration No. 33-78166, filed with the SEC on May 13, 1996 as amended by Amendments No.
1, No. 2 and No. 3.

                  "IPO Date" means August 14, 1996.

                  "Lending Office" means the office of the Administrative Agent at One Court Square, 7th Floor, Long Island City, New York, New York 11120-0001, or any other office or affiliate of the Administrative Agent hereafter selected and notified to the Borrowers from time to time by the Administrative Agent.

                  "Letter of Credit" means each Letter of Credit issued in respect of Facilities C and D, substantially in the form of Exhibit A or in such form as may be approved by the Letter of Credit Agent and as the same may be from time to time amended, supplemented or otherwise modified.

                  "Letter of Credit Agent" means The First National Bank of Boston, and any successor letter of credit agent under this Agreement.

                  "Letter of Credit Closing Date" means any date on which the Letter of Credit Agent has issued one or more Letters of Credit pursuant to Facility C and/or Facility D.

                  "Letter of Credit Renewal Date" means any date on which a Letter of Credit by its terms, may be renewed.

                  "Leverage Ratio" means the ratio of Consolidated Indebtedness to Tangible Net Worth as described in Section 5.01(d)(ii).

                  "LIBOR Rate" means, for an Interest Period for any portion of the Loan bearing interest at a rate based on the LIBOR Rate, the rate determined by the Administrative Agent to be the rate of interest per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which

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deposits in United States Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) as published by Reuters or Telerate two Business Days before the first day of such Interest Period for a term equal to such Interest Period and in an amount substantially equal to such portion of the Loan. The LIBOR Rate for an Interest Period shall be determined by the Administrative Agent on the basis of applicable rate furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period. If at any time the Administrative Agent shall determine that by reason of circumstances affecting the London interbank market (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate for the succeeding Interest Period or (ii) the making or continuance of any Loan at a rate based on the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Administrative Agent shall so notify the Banks and the Borrowers. Failing the availability of the LIBOR Rate, the LIBOR Rate shall mean the Alternate Base Rate thereafter in effect from time to time until such time as a LIBOR Rate may be determined by reference to the London interbank market.

                  "Lien" means any lien, charge, easement, claim, mortgage, option, pledge, right of first refusal, right of usufruct, security interest, servitude, transfer restriction or other encumbrance or any restriction or limitation of any kind (including, without limitation, any adverse claim to title, conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Liquidity" means as to any Borrower unrestricted cash and Permitted Investments of such Borrower.

                  "Loan" means the aggregate amount of the Advances to the Borrowers by each Bank and all amounts owed by the Borrowers in respect of drawings under the Letter of Credit provided for in Section 2.01.

                  "Loan Documents" means this Agreement, the Notes, the Letter of Credit, the Applications and the Security Documents.

                  "Majority Banks" means any Bank or Banks having an aggregate of not less than a (65%) Sixty Five Percentage Interest and holding at least Sixty Five percent (65%) of the then aggregate unpaid principal amount of the Advances.

                  "Master Vessel Trust Agreement" means the amended and restated Master Vessel Trust Agreement between the Mortgagee and the Administrative Agent on behalf of the Banks, substantially in

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the form of Exhibit J, and as the same may be from time to time amended, restated, supplemented or otherwise modified.

                  "Maturity Date" means in respect of Advances made under Facilities A, B, D and F, January 15, 2002, and in respect of Advances made under Facility C, January 15, 2000.

                  "Mortgage" means a mortgage by a Borrower of any Vessel delivered to the Mortgagee for the benefit of the Banks, substantially in the form of Exhibit F, and as the same may be from time to time amended, supplemented or otherwise modified.

                  "Mortgaged Vessel" means a Vessel as described in each granting clause of a Mortgage.

                  "Mortgagee" means First Union National Bank (as successor by merger with First Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States, or such other Person as the Administrative Agent on behalf of the Banks shall designate as trustee under the Master Vessel Trust Agreement to act as Mortgagee under the Mortgage.

                  "New Money Commitment" means the obligation of each Bank to lend the amounts set forth in Exhibit B hereto, as such amounts may be reduced from time to time pursuant to this Agreement.

                  "New Money Fee" has the meaning stated in Section
2.10(d).

                  "Note" means any of, and "Notes" means all, the promissory notes executed and delivered by the Borrowers in connection with this Agreement, substantially in the form of Exhibits A-1, A-2 and A-3, respectively, and as any such note may be replaced, amended, supplemented or otherwise modified from time to time.

                  "Notice of Borrowing" has the meaning stated in
Section 2.02(a).

                  "Notice of Margin Adjustment" has the meaning stated in
Section 2.04(b)(iii)(B).

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Obligations" means all obligations, including but not limited to, all principal, interest, fees, expenses and other obligations, of every nature of the Borrowers, or any of their Subsidiaries or Affiliates from time to time owed to the Administrative Agent, any of the Banks, the Letter of Credit Agent, or all of them, under this Agreement or any of the Loan Documents.

#20170954.1

                  "Percentage Interest" means, as to a Bank, the percentage set forth opposite such Bank's name on Exhibit M of this Agreement and any amendment hereto, or if applicable, in the Register.

                  "Permitted Investments" means (i) direct obligations of, or obligations guaranteed by, the Government of the United States or any agency thereof, in each case backed by the full faith and credit of the United States and having maturities of not later than the Principal Payment Date next succeeding the date of acquisition, (ii) commercial paper, maturing not later than the Principal Payment Date next succeeding the date of acquisition, rated at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard & Poor's Corporation ("S&P"), (iii) Dollar denominated certificates of deposit, time deposits and banker's acceptances maturing not later than the Principal Payment Date next succeeding the date of acquisition, issued by (A) the Administrative Agent, the Co-Agents or any one of the Banks hereunder, (B) a domestic commercial bank that has a combined capital and surplus and undivided profits of not less than $500,000,000, or (C) any bank whose short-term commercial paper rating from Moody's is at least P-1 or from S&P is at least A-1, and (iv) repurchase agreements having maturities of not later than the Principal Payment Date next succeeding the date of acquisition (A) which are entered into with major money center banks included in the commercial banking institutions described in clause (iii), and (B) which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof having maturities of not later than the Principal Payment Date next succeeding the date of acquisition.

                  "Person" means any individual, corporation, limited partnership, partnership, business trust, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof.

                  "Pledged Collateral" shall have the meaning set forth in Section 5.01(e)(i).

                  "Principal Payment Date" means (a) as to each Advance in respect of Facility A, the Maturity Date, (b) as to each Advance in respect of Facility B and Facility F, the Maturity Date for such advance and the 15th day of each of January, April, July and October of each year commencing on the dates provided in Section 2.03, (c) as to any Advance in respect of Facility C, the date on which demand for repayment is made, or January 15, 2000, whichever is earlier, and (d) as to any Advance in respect of Facility D, the date on which demand for repayment is made, or January 15, 2002, whichever is earlier.

                  "Receivables" has the meaning stated in the Security
Agreement.

#20170954.1

                  "Reference Bank" means Citibank, N.A.

                  "Register" has the meaning stated in Section 7.10(d).

                  "Related Party Contract" means those contracts listed in Schedule B.

                  "Relevant Amount" has the meaning stated in Section 2.04(b)(iii).

                  "Rental Expense" means operating lease payments and other rental payments as determined in accordance with GAAP.

                  "Reserve Percentage" has the meaning stated in Section
2.06(b).

                  "S-1" means the Form S-1, Registration No. 33-18525 filed with the SEC on December 23, 1996 as amended by Amendment
No. 1 thereto and such other future amendments as may be required by the SEC.

                  "SEABULK AMERICA" means that U.S. flag vessel owned by Seabulk Tankers Partnership, Ltd., and bearing Official Number
961357.

                  "Seal Fleet Vessels" means each of the eight vessels acquired by Hvide from Seal Fleet Inc., Ross Seal Partners, Ltd., Bengal Seal Partners, Ltd., Indian Seal Partners, Ltd., Baffin Seal Partners, Ltd., and Baltor Seal Partners, Ltd., as described in Exhibit L hereto.

                  "SEC" means the Securities and Exchange Commission of the United States and its successors.


                  "Security Agreement" means the Security Agreement dated as of the date hereof for the benefit of the Banks substantially in the form of Exhibit E, and as the same may be from time to time amended, restated, supplemented or otherwise modified.

                  "Security Documents" means the Master Vessel Trust Agreement, each Mortgage, each Earnings Assignment, each Insurance Assignment, and the Security Agreement.

                  "Senior Subordinated Note" means Hvide's 12% Senior Subordinated Notes due 2004 in the original principal amount of $25,000,000 purchased on or before the Closing Date under the Senior Subordinated Note and Common Stock Purchase Agreement dated as of September 29, 1994.

                  "Second Offering" means the public offering of Six Million shares of Class A Common Stock of Hvide described in the S-1.


#20170954.1

                  "Solvent" means with respect to any Person on a particular date, that on such date (i) the fair market value of the assets of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is greater than the amount that will be required to pay the probable liabilities of such Person for its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and
(iv) such Person does not have unreasonably small capital for the business in which it is engaged.

                  "Subsidiary" means, with respect to any Person, any corporation, association, limited partnership, partnership or other business entity of which a majority of the voting power entitled to vote in the election of directors, managers or trustees thereof (or in the case of a limited partnership, in the control of the general partner) is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries, or by such Person and one or more other Subsidiaries, or a combination thereof.

                  "Tangible Net Worth" means the excess of the total assets of the Borrowers on a consolidated basis over Total Liabilities, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof and other similar intangibles, (ii) unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of or capital contributions to or investments in any Subsidiary, (v) sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock, (vi) any write up in the book value of any assets resulting from a revaluation thereof subsequent to December 31, 1993, (vii) capitalized expenses in connection with the issuance of debt or equity and (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with GAAP.

                  "Taxes" means all income, excise, stamp or franchise taxes and any other tax, charge, fee, levy, impost, duty, withholding, deduction or other assessment of any kind whatsoever, including any interest, penalties or additions attributable thereto, imposed by any federal, commonwealth, state, local or foreign taxing authority.

                  "Title XI Debt" means the United States Government Guaranteed Ship Financing Bonds ("Title XI Bonds") issued pursuant to Title XI of the Merchant Marine Act of 1936, as amended, which consist of approximately Four Million Three Hundred Thousand Dollars ($4,300,000) in eight and one half

#20170954.1
percent (8.5%) Title XI Bonds due 1999 relating to M/V SEABULK CHALLENGER and approximately Ten Million Six Hundred Thousand Dollars ($10,600,000) in five and one quarter percent (5.25%) Title XI Bonds due 2000 relating to M/V SEABULK MAGNACHEM and five series of Title XI Bonds due 2006 totalling approximately Thirty Four Million Seven Hundred Thousand Dollars ($34,700,000) and bearing interest at an average rate of seven point sixty five percent (7.65%) relating to HMI PETROCHEM and HMI DYNACHEM.

                  "Total Liabilities" means all the obligations in accordance with GAAP which are included in determining the total liabilities as shown on the liabilities side of the balance sheet of the Borrowers on a consolidated basis.

                  "Total Loss" means, in respect of any Vessel, any of the following events; (x) the actual or constructive total loss of such Vessel or the agreed or compromised total loss of such Vessel; or (y) the capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking of title to, such Vessel. A Total Loss shall be deemed to have occurred (i) in the event of an actual loss of such Vessel, on the date of such loss; (ii) in the event of damage which results in a constructive or compromised or arranged total loss of such Vessel, on the date of the event giving rise to such damage; or (iii) in the case of any event referred to in clause (y) above, on the date of the occurrence of such event. Notwithstanding the foregoing, if such Vessel is subject to a Mortgage and such Vessel shall have been returned to the Borrowers following any capture, requisition or seizure referred to in clause (y) above prior to the date upon which payment is required to be made under Section 2.05(d), no Total Loss of such Vessel shall be deemed to have occurred by reason of such capture, requisition or seizure.

                  "Total Outstandings" has the meaning stated in Section 5.01(e)(i).

                  "Transaction" means the financing contemplated by the Loan Documents.

                  "Uniform Customs" means Uniform Customs and Practice for Commercial Documentary Credits of the International Chamber of Commerce, revision 500 of 1993 and as the same may be amended, modified or supplemented.

                  "Unreimbursed Letter of Credit Obligations" means any amounts which the Borrowers are obligated to reimburse the Letter of Credit Agent for drawings on a Letter of Credit.

                  "Vessel" means any of, and "Vessels" mean all of, the vessels described in Schedule D and any vessel which in the future may be owned by a Borrower and covered by a Mortgage.


#20170954.1

                  SECTION 1.012 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied.

                  SECTION 1.013 Valuations. (a) "Fair Market Value" shall mean as to any Vessel and any determination of "Fair Market Value" of a Vessel as the Administrative Agent may require from time to time in accordance with this Agreement, the fair market value of such Vessel determined as set forth in this
Section 1.03. All appraisers shall be selected from firms of independent shipbrokers or marine surveyors of recognized standing and listed in Schedule C to this Agreement, and as such schedule may be amended, modified or supplemented from time to time.

                  (b) The Administrative Agent may at any time direct, and the Borrowers may, and shall, if requested by the Administrative Agent, cause an appraiser designated by the Administrative Agent to perform a valuation and such determination will be binding; provided, however, if such appraisal is challenged pursuant to (c) below, such determination shall be binding until the resolution of the matter pursuant to (c) below. Except as otherwise provided in paragraph (c) below, the cost of obtaining at the request of the Administrative Agent up to two appraisals per calendar year for each Vessel shall be paid by the Borrowers and the cost of appraisals obtained at the Borrowers' request shall be paid by the Borrowers.

                  (c) In the event that the Borrowers or the Administrative Agent shall dispute or challenge the fair market value determined by such appraiser, then the Borrowers and the Administrative Agent shall each appoint a separate appraiser (which need not be listed in Schedule C) and the two appraisers (which need not be listed in Schedule C) appointed by the Administrative Agent and the Borrowers shall appoint a third appraiser (which need not be listed in Schedule C). Each appraiser so appointed shall make a separate determination of fair market value on the same basis. The three determinations of fair market value shall be averaged by the Administrative Agent and the determination which is furthest from such average (whether higher or lower) shall be disregarded. The remaining two determinations shall then be averaged by the Administrative Agent with such average to be controlling for purposes of this Agreement with respect to the then current fair market value of a Vessel. The cost of obtaining all such opinions in the event of a dispute or challenge shall be payable by the party disputing or challenging the original fair market value determination.

                  (d) In the event the appraisers nominated by the parties fail to appoint a third appraiser or any such appraiser, however appointed, fails to deliver a valuation, unless otherwise agreed, the parties may petition the American Arbitration Association in New York, New York to appoint a third appraiser. Upon receipt of such appointed appraiser's appraisal, the

#20170954.1

Administrative Agent shall determine the fair market value as provided in paragraph (c) above.

                  (e) All appraisals shall be made without, unless otherwise reasonably required by the Administrative Agent, physical inspection and on the basis of an arm's length purchase by a willing and able commercial buyer from a willing and able commercial seller and without taking into account any charter party.


                                ARTICLE II.

                       AMOUNTS AND TERMS OF THE ADVANCES
                            AND LETTER OF CREDIT

                  SECTION 1.021 The Advances. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Banks agree, severally on the basis of their respective Percentage Interests but not jointly, to make Advances as follows:

                           (i) in respect of Facility A, subject to the terms of
         Section 2.07(b)(ii), in a maximum amount not to exceed at any time outstanding such Bank's Aggregate Amount in respect of Facility A, and provided further that any request for an advance under Facility A shall be in an aggregate amount not less than $500,000 and an integral multiple of $100,000 if in excess thereof;

                      (ii) in respect of Facility B, in an aggregate amount not to exceed at any time outstanding such Bank's Aggregate Amount in respect of Facility B; and

                     (iii) in respect of Facility F, in an aggregate amount not to exceed at any time outstanding such Bank's Aggregate Amount in respect of Facility F; PROVIDED HOWEVER, that amounts advanced under this Facility F are restricted to Acquisitions which do not exceed: (A) the lesser of either (x) one hundred percent (100%) of the purchase price or appraised value (whichever is less) of the Acquisition being acquired or (y) a multiple of six times the EBITDA of the Acquisition if the sum of the undrawn Commitment (excluding Facility F) all Advances and Letters of Credit is less than 65% of the Pledged Collateral; or (B)the lesser of either (x) sixty five percent (65%) of the purchase price or appraised value (whichever is less) of the Acquisition being acquired, or (y) a multiple of six times EBITDA of the Acquisition if the sum of the undrawn Commitment (excluding Facility F) all Advances and Letters of Credit is equal to or greater than 65% of the Pledged Collateral .

                  (b) The total amount to be made available by each Bank as part of an Advance for a Facility shall never exceed the

#20170954.1

Commitment of such Bank for such Facility, and shall be proportionate always to such Bank's Percentage Interest. The Banks are obligated to make Advances pursuant to this Agreement until the relevant Commitment Termination Date. The obligation of the Borrowers to repay each Advance shall be evidenced by this Agreement and in the case of Facility A, Facility B, and Facility F, the Notes. In respect of each Advance to the Borrowers under Facility A, Facility B, and Facility F, the Borrowers shall issue in favor of each Bank a Note in respect of each of such Facilities.

                  (c) The failure of any Bank to advance its Commitment in respect of any Advance shall not relieve it or any other Bank of the obligation to advance its Commitment, but no Bank or the Administrative Agent shall be responsible for the failure of any other Bank to advance its Commitment to the Borrowers.

     SECTION 1.022 Disbursement of the Advances. (a) The Advance for each Facility shall be made simultaneously, on at least three Business Days prior written notice from the Borrowers to the Banks and the Administrative Agent specifying the disbursement date therefor (a "Drawdown Date") which shall not be later than the Business Day prior to the earlier of the Commitment Termination Date or the Maturity Date. There shall be no more than three Drawdown Dates for Facility B (except as to Advances made in respect of Facility C pursuant to Section 2.03 (iii)). There shall be one Drawdown Date with respect to Facility
C. Each Drawdown Date shall be a Business Day. Not later than 10:00 A.M. (New York City time) on such Drawdown Date, and upon fulfillment of the conditions in
Article III hereof, the Banks will make the Advances available to the Administrative Agent for disbursement to the Borrowers in same day funds at the Lending Office. Such notice of borrowing (the "Notice of Borrowing") shall be by telex, telefacsimile or cable, confirmed immediately in writing signed by an authorized officer of each of the Borrowers, in substantially the form of Exhibit C, specifying therein (i) the requested date of such borrowing, (ii) the aggregate Dollar amount to be borrowed and, but only to the extent the same may be permitted or required in Section 2.04(b)(ii), the number of tranches and the Dollar amount of each tranche and (iii) the Interest Period for such borrowing (and each tranche thereof). The Commitment of each Bank shall terminate in an amount equal to, and the Aggregate Amount of each Bank shall be reduced by, the amount made available by such Bank in respect of each Advance.

                  (b) Each Notice of Borrowing sent shall be irrevocable and binding on the Borrowers. If for any reason on a Drawdown Date specified in a Notice of Borrowing, any Advance is not made as a result of any failure to fulfill on or before such Drawdown Date the applicable conditions precedent, the Borrowers shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of such failure, including, without limitation, any loss, cost or expense incurred by reason of the

#20170954.1
liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advances to be made by such Bank as part of such borrowing.

                  SECTION 1.023 Repayment. The Borrowers shall repay the aggregate principal amount of each Advance in respect of each Facility as follows:

                           (i) Advances with respect to Facility A shall be paid on the Maturity Date with respect to such Facility; PROVIDED HOWEVER, that, beginning in the calendar year 1997, the Borrowers shall repay any and all Advances in respect of Facility A (including amounts drawn under Facility D) in excess of Ten Million Dollars (US$10,000,000) annually and shall not reborrow such amounts for a period of no less than 30 consecutive calendar days in each calendar year.

                      (ii) Advances with respect to Facility B shall be repaid in 21 consecutive quarterly payments commencing on January 21, 1997 and on each subsequent, January 15th, April 15th, July 15th and October 15th, until the Maturity Date according to the amortization schedule set forth in Exhibit K hereto.

                     (iii) Advances with respect to Facility C shall be repayable on demand; PROVIDED HOWEVER, that, subject to the terms of this Agreement, the Borrowers may request, and if there is no existing Event of Default each Bank shall make, an additional Advance under Facility B to reimburse any amounts drawn under Facility C (and in such case, the Advances will be repaid according to the Schedule provided in
         Section 2.03(ii) pro rated over the then remaining Principal Payment Dates).

                      (iv) Advances with respect to Facility F shall be repaid in consecutive quarterly installments according to the Schedule set forth in Exhibit K hereto.

                           (v) The final payment of all outstanding principal amounts of a Facility shall be made on the Maturity Date for such Facility.

                  SECTION 1.024 Interest. (a) The Borrowers shall pay interest on the unpaid principal amount of each Advance from the Drawdown Date for such Advance until the principal amount of such Advance is paid in full, payable on each Interest Payment Date with respect to each such Advance. Notwithstanding the preceding sentence of this Section 2.04(a), all interest accrued on any Advance outstanding on the Maturity Date of such Advance shall be paid on the Maturity Date for such Advance.

                  (b) As long as any Advance shall be outstanding, and payment of the principal thereof and interest thereon shall not be in default, interest on the Advance shall be payable at an

#20170954.1
interest rate which shall be adjusted as provided in this Section, and in the case of the Alternate Base Rate and to reflect any change in the Applicable Margin, as set forth herein during such Interest Period, and which shall be determined as follows:

                       (i) with respect to each day of the period commencing on and following a Drawdown Date and for each day of each successive Interest Period thereafter, the Borrowers shall pay interest on each Advance in its entirety or in one or more tranches permitted under
         Section 2.04(b)(ii) at an interest rate equal to the sum of (y) the Applicable Margin plus (z) the Alternate Base Rate or the LIBOR Rate, as the case may be, subject to periodic adjustment as provided in
         Section 2.04(b)(iii);

                      (ii) with respect to each Interest Period, the Borrowers shall, by telex notice to be received by the Administrative Agent by 10 A.M. New York time at least four Business Days (one Business Day, in the case of an Advance bearing interest at Alternate Base Rate) prior to the commencement of each such successive period, elect the Applicable Rate and elect an Interest Period of one, two, three or six months duration in the case of LIBOR Rate, and such other period in the case of the Alternate Base Rate, and one or more but no more than four tranches in total for all outstanding Advances, provided each tranche shall be in an amount not less than the scheduled principal amount due on the Maturity Date; provided the Borrowers shall select Interest Periods, and if necessary shall select as the final Interest Period for each Advance an Interest Period less than one month in duration, so that the maturity date of each Advance shall be the last day of the Interest Period for such Advance; provided that if the Borrowers shall fail to elect the Applicable Rate or an Interest Period as herein provided, and so long as any Event of Default has not occurred and is continuing, the Administrative Agent shall elect the relevant Applicable Rate and the Interest Period, which may be one day;

                     (iii) (A) the interest payable on each Advance during each successive Interest Period shall be adjusted as set forth herein by the Administrative Agent for any change in the Applicable Margin in addition to adjustments in respect of the Alternate Base Rate, if such rate is then used. As to the Letter of Credit and as to all other Advances beginning from January 1, 1998, the Applicable Margin for each Interest Period (and each day thereof) shall be determined by the Administrative Agent (or the Letter of Credit Agent, as the case may be) subject to further adjustment from time to time pursuant to paragraph (B) of this sub-section (iii). In respect of the Advances the highest Applicable Margin shall be in effect unless the following test is met on a rolling four quarter basis:

#20170954.1

Consolidated                    LIBOR and                         Alternate
Indebtedness/                Letter of Credit                     Base Rate
   EBITDAR                  Applicable Margin                 Applicable Margin
------------               -----------------                 -----------------
3.00 to 3.49                          1.50%                     .50%
2.50 to 2.99                          1.25%                     .25%
2.00 to 2.49                          1.00%                       0%
1.99 or Below                         0.75%                       0%


         For the first three quarters following the IPO, the Administrative Agent shall use Hvide's Pro Forma Consolidated Historical Financial Statements as presented in the S-1 for purposes of determining whether the foregoing tests have been met. From the fourth quarter following the IPO Date until the Maturity Date, the Administrative Agent shall use the Borrowers' most recent quarterly financial statements for purposes of determining whether the foregoing tests have been met.

                                    (B)     To the extent of any change in the
         Applicable Margin during any Interest Period, the Administrative Agent shall give prompt written notice to the Borrowers and the Banks (a "Notice of Margin Adjustment") specifying the amount, if any, of additional interest payable by the Borrowers, or excess interest paid by the Borrowers, as the case may be, as a result of such change in the Applicable Margin (such amount, the "Relevant Amount"). The Borrowers shall immediately pay to the Administrative Agent any such Relevant Amount specified as payable in the Notice of Margin Adjustment, together with interest to the date of payment calculated as for an Advance; any Relevant Amount specified in the Notice of Margin Adjustment as an excess payment by the Borrowers shall be credited to interest payable by the Borrowers on the next Interest Payment Date;

                      (iv) the Administrative Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.04(b) and the rates published by each Reference Bank and used for the purpose of determining the applicable LIBOR Rate hereunder; and

                       (v) if, with respect to any Advance bearing interest at a rate based on the LIBOR Rate, any Bank shall notify the Administrative Agent that the LIBOR Rate for any Interest Period for such Advance will not adequately reflect the cost to such Bank of making, funding or maintaining its portion of such Advance for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Banks, whereupon

#20170954.1

                               (A) each such Bank's portion of each such Advance bearing interest at a rate based on the LIBOR Rate will automatically, on the last day of the then existing Interest Period therefor, convert into an Advance bearing interest at a rate based on the Alternate Base Rate, and

                                (B) the obligation of each such Bank to make Advances, or to convert Advances into Advances, bearing interest at a rate based on the LIBOR Rate shall be suspended until such Bank shall notify the Borrowers and the Administrative Agent that the circumstances causing such suspension no longer exist.

                  (c) In the event that the Administrative Agent or any Bank does not receive on the due date any sum due under this Agreement or any of the other Loan Documents in accordance with the terms hereof or thereof, or so long as any Event of Default has occurred and is continuing, the Borrowers shall pay to the Administrative Agent and such Banks, as the case may be, on demand in accordance with Section 2.07 hereof, interest on all unpaid sums, from and including the due date thereof or the date such Event of Default occurred, whichever is earlier to but not including the date of actual payment (or date such Event of Default is cured), at a rate per annum determined by the Administrative Agent from time to time to be the sum of (a) two per cent (2%) and the Applicable Margin plus (b) the Applicable Rate. Except as otherwise provided in the following subsection (d), any such interest which is not paid when due shall be compounded at the end of each Interest Period (both before and after any notice of demand) by the Administrative Agent on behalf of the Banks under this Agreement.

                  (d) Notwithstanding any provision contained in any of the Loan Documents, none of the Banks, the Letter of Credit Agent nor the Administrative Agent shall ever be entitled to receive, collect, or apply, as interest on the Obligations, any amount in excess of the maximum rate of interest permitted to be charged by Applicable Law. In the event any Bank, the Letter of Credit Agent or the Administrative Agent ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of the Obligations then outstanding. If the Obligations then outstanding are paid in full, any remaining excess shall forthwith be paid to the Borrowers. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful rate, the Borrowers and any Bank, the Letter of Credit Agent or the Administrative Agent, as the case may be, shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude any voluntary prepayments and the effects thereof, and
(iii) spread the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations.

#20170954.1


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                  SECTION 1.025 Prepayments. (a) Upon at least four Business
Days' notice to the Administrative Agent received by 10:00 A.M. New York time, the Borrowers may prepay, subject to payment of Breakage Costs, if any, incurred by the Banks, the outstanding amount of each Advance for a Facility, in whole or in part, on the last day of any Interest Period for each such Advance or part thereof, with accrued interest to the date of such prepayment on the amount prepaid, provided that no such partial prepayment shall be in a principal amount of less than Two Hundred Fifty Thousand Dollars ($250,000) and be in integral multiples of One Hundred Thousand Dollars ($100,000) in addition to such minimum amount. The Administrative Agent promptly shall give the Banks a copy of each such notice received from the Borrowers. Optional repayments shall be applied to completely repay the Facilities in the following order: Facility A, then Facility B, then Facility F, and then, to the extent that the Borrowers have terminated the Commitment under Facility A, to be deposited in the Cash Collateral Account as security for Facility C and Facility D. Optional prepayments in respect of each Facility shall be applied to such Facility (i) first to the next scheduled payment of principal, (ii) then to the final payment due on the Maturity Date and (iii) finally pro rata over the remaining scheduled principal payments. Prepayments shall be applied pro rata to all Banks' Advances under the respective Facility. If Facility B is prepaid, no part thereof may be reborrowed. If Facility F is prepaid, amounts may be reborrowed to the extent of the Available Commitment described in Exhibit K hereto.

                  (b) The Borrowers shall prepay the Advances as follows:

                           (i) an amount equal to one hundred percent (100%) of all proceeds (net of Taxes and reasonable expenses in connection with the sale) from the sale of any assets by the Borrowers in excess of One Hundred Thousand Dollars ($100,000) in any one transaction or Five Hundred Thousand Dollars ($500,000) in any calendar year; such prepayment to be made not later than the date of such sale; any such prepayments shall be applied ratably among all Advances of the Banks as follows (v) first, to repay to the last installment due in respect of Advances for Facility B on the Maturity Date and then pro rata over the remaining Principal Payment Dates for Facility B, (w) second, to reduce Advances under Facility A to the last installment due in respect of Advances (x) third, for Facility F on the Maturity Date and then pro rata over the remaining Principal Payment Dates for Facility F, fourth, and (y) to the extent that the Borrowers have terminated the Commitment under Facility A, to be deposited to the Cash Collateral Account as security for Facility C and Facility D; and

                      (ii) an amount as shall be necessary to comply with the provisions of Section 5.01(e); such prepayment to

#20170954.1


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         be applied first to Advances outstanding in respect of Facility B, and then to Advances outstanding in respect of Facility A and Facility F in inverse order of maturity and ratably among the Banks.

                  (c) If it shall become unlawful for any Bank to continue to fund or maintain any Advance or to perform its obligations hereunder, such Bank shall notify and consult with the Borrowers and the Administrative Agent before making any demand under this Section 2.05(c), and such Bank and the Administrative Agent shall use all reasonable efforts to change its lending office or take other measures so that it can perform its obligations hereunder; provided that neither such Bank nor the Administrative Agent shall be obligated to change its lending office or take any other measures if in its sole reasonable judgment it would be disadvantageous to do so. If such Bank does not change its lending office because it determines in its sole reasonable judgment that it is disadvantageous to do so or because such change would not render such Advance lawful, then such Bank shall notify the Administrative Agent and the Borrowers, as the case may be, and shall make an Advance, and the Borrowers shall borrow such Advance, at a rate based on the Alternate Base Rate in an amount equal to the amount of the Advance currently outstanding and made by such Bank to the Borrowers, if in the sole reasonable judgment of such Bank such Advance can lawfully be extended at a rate based on the Alternate Base Rate. Simultaneously with making such Advance at a rate based on the Alternate Base Rate, the Advance then outstanding made available by such Bank to the Borrowers shall be repaid with accrued interest thereon to the date of payment. If any Bank makes an Advance at a rate based on the Alternate Base Rate to the Borrowers pursuant to this Section, the Borrowers may prepay such Advance made by such Bank, without penalty, at any time upon five Business Days notice. If despite such Bank's compliance with the preceding provisions of this Section 2.05(c), or if the Borrowers shall refuse to borrow an Advance at a rate based on the Alternate Base Rate as herein provided, and if it shall become unlawful for any Bank to fund or maintain any Advance or perform its obligations hereunder, upon demand by such Bank, the Borrowers shall prepay in full the outstanding Advance made by such Bank, with accrued interest thereon and all other amounts payable by the Borrowers hereunder, and upon such demand or any notice of prepayment the obligation of such Bank to make any Advance to the Borrowers shall terminate.

                  (d) (1) If a Total Loss occurs, the Borrowers shall give prompt written notice to the Administrative Agent of such Total Loss. Unless the Borrowers provide a Substitute Vessel under Section 2.05 (d)(3) and to the extent necessary to comply with Section 5.01(e), not more than 120 days (the "Loss Termination Date") after the date such Total Loss occurred, the Borrowers shall pay to or to the order of the Administrative Agent, the sum of (a) the product of the then outstanding principal amount of the Notes multiplied by a fraction, in which

#20170954.1


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the numerator is the Fair Market Value of the Vessel subject to the Total Loss as determined by the last appraisal obtained pursuant to Section 1.03 prior to such Total Loss and the denominator is the aggregate Fair Market Value similarly determined for all Mortgaged Vessels immediately prior to such Total Loss, (b) accrued and unpaid interest on the Notes being prepaid through the Loss Termination Date, (c) an amount equal to all out-of-pocket third party expenses (including legal and investigatory fees) incurred by and not otherwise reimbursed to, the Administrative Agent or the Banks in connection with the occurrence of the Total Loss, as set forth in a certificate of the Administrative Agent to be delivered to the Borrowers not less than five Business Days prior to the Loss Termination Date, and (d) any other amounts which have become due and payable under the Loan Documents but shall not have been paid prior to the Loss Termination Date minus the sum of all insurance proceeds actually received by the Administrative Agent in connection with such Total Loss. All prepayments received after such Total Loss shall be applied as provided in Section 6.02 hereunder.

                  (2) If a Total Loss occurs, the Borrowers, not less than 30 days before the Loss Termination Date, may notify the Administrative Agent of their intention to replace the Vessel constituting the Total Loss with a substitute vessel (the "Substitute Vessel"). Prior to or at the time of any substitution under this Section, the Borrowers will at their own expense and cost furnish the Administrative Agent with a satisfactory appraisal of the proposed Substitute Vessel. If the Administrative Agent and the Banks in their reasonable discretion, have agreed to permit the substitution, the Borrowers at their own cost and expense shall cause a Mortgage covering the Substitute Vessel to be duly executed and recorded at the Home Port of the Substitute Vessel and shall make such amendments to the Loan Documents and Security Documents as the Administrative Agent shall deem necessary or desirable to reflect such substitution.

                  (3) If the Fair Market Value of the Substitute Vessel is less than the Fair Market Value of the Vessel which constituted such Total Loss, the Borrowers may grant the Administrative Agent on behalf of the Banks a perfected first priority security interest in additional collateral satisfactory to the Administrative Agent and the Banks, in their sole discretion, the Fair Market Value of which (as determined by an appraisal of the type described in Section 1.03) shall be added to the Fair Market Value of the Substitute Vessel for the purposes of complying with Section 5.01(e)(ii).

                  (4) If the Banks, in their sole discretion, permit the sale or other such disposition of any Mortgaged Vessel and if as a result of such sale or disposition the Borrowers no longer comply with Section 5.01(e)(ii), then all proceeds of such sale or disposition shall be paid to the Administrative Agent and the Administrative Agent shall apply all such proceeds to the payment

#20170954.1
of all such amounts payable as if in respect of a Total Loss of such Vessel pursuant to subsection (d)(1) above.

                  (e) If at any time the Borrowers shall, or may reasonably be expected to, be required to deduct and withhold, or indemnify any Bank with respect to, any Taxes (as defined in Section 2.09) (in each case, as evidenced by an opinion reasonably satisfactory in form and substance to the Borrowers, the Administrative Agent, the Letter of Credit Agent and the Banks from independent tax counsel reasonably satisfactory to the Borrowers, the Administrative Agent, the Letter of Credit Agent and the Banks) the Borrowers, upon at least four Business Days' notice to the Administrative Agent and the Banks, may prepay at any time, pro rata, the outstanding principal amount of each Advance, in whole or in part, together with accrued interest to the date of prepayment on the amount prepaid and all other amounts, including without limitation Breakage Costs, then payable to the Banks by the Borrowers; provided that, if such Taxes relate to payments to fewer than all the Banks (the "Affected Banks"), the Borrowers, upon at least four Business Days' notice to the Administrative Agent and the Affected Banks, may prepay, in whole or in part, pro rata (except as set forth in the following provision), the outstanding principal amount of Advances made by the Affected Banks, with accrued interest thereon and all other amounts payable to the Affected Banks by the Borrowers (without prepayment any portion of any Advance made by any Bank that is not any Affected Bank); provided further, that if the rate of Taxes with respect to any Affected Bank is higher than with respect to another Affected Bank, the Borrowers may prepay any portion of the Advance made by the former Affected Bank without prepaying any portion of the Advance made by the latter Affected Bank. The Administrative Agent shall give prompt written notice to the Banks of any prepayments made under this paragraph (e). No amount of principal paid or prepaid, as the case may be, may be reborrowed except as otherwise explicitly provided in this Agreement. Prepayments shall be applied first to outstanding interest and Breakage Costs, if any, and then to installments of outstanding principal in inverse order of maturity, except as otherwise expressly provided herein.

                  SECTION 1.026 Increased Costs; Additional Interest. (a) If on or after the Closing Date due to (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements) in, or in the interpretation of, any law or regulation, or (ii) the compliance by any Bank with any guideline or request (including, with respect to reserve and capital adequacy requirements, those Applicable Laws, policies, guidelines and directives and interpretations in effect on the Closing Date) from any central bank or other governmental authority, whether or not having the force of law, there shall be any increase in the cost to, or reduction in the return on capital of any Bank in consequence of, any Bank agreeing to make or making, funding or maintaining an Advance, then the Borrowers

#20170954.1
shall from time to time, upon demand by such Bank, pay to such Bank additional amounts sufficient to indemnify such Bank against such increased cost (without duplication of any amounts pursuant to Section 2.06(b) herein).

                  (b) If any Bank shall determine that reserves under Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, are required to be maintained by it in respect of, or a portion of its costs of maintaining reserves under Regulation D is properly attributable to, one or more of its Advances, such Bank shall, subject to the provisions of
Section 2.06(d) below, give notice to the Borrowers, together with a certificate as described below in Section 2.06(c) and the Borrowers, as the case may be, shall pay to such Bank additional interest on the unpaid principal amount of each such Advance, payable on the same day or days on which interest is payable on such Advance, at an interest rate per annum equal at all times during each Interest Period for such Advance to the excess of (i) the Applicable Margin plus the rate obtained by dividing the LIBOR Rate for such Interest Period by a percentage equal to 100% minus the Reserve Percentage (defined in the next sentence), if any, applicable during such Interest Period over (ii) the LIBOR Rate for such Interest Period. The "Reserve Percentage" for any such period, with respect to any Advance, means the reserve percentage applicable thereto under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to (i) liabilities or assets consisting of or including eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, and having a term equal to any such period, or (ii) any other category of liabilities which includes deposits by reference to which the interest rate on such Advance is determined and which have a term equal to any such period.

     (c) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank made in accordance with the provisions of Section 2.06(d) hereof, the Borrowers shall immediately pay to the Bank, from time to time as specified by the Bank in a certificate delivered to the Borrowers, additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstance, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's commitment to lend hereunder. A

#20170954.1
certificate as to the amount of any such increased cost, increased interest or reduced return under this Section 2.06, submitted to the Borrowers and the Administrative Agent by such Bank, setting forth calculations in reasonable detail shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Before making any demand under this Section 2.06, the Bank shall consult with the Borrowers and the Administrative Agent and such Bank and the Administrative Agent shall designate as to itself a different lending office or take such other measures if such designation or measures would avoid the need for, or reduce the amount of such increased cost or interest, provided that neither such Bank nor the Administrative Agent shall be obliged to change its lending office or take any other measures if in its sole reasonable judgment it would be disadvantageous to do so.

                  (e) The Borrowers may, upon at least four Business Days' notice to the Administrative Agent and any such Bank requesting payment of any amounts pursuant to this Section 2.06, prepay the outstanding principal amount of each Advance together with accrued interest to the date of prepayment on the amount prepaid and all other amounts, including without limitation Breakage Costs, if any, then payable to such Bank by the Borrowers.

                  SECTION 1.027 Letter of Credit. (a) Subject to the terms and conditions of this Agreement, the Letter of Credit Agent, in reliance on the Agreements of the Banks set forth in Section 2.07(f), agrees to issue:

                           (i) a Letter of Credit in respect of Facility C for the account of the Borrowers on the Closing Date and on each Letter of Credit Renewal Date in such form as may be approved from time to time by the Letter of Credit Agent; and

                      (ii) one or more Letters of Credit in respect of Facility D for the account of the Borrowers on a Letter of Credit Closing Date and on each Letter of Credit Renewal Date in such form as may be approved from time to time by the Letter of Credit Agent.

                  (b) (i) The stated amount of a Letter of Credit in respect of Facility C shall not exceed the following except to the extent cash collateral has been provided pursuant to Section 5.01(o):

#20170954.1

                  Facility C Letter of Credit

                  Date                               Maximum Face Amount

                  September 30, 1994 $5,600,000 January 15, 1999 60% of Original
                  Stated Amount January 15, 2000 Zero (0).

                      (ii) The aggregate stated amount of all issued and outstanding Letters of Credit (including Unreimbursed Letter of Credit Obligations) in respect of Facility D shall not exceed Six Million United States Dollars (US $6,000,000) at any one time. Subject to the Six Million United States Dollar limit imposed in the preceding sentence, Letters of Credit in respect of Facility D may be issued only to the extent that the aggregate stated amount (including unreimbursed Letter of Credit Obligations, if any) of such Letters of Credit shall be equal or less than (x) the sum of the aggregate amounts available to be drawn in respect of Facility A minus (y) the sum of the outstanding Advances in respect of Facility A. The amounts that may be drawn and are permitted to be outstanding in respect of Facility A are reduced by the aggregate stated amounts of all Letters of Credit issued and outstanding pursuant to Facility D. The aggregate stated amounts of all Letters of Credit issued and outstanding under Facility D shall not include any expired or canceled Letters of Credit which have been issued under Facility D unless the expired or canceled Letters of Credit constitute Unreimbursed Letter of Credit Obligations.

                  (c) Any Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent, with the laws of the state in which the principal office of the Letter of Credit Agent is located.

                  (d) The Letter of Credit Agent shall not be obligated to issue any Letter of Credit hereunder if (x) such issuance would conflict with, or cause the Letter of Credit Agent to exceed any limits imposed by Applicable Law; or (y) if the Letter of Credit by its terms, expires after the applicable Maturity Date.

                  (e) The Borrowers may request that the Letter of Credit Agent issue a Letter of Credit by delivering to the Letter of Credit Agent and the Administrative Agent an Application completed to the satisfaction of the Letter of Credit Agent, the certificate referred to in Section 3.02 dated the date of such Application and such other certificates, documents and other papers and information as may be customary for a letter of credit of the kind being requested and as the Letter of Credit Agent may reasonably request. Upon receipt of the Application, and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures, the Letter of Credit Agent shall promptly

#20170954.1


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issue any Letter of Credit requested thereby issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Letter of Credit Agent and the Borrowers.

                  (f) (i) Effective on the date of issuance of a Letter of Credit, the Letter of Credit Agent irrevocably agrees to grant and hereby grants to each Bank, and each Bank irrevocably agrees to accept and purchase and thereby accepts and purchases from the Letter of Credit Agent, on the terms and conditions hereinafter stated, for such Bank's own account and risk an undivided participation equal to such Bank's Percentage Interest in the Facility relating to such Letter of Credit and in the Letter of Credit Agent's obligations and rights under such Letter of Credit issued by the Letter of Credit Agent and the amount of each draft paid by the Letter of Credit Agent thereunder. Each Bank unconditionally and irrevocably agrees with the Letter of Credit Agent that, if a draft is paid whether prior to the Maturity Date or after the Maturity Date, under any Letter of Credit for which the Letter of Credit Agent is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, each Bank shall pay to the Letter of Credit Agent upon demand at the Lending Office an amount equal to such Bank's Percentage Interest of the unreimbursed amount of such draft or any part thereof. The Banks' obligations hereunder shall be absolute without regard to the occurrence of any Default or Event of Default, the lapsing of Maturity Date or the occurrence of any other condition precedent whatsoever.

             (ii) If the Letter of Credit Agent does not receive any payment from a Bank required under this section on the date such payment is due, such Bank shall pay to the Letter of Credit Agent, on demand, an amount equal to the product of (x) such amount, and (y) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Agent multiplied by (z) a fraction the numerator of which is the number of days that have elapsed during such period and the denominator of which is 360. If any unreimbursed amount required to be paid by any Bank pursuant to this Section is not made available to the Letter of Credit Agent by such Bank within three Business Days after the date such payment is due, the Letter of Credit Agent shall be entitled to recover from such Bank, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances hereunder. A certificate of the Letter of Credit Agent submitted to any Bank with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.


#20170954.1


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            (iii) If, at any time after the Letter of Credit Agent has paid a draft under a Letter of Credit and has received from any Bank its pro rata share of such payment in accordance with this Section, the Letter of Credit Agent receives any payment (excluding any fees and other amounts paid pursuant to Section 2.07(g)) related to such Letter of Credit (whether directly from the Borrowers or otherwise, including proceeds of collateral applied thereto by the Administrative Agent), or any payment of interest on account thereof, then the Letter of Credit Agent shall pay to the Administrative Agent, for the account of such Bank, its pro rata share thereof; provided, however, that if any such payment received by the Letter of Credit Agent is required to be returned by the Letter of Credit Agent, such Bank shall return to the Administrative Agent for the account of the Letter of Credit Agent, the portion thereof previously distributed to such Bank.

                  (g) The Letter of Credit Agent shall notify the Borrowers of the date and amount of any draft presented under a Letter of Credit. The Borrowers agree to reimburse the Letter of Credit Agent on each such date for all amounts paid by the Letter of Credit Agent for the account of (i) such drafts so paid and (ii) any Taxes, fees, charges or other costs or expenses incurred by the Letter of Credit Agent in connection with such payment. Each payment shall be made to the Letter of Credit Agent at its address for notices specified herein and in lawful money of the United States and immediately available funds. Interest shall be payable on any or all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable until payment in full at the rate which will be payable on Base Rate Advances at such time.

                  (h) Each of the Borrowers' obligations under this Section shall be absolute and unconditional under any and all circumstances and without setoff, counterclaim or defense to payment which any Borrower may have or have had against the Letter of Credit Agent or any beneficiary of a Letter of Credit. Each of the Borrowers also agrees with the Letter of Credit Agent that the Letter of Credit Agent shall not be responsible for, and that the Borrowers' obligations under this Section shall not be affected by, among other things, the validity or genuineness of documents or any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged or any dispute between or among the Borrowers and any beneficiary of a Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrowers against any beneficiary of a Letter of Credit or any such transferee. The Letter of Credit Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with a Letter of Credit, except for errors or omissions caused by the Letter of Credit Agent's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Letter of Credit Agent in

#20170954.1


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connection with a Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the state in which the principal office of the Letter of Credit Agent is located, shall be binding on the Borrowers and shall not result in any liability of the Letter of Credit Agent to the Borrowers.

                  (i) If any draft shall be presented for payment of a Letter of Credit, the Letter of Credit Agent shall promptly notify the Borrowers, the Banks and the Administrative Agent of the date and amount thereof. The responsibility of the Letter of Credit Agent to the Borrowers in connection with any draft presented for payment under a Letter of Credit shall, in addition to any payment obligation expressly provided in a Letter of Credit, be limited to determining that the documents (including each draft delivered under a Letter of Credit in connection with such presentment) are in conformity on their face with such Letter of Credit.

                  (j) To the extent that any provision of the Application, including any reimbursement provisions contained therein, related to a Letter of Credit is inconsistent with the provisions of this Section, the provisions of this Section shall prevail.

                  SECTION 1.028 Payments and Computations. (a) The Borrowers shall make each payment hereunder and under any instrument and other Loan Document delivered hereunder (except as otherwise provided in any such instrument) due to any Bank or the Administrative Agent not later than 12:00 noon New York City time on the date when due, without set off or counterclaim, in lawful and freely transferable United States Dollars to the Administrative Agent at the Lending Office for the account of the Administrative Agent in same day funds. The Administrative Agent shall promptly disburse to the Banks funds of such type as it shall have received in the manner provided by this Agreement.

                  (b) The Borrowers hereby authorize the Administrative Agent and each Bank, if and to the extent payment is not made when due hereunder or under any instrument delivered hereunder and the Borrowers have been given, or otherwise have, notice thereof, to charge from time to time against any or all of the Borrowers' accounts with the Administrative Agent or the Banks, as the case may be, any amounts so due, provided that, so long as a Default or Event of Default has occurred and is continuing, no such notice to the Borrowers shall be required. The Borrowers further agree that not later than 12:00 noon (New York City time) on each day on which a payment is due hereunder with respect to the Advance or under any Note, it will have in its account maintained with the Administrative Agent in New York City a credit balance at least equal to the total amount so due on such day.


#20170954.1


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                  (c) All computations of interest and fees shall be made by the
Administrative Agent, the Letter of Credit Agent and the Banks on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fee is payable except that interest in respect of the Base Rate shall be calculated on the basis of actual days elapsed over a 365/366 day year.

                  (d) Whenever any payment to be made hereunder or under the Loan Documents shall be stated to be due, or the Interest Payment Date would otherwise occur on a day other than a Business Day, such payment shall be made, and the Interest Payment Date shall occur, on the next succeeding Business Day, and any such extension of time shall in all cases be taken into account in the computation of payment of interest due hereunder or otherwise; provided, however, if such extension would extend the Maturity Date or would cause such payment to be made, or, in respect of an Interest Payment Date for any Advance bearing interest at a rate based on the LIBOR Rate, to occur in a new calendar month, such payment shall be made, and the Interest Payment Date shall occur on the preceding Business Day.

                  (e) All parties to this Agreement acknowledge and agree that the Obligations shall be automatically decreased (without any further action of any Person being required) to the extent of any amounts received pursuant to
Section 2.08(a) hereof by the Administrative Agent, the Mortgagee or any of the Banks under the Security Documents, as the case may be, which amounts the Administrative Agent or the Banks, as the case may be, may freely apply or cause to be applied to the repayment of the Obligations as provided in the Loan Documents. Except as otherwise expressly provided in the preceding sentence, the Security Documents shall not in any way negate or adversely affect the liabilities and Obligations which the Borrowers and any other party have under this Agreement and the other Loan Documents to the Banks, the Letter of Credit Agent or the Administrative Agent.

                  SECTION 1.029 Taxes. (a) Any and all payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes, except as required by Applicable Law. If any Taxes are required by Applicable Law to be deducted or withheld from any payment hereunder to the Administrative Agent, the Letter of Credit Agent or any Bank, the Borrowers shall (i) promptly notify the Administrative Agent, the Letter of Credit Agent or such Bank, as applicable, of such requirement, (ii) deduct or withhold the full amount of such Taxes in a timely manner and pay such Taxes in a timely manner to the appropriate authorities, (iii) promptly forward to the Administrative Agent for its own account, the Letter of Credit Agent for its own account or the account of such Bank, as applicable, an official receipt or certified copy thereof or other documentary evidence

#20170954.1
satisfactory to the Administrative Agent, Letter of Credit Agent or such Bank evidencing such payment and (iv) except in the case of Bank Taxes, pay such additional amounts so that the amount received by the Administrative Agent, the Letter of Credit Agent or such Bank with respect to such payment, after the payment of such Taxes (including any Taxes on such additional amounts), equals the full amount such Administrative Agent, the Letter of Credit Agent or such Bank would have otherwise received with respect to such payment had no deduction or withholding been required. Further, if any Taxes (other than Bank Taxes) are asserted directly against the Administrative Agent, Letter of Credit Agent or any Bank with respect to any payment hereunder to the Administrative Agent, the Letter of Credit Agent or such Bank, the Administrative Agent, the Letter of Credit Agent or such Bank may pay such Taxes and the Borrower shall promptly pay such additional amounts (including any penalties, interest or expenses) so that the amount received by the Administrative Agent, Letter of Credit Agent or such Bank, after the payment of such Taxes (including any Taxes on such additional amounts), equals the full amount the Administrative Agent, the Letter of Credit Agent or such Bank would have otherwise received had no such Taxes been asserted. If the Borrower fails to pay to the appropriate authority any Taxes when due or fails to remit to the Administrative Agent, the Letter of Credit Agent or such Bank, as applicable, the required receipts evidencing payment of such Taxes, the Borrowers shall indemnify the Administrative Agent, the Letter of Credit Agent or such Bank for any Taxes that may become payable as a result of such failure.

                  (b) The Borrowers shall not be required to pay any additional amounts to the Administrative Agent, Letter of Credit Agent or any Bank in respect of United States federal withholding taxes pursuant to Section 2.09(a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of Section 2.09(c). In the event the Borrowers have actual knowledge that they are required to, or there arises, in the Borrowers' reasonable opinion, a substantial likelihood that the Borrowers will be required to, pay an increased amount or otherwise indemnify the Administrative Agent, the Letter of Credit Agent or any Bank for or on account of any Taxes pursuant to Section 2.09(a), the Borrowers shall promptly notify the Administrative Agent, the Letter of Credit Agent and such Bank of the nature of such Taxes and shall furnish such information to the Administrative Agent, the Letter of Credit Agent and such Bank as the Administrative Agent, the Letter of Credit Agent or such Bank may reasonably request. In the event the Borrowers provide the notice described in the preceding sentence, the Borrowers, the Administrative Agent, the Letter of Credit Agent and each relevant Bank shall consult in good faith to determine what may be required to avoid or reduce such Taxes and shall each use reasonable efforts to avoid or reduce such Taxes (so long as such efforts result in no incremental costs to the Administrative Agent, the Letter of Credit Agent or such Bank, do not modify the terms of repayment

#20170954.1
of the Loans or materially disadvantage the Administrative Agent, the Letter of Credit Agent or such Bank).

                  (c) Prior to the first payment to the Administrative Agent, the Letter of Credit Agent or any Bank under this Agreement, each Bank that is not incorporated under the laws of the United States, any State thereof or the District of Columbia shall deliver to the Borrowers and the Administrative Agent
(i) two duly completed copies of United States Internal Revenue Service Form 1001 or Form 4224 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates) and
(ii) a duly completed copy of United States Internal Revenue Service Form W-8 or W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates). Such Bank shall certify that (x) in the case of any form provided pursuant to clause (i) of the preceding sentence it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and (y) in the case of any form provided pursuant to clause (ii) of the preceding sentence it is entitled to receive payments hereunder without deduction or withholding of any United States federal backup withholding taxes. Each such Bank also agrees to deliver further copies of said Form 1001, 4224, W-8 or W-9 (or applicable successor form and any related forms as may from time to time be adopted to document a claim to which such form relates), and any related certification as described in the preceding sentence, as the case may be, (i) on or before the date that any such form previously provided expires or becomes obsolete, (ii) after the occurrence of any event requiring a change in the most recent form previously provided unless, in any case, an event (including, without limitation, any change in a treaty, law or regulation) has occurred prior to the date on which delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Borrowers and the Administrative Agent and the Letter of Credit Agent and (iii) upon reasonable request of the Borrower.

                  (d) The Borrowers will indemnify the Administrative Agent and each Bank for the full amount of Taxes (other than Bank Taxes) payable by the Administrative Agent or such Bank, as the case may be, on any and all payments made hereunder or on any instrument delivered hereunder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent or the Bank, as the case may be, makes written demand therefor with appropriate supporting documentation. The Administrative Agent or the Bank, as the case may be, to the extent practicable, shall notify the Borrowers before paying, or requiring the Borrowers to pay, any such Tax.

#20170954.1

                  (e) Within 30 days after the date of any payment of Taxes, the Borrowers will deliver to the Administrative Agent and each Bank satisfactory evidence of payment thereof. If no Taxes are payable in respect of any payment, the Borrowers will, at the reasonable request of the Administrative Agent on behalf of any Bank, as the case may be, deliver to the Administrative Agent a certificate from each appropriate taxing authority or any political subdivision thereof, or an opinion of counsel acceptable to the Administrative Agent, in a form reasonably acceptable to the Administrative Agent, stating, or other satisfactory evidence, that such payment is exempt from or not subject to Taxes.

                  (f) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in subsections (a) through (f) of this Section 2.09 shall survive the payment in full of the Obligations and the expiry of the Loan Documents.

                  SECTION 2.10 Fees. (a) On the Effective Date, the Borrowers shall pay solely for the account of each Bank on the Effective Date Fifteen Thousand Five Hundred Ninety Four Dollars and 44/100 ($15,594.44) representing the aggregate amount of any Commitment Fees and other fees owed the Banks accruing prior to the Effective Date. The Borrowers shall pay the Administrative Agent, solely for the account of each Bank, on the date which is three months from the Effective Date and quarterly thereafter, a non-refundable commitment fee (as to each Bank, its "Commitment Fee") of one-half of one percent (1/2%) per annum of each such Bank's respective Commitment daily in respect of the unused portion of the Bank's Commitment. The Commitment Fee shall be calculated quarterly in arrears from the Effective Date. Notwithstanding anything to the contrary contained in this Agreement or in any other agreement, each Bank's Commitment Fee and the fees described in the first sentence of this subsection shall be solely for the account of such Bank.

                  (b) The Borrowers shall pay the Co-Agents for their own accounts on the Closing Date, and not later than the anniversary of such date of each year thereafter so long as any amount payable by the Borrowers hereunder remains outstanding, an annual agency fee in an amount mutually agreed between them.

                  (c) (i) The Borrower shall pay a letter of credit fee to the Administrative Agent for the account of the Letter of Credit Agent. Upon receipt of the letter of credit fee, the Letter of Credit Agent shall distribute such fee to the Banks pro rata and without deduction. The letter of credit fee shall be at the per annum rate equal to the Applicable Margin for the LIBOR Rate (as determined in Section 2.04(b)(iii) on the average daily aggregate amount available to be drawn under the Letter of Credit for the period for which the fee is calculated. Such fee shall accrue from the date on which the Letter of Credit is issued and shall be payable quarterly in arrears commencing on December 31

#20170954.1
and quarterly thereafter until the termination of the Letter of Credit.

                           (ii)  In addition to the foregoing fees and
commissions, the Borrowers shall pay or reimburse the Letter of Credit Agent for such normal and customary costs and expenses as are incurred or charged by the Letter of Credit Agent in issuing, effecting payment under or amending any Letter of Credit.

                  (d) On the Agreement Date, the Borrowers shall pay to the Administrative Agent the Amendment and Restatement Fees of Two Hundred Ninety Seven Thousand Dollars (US$297,000) and New Money Fees of Two Hundred Thousand Five Hundred Dollars (US$200,500) which Amendment and Restatement Fees and New Money Fees shall be shared by the Banks according to their respective Percentage Interests.

                  SECTION 2.11 Optional Reduction. Upon at least four Business Days' notice, the Borrowers shall have the right to terminate, in whole or in part, the undrawn portion of Facility A. Any such partial terminations shall be in a minimum amount of Two Hundred Fifty Thousand Dollars (US$250,000) and integral multiples thereof. Reductions shall be applied ratably among the Banks' Commitments. Once terminated, the Borrowers shall have no right to reinstate such terminated Commitment.


                                 ARTICLE III.

                              CONDITIONS PRECEDENT

                  SECTION 1.031 Conditions Precedent to an Advance on the Agreement Date. (a) The obligations of the Banks to make an Advance on the Agreement Date is subject to the conditions precedent that the Administrative Agent, the Letter of Credit Agent and the Banks shall have received on or before such Date, the following in form and substance satisfactory to the Administrative Agent, the Letter of Credit Agent and the Banks:

                           (i)  The Agreement, and the Notes each duly
         executed by the Borrowers.

                           (ii)  Each of the Security Documents, duly
         executed by the parties thereto.

                           (iii) A certificate of each of the Secretary or an Assistant Secretary of each of the Borrowers, dated such Date, as follows: (A) certifying the Board of Directors has authorized, and approved the Transaction, the Second Offering, the Loan Documents and all the other transactions contemplated in and by this Agreement; (B) attaching a copy of the organizational documents of such Borrowers certified by an official of the relevant Incorporation Jurisdiction;

#20170954.1

         (C) and attaching evidence of the good standing of such Borrowers in its Incorporation Jurisdiction.

                           (iv)  Copies of the Acquisition Documents.

                           (v) A certificate of each of the Secretary or an Assistant Secretary of each Borrower dated such date, certifying the names and true signatures of the officers of such Borrower who are fully authorized to sign the Agreement and the other Loan Documents, and any other document to be delivered by or in respect of such Borrowers hereunder.

                           (vi) Proper financing statements or other filings, duly executed by each of the Borrowers under the Uniform Commercial Code or Applicable Law of all jurisdictions as the Administrative Agent may deem necessary or desirable in order to perfect the security interests created by the Security Documents in the Collateral covered thereby.

                           (vii) Favorable opinions of Messrs. Dyer Ellis & Joseph, and Panamanian counsel, special counsel for the Borrowers, dated such Date, in form and as to such matters as the Administrative Agent, the Letter of Credit Agent and the Banks may request.

                           (viii) A favorable opinion of Messrs. Winthrop, Stimson, Putnam & Roberts, special counsel for the Administrative Agent, the Letter of Credit Agent and the Banks, in form and substance satisfactory to the Administrative Agent, the Letter of Credit Agent and the Banks.

                           (ix) Evidence that all other actions have been taken which are necessary or, in the opinion of the Administrative Agent, desirable, to perfect or protect the first priority Liens in favor of the Administrative Agent or the Mortgagee for the benefit of the Banks in the Collateral.

                           (x) Each of the Banks shall be satisfied with the final terms and conditions of the transactions contemplated by the Second Offering, including without limitation all legal and tax aspects thereof; all documentation relating to such transactions shall be in form and substance satisfactory to the Banks; and a copy certified, as true and complete by the Secretary or an Assistant Secretary of Hvide, of each such document or filing as of such Date (together with all documents and consents, if any, to be delivered under each thereof), together with all exhibits, schedules and other documents furnished in connection therewith, and the opinions of counsel, if any, delivered to the Borrowers thereunder, together with a letter of such

#20170954.1
         counsel addressed to the Banks to the effect that they each may rely upon such opinions as though an addressee thereof.

                           (xi) A certificate of the chief financial officer of the Borrowers, as of the Agreement Date and, to the extent necessary supplemented as of the Effective Date attaching: (1) a list of all agreements of the Borrowers and of their Subsidiaries relating to any Indebtedness of the Borrowers or any Subsidiary, which Indebtedness, singly or in the aggregate, equals or exceeds Five Hundred Thousand Dollars ($500,000), specifying the amount of Indebtedness outstanding and which may be outstanding under each such agreement; (2) a list of all consensual Liens and known Liens for Taxes, assessments or other governmental charges or levies, in each case on any vessel or other properties or assets of any kind, real or personal, tangible or intangible, of the Borrowers or any of its Subsidiaries; (3) a list of any other Liens on any vessel or other properties or assets of any kind, real or personal, tangible or intangible, of the Borrowers or any of its Subsidiaries, having a value in each case equal to or greater than Five Hundred Thousand Dollars ($500,000), specifying the amount of such Liens in each case; (4) as to any Acquisition to be funded by Facility F, the calculations and supporting documentation required under Section 2.01(iii) to determine the amount which may be advanced;
         (5) the calculations and the supporting documentation evidencing that the Borrowers are, and upon giving effect to the making of the Loan hereunder shall be in compliance with the financial covenants contained in Section 5.01(d) and (6) confirming that the Borrowers are, and immediately upon giving effect to the making of the Loan hereunder, shall be in compliance with their obligations under Section 5.01(e).

                           (xii)  As to each Vessel:

                                    (A) evidence satisfactory to the
                  Administrative Agent, that each Borrower has good title to such Vessel owned by such Borrower and that each such Vessel is duly documented in the name and ownership of such Borrower under the laws and flag of the United States for the trade in which it is to engage or under the laws and flag of such other Country of Registry as may be approved by the Administrative Agent at the direction of the Majority Banks, free of recorded Liens except the Mortgage;

                                    (B) evidence satisfactory to the
                  Administrative Agent, that such Vessel and such other risks as may be required to be covered by the terms of the relevant Mortgage have been insured upon terms and with underwriters in respect of such events as may be acceptable to the Banks in their reasonable discretion and that the interest of the Mortgagee in any such

#20170954.1
                  insurances as assignee has been effected and will be noted by all underwriters, brokers and mutual clubs and associations concerned;

                                    (C) letters of undertaking and opinions as
                  to insurance coverage addressed to the Mortgagee and the Banks by relevant brokers, underwriters and mutual clubs and associations covering such Vessel's insurance policies and mutual club entries, in each case reasonably satisfactory to the Mortgagee and the Administrative Agent;

                                    (D) as to acquired Vessels which are
                  classed, a certificate of class (dated not more than ten (10) days prior to the date of the Acquisition) evidencing that such Vessel is in class and classed in the highest classification for vessels of the same age and type by a classification society reasonably acceptable to the Banks, free of any outstanding recommendations affecting class;

                                    (E) an appraisal of any such acquired Vessel
                  completed in accordance with the provisions of Section 1.03 hereof not more than 30 days prior to the date of such Acquisition;

                                    (F) evidence satisfactory to the
                  Administrative Agent that each of the Mortgages has been duly recorded at the Home Port of each of the Mortgaged Vessels and constitute a first "Preferred Mortgage" within the meaning of Chapter 313 of Title 46 of the United States Code.

                           (xiii) all governmental and third party consents and approvals necessary in connection with the Transactions and the transactions contemplated by the Second Offering shall have been obtained (without the imposition of any conditions that are not acceptable to the Banks) and shall be in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Banks that restrains, prevents or imposes materially adverse conditions upon the Transactions or transactions contemplated by the Second Offering. The Banks shall have completed a due diligence investigation of each Borrower and its Subsidiaries in scope and with results satisfactory to the Banks; and the Banks shall be satisfied with each Borrower's management and with the arrangements between the Borrowers and their respective managements including any management agreements, contracts, consulting agreements or similar agreements.

                           (xiv) Each Borrower shall have satisfied the Banks that such Borrower is in compliance with all material

#20170954.1
         environmental statutes and regulations and maintains adequate reserves in connection therewith, including without limitation if requested a Phase I report in respect of any facilities to be acquired as part of the transactions contemplated by the Acquisition Documents.

                           (xv) The Banks shall be satisfied that each Borrower and each of their Affiliates shall be able to meet its obligations under all employee and retiree welfare plans, that each Borrower's and each Affiliates' employee benefit plans are funded in accordance with the minimum statutory requirements, that no material "reportable event" (as defined in ERISA) has occurred as to any such employee benefit plan and that no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could result in a material liability.

                           (xvi) The Banks (A) shall be satisfied with the terms and conditions of the Second Offering (B) shall have received a copy certified as true and complete by the Secretary or an Assistant Secretary or other appropriate officer of the S-1, the prospectus and all of the other documents and consents, if any, delivered in connection therewith (C) shall have received evidence of gross receipt by Hvide of at least Sixty Five Million Dollars ($65,000,000) in connection with the Second Offering (D) shall have received evidence that the Senior Subordinated Note and the Indebtedness related thereto has been retired, and (E) shall have received evidence that the Acquisitions as described in Exhibit L shall have been completed in form and substance acceptable to the Banks.

                           (xvii) Audited, consolidated financial statements of Hvide as of December 31, 1995, (as updated on September 30, 1996).

                  SECTION 1.032 Conditions Precedent to Each Advance and Letter of Credit Following the Agreement Date. The obligation of the Banks to make each Advance on a Drawdown Date and the Letter of Credit Agent to renew the Letter of Credit shall be subject to the conditions precedent in Section 3.01 hereof and the following additional conditions precedent that on each Drawdown Date or Letter of Credit Renewal Date:

                           (a) the following statements shall be true and correct, and the Administrative Agent on behalf of the Banks shall have received a certificate signed by a duly authorized officer of the Borrowers and dated the Drawdown Date of the Advance or Letter of Credit Renewal Date, as the case may be, to attest that:

                                    (i)  The representations and warranties of
                  the Borrowers contained in this Agreement, the other
                  Loan Documents are true and correct on and as of the

#20170954.1

                  Drawdown Date, as though made on and as of such date, and no Default or Event of Default has occurred and is continuing, or would result from such Advance, Letter of Credit or the Transaction; and

                               (ii) The Borrowers are, and immediately upon
                  giving effect to the making of the Loan hereunder, shall be in compliance with their obligations under Section 5.01(e) and the financial covenants contained in Section 5.01(d) hereof;

                           (b) the Borrowers shall have paid or caused to be paid all fees required to be paid under this Agreement on prior to such Drawdown Date or Letter of Credit Renewal Date;

                           (c) no material adverse change shall have occurred since December 31, 1995 (as updated on September 30, 1996), in the business, operations, properties, prospects or condition (financial or otherwise) of any of the Borrowers or their Subsidiaries taken as a whole;

                           (d) the Advance when added to previous Advances and such Letter of Credit when renewed are in an aggregate amount not greater than the aggregate available on undisbursed or undrawn sum of the then available Commitments of the Banks;

                           (e) all corporate, organizational or other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents and the Transaction shall be satisfactory in form and substance to the Administrative Agent, the Banks and their counsel;

                           (f) the Banks shall have received copies of the Acquisition Documents and the calculations required under
         Section 2.01(iii) for each Acquisition;

                           (g) the Administrative Agent shall have received two notarized Mortgage Supplements (in the form of Exhibit N hereto), duly executed by the Borrower which is the owner of any Acquisition which is funded in whole or in part by an Advance and which is not a Mortgage Vessel but which is required to be mortgaged pursuant to Section 5.01(m) hereof;

                           (h) the Administrative shall receive an executed amendment to the Credit Agreement and such other documentation in connection therewith as it deems necessary or desirable in connection with an Acquisition; and

                           (i) such other approvals, financial information, vessel information, opinions, or documents as the Banks may reasonably request.

#20170954.1

                                   ARTICLE IV.

                           REPRESENTATIONS AND WARRANTIES

                  SECTION 1.041 Representations and Warranties of the Borrowers. Each of the Borrowers represents and warrants as follows:

                  (a) Due Existence; Compliance. Each of the Borrowers is a corporation or limited partnership duly organized, validly existing and in good standing, where applicable under the laws of its Incorporation Jurisdiction and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under the Loan Documents to which it is, or will be, a party. Each of the Borrowers and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property (including vessels), or proposes to own or lease property (including vessels), or in which the conduct of its business, and the conduct of its business upon consummation of the Transaction, requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of any of the Borrowers and its Subsidiaries or the ability of any such Person to perform its obligations under any of the Loan Documents to which it is or may be a party. Each of the Borrowers and their Subsidiaries is in compliance in all material respects with all Applicable Law, rules, regulations and orders.

                  (b) Corporate Authorities; No Conflicts. The execution, delivery and performance by each of the Borrowers of this Agreement, the other Loan Documents and the Acquisition Documents to which it is or will be a party are within its corporate or limited partnership powers and have been duly authorized by all necessary corporate and stockholder approvals or partnership approvals and (i) do not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on any of the Borrowers or their Subsidiaries and (ii) do not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which any of the Borrowers or their Subsidiaries is a party, or by which it or any of its properties are bound.

     (c) Government Approvals and Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against each of the Borrowers of the Loan Documents

#20170954.1
or the Acquisition Documents (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

                  (d) Legal, Valid and Binding. Each of the Loan Documents and the Acquisition Documents to which any of the Borrowers is a party is, or upon delivery will be, the legal, valid and binding obligation of such Borrowers, enforceable against such Borrowers in accordance with its terms.

                  (e) Financial Information. The consolidated annual audited balance sheet of the Borrowers as of December 31, 1995 (as updated on September 30, 1996) and the related statements of operations and changes in financial position of the Borrowers for the fiscal year then ended, copies of which have been furnished to the Administrative Agent, fairly present the consolidated financial condition of the Borrowers as of such date and the results of the operations of the Borrowers for the period ended on such date, all in accordance with GAAP consistently applied. There has been no material adverse change in the business, operations, properties or condition (financial or otherwise) of any of the Borrowers or any of its Subsidiaries taken as a whole since December 31, 1995.

                  (f) Litigation. There is no pending or threatened action or proceeding affecting any of the Borrowers or any of their Subsidiaries by or before any court, governmental agency or arbitrator, which may materially adversely affect the condition, operations, business, prospects, properties or assets of the Borrowers or their Subsidiaries taken as a whole, or prohibit, limit in any way or materially adversely affect the consummation of the Transaction, including, without limitation, the ability of any of the Borrowers or their Subsidiaries to perform its respective obligations under the Loan Documents or Acquisition Documents to which it is or may be a party, except as disclosed to the Banks in Schedule E.

                  (g) Immunities. None of the Borrowers or any of their Subsidiaries, or the property of any of them, has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under Applicable Law.

                  (h) No Taxes. There is no Tax or similar item imposed by the United States, the States of New York or Florida or any other jurisdiction in which the Borrowers conduct business, or by any political subdivision of any of the foregoing, on or by virtue of the execution or delivery or enforcement of this Agreement or the Loan Documents or any other document to be furnished hereunder, including without limitation any document included in the Collateral or any Acquisition Document.


#20170954.1

                  (i) No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Loan Documents in each of the Incorporation Jurisdictions and the States of New York or Florida or any other jurisdiction in which the Borrowers conduct business, it is not necessary that any Loan Document, or any other document related to any thereof except the Mortgages, be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Agreement or any of the other Loan Documents.

                  (j) Loan Document Representations and Warranties. The representations and warranties of the Borrowers in the Loan Documents were true and correct in all material respects when made, and are true and correct in all material respects on the date hereof as if made as of the date hereof.

                  (k) No Defaults. There does not exist (i) any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement to which any of the Borrowers or any of their Subsidiaries is a party or by which any of them may be bound, or to which any of their properties or assets may be subject which default would have a material adverse effect on the Borrowers and their Subsidiaries taken as a whole, or would materially adversely affect any of the Borrowers' ability to perform its obligations under the Loan Documents to which it is or may be a party, or (ii) any event which is a Default or Event of Default.

                  (l) Margin Regulations. No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System of the United States or any other regulation of such Board of Governors. Neither the Borrowers nor any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulations G, T, U and X issued by the Board of Governors of the Federal Reserve System of the United States.

     (m) Investment Company Act. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended) of the United States.

                  (n) Taxes Paid. (i) Each of the Borrowers and their Subsidiaries (A) has filed or caused to be filed, or has timely requested an extension to file or has received from the relevant governmental authorities an extension to file, all material tax returns which are required to have been filed, and (B) has paid all Taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its properties, and all other Taxes, fees or other charges

#20170954.1
imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in conformity with GAAP have been provided on its books); and (ii) no tax liens have been filed and no claims are being asserted with respect to any such Taxes, fees or other charges other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which appropriate reserves in accordance with GAAP have been provided on its books.

                  (o) Disclosure. No representation, warranty or statements made or document or financial statement provided by any of the Borrowers or any Affiliate or Subsidiary thereof, in or pursuant to this Agreement, any other Loan Document, or in any other document furnished in connection with this Agreement, any other Loan Document or the Transaction, is untrue or incomplete in any material respect or contains any misrepresentation of a material fact or omits to state any material fact necessary to make any such statement herein or therein not misleading.

                  (p) The Security Documents. The provisions of each of the Security Documents create in favor of the Administrative Agent or the Mortgagee under the Master Vessel Trust Agreement for the Banks a valid, binding and enforceable security interest and Lien in all right, title and interest in the Collateral therein described, and shall, upon execution by the parties thereto constitute a fully perfected first priority security interest in favor of the Banks and the Mortgagee on behalf of the Banks in all right, title and interest in such Collateral, subject in the case of (x) each Mortgage, to the recordation of the Mortgage as described in the following sentence, (y) each Earnings Assignment, to notice being given to charterers and account parties and (z) each Insurance Assignment to notice being given to underwriters and protection and indemnity clubs, and their consent being obtained where policy provisions or club rules so require. Upon execution and delivery of a Mortgage by each of the Borrowers who are owners of a Mortgaged Vessel and the recordation of a Mortgage in the Home Port of such Vessel, the Mortgage for each such Vessel will be a first "preferred mortgage" within the meaning of Chapter 313 of Title 46 of the United States Code and will qualify for the benefits accorded a "preferred mortgage" under Chapter 313 of Title 46 of the United States Code and no other filing or recording or refiling or rerecording or any other act is necessary or advisable to create or perfect such security interests under such Mortgage or in the mortgaged property therein described. No consent, approval or authorization of any Person is necessary or desirable for the realization of the benefits afforded by the Security Documents or for enforcement of the rights and remedies therein contained by the Administrative Agent, the Mortgagee or the Banks.


#20170954.1


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                  (q) Good Title. Each of the Borrowers has good title to its properties and assets, except for (i) as created hereby and permitted hereunder, existing or future Liens, security interests, mortgages, conditional sales arrangements and other encumbrances either securing Indebtedness or other liabilities of any of the Borrowers or any of their Subsidiaries; (ii) other than in respect of Collateral, Liens which the Borrowers in their reasonable business judgment has determined would not be reasonably expected to materially interfere with the business or operations of the Borrowers or their Subsidiaries as conducted from time to time, (iii) minor irregularities therein which do not materially adversely affect their value or utility; and (iv) Liens disclosed in Schedule F.

                  (r) ERISA. None of the Borrowers nor any of their Subsidiaries, is or has been subject to, or has any liability, or has incurred any liability of any sort whatsoever to any Person in respect of any plan within the meaning of, ERISA or the Code.

                  (s) Solvency. Each of the Borrowers is on the date hereof, and at all times will be, Solvent.

                  (t) Chief Executive Offices. The chief executive offices of the Borrowers are located at Fort Lauderdale, Florida.

                  (u) Burdensome Provisions. None of the Borrowers or any of their Subsidiaries is a party to or bound by any contract or applicable law, compliance with which will have a materially adverse effect on (a) the Borrowers and their consolidated Subsidiaries taken as a whole, or (b) any Loan Document to which any of the Borrowers is a party or (c) the Collateral.

     (v) Pari Passu Status. The Obligations of the Borrowers to the Banks under the Loan Documents will at all times rank at least pari passu in priority of payment with all of the Borrowers' other Indebtedness.

                  (w) Citizenship. Each of Hvide and each Borrower owning a Vessel engaged in the coastwise trade of the United States is a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended, for purposes of engaging in the coastwise trade of the United States.


                                  ARTICLE V.

                            COVENANTS OF THE BORROWERS

                  SECTION 1.051 Affirmative Covenants. So long as an Advance or any other Obligation shall remain unpaid or any Bank shall have any Commitment under this Agreement, each of the Borrowers shall, unless the Administrative Agent on behalf of the Banks shall otherwise consent in writing in accordance with

#20170954.1

Section 7.04, comply with each of the following affirmative covenants:

                  (a) Compliance With Laws. Each of the Borrowers shall comply, and cause each of their Subsidiaries to comply, in all material respects with Applicable Law, and to pay when due all Taxes, assessments and governmental charges imposed upon it or upon its properties, and all lawful claims and liabilities which, if unpaid, might by law become a Lien upon its properties, provided, however, that the Borrowers shall not be required to pay or discharge any such Tax, assessment, charge or claim that is being contested in good faith by appropriate proceedings properly instituted, diligently conducted and for which adequate reserves in conformity with GAAP have been provided. Each of the Borrowers will take such action and make such payments which may be required by any change in applicable laws affecting any of the Loan Documents, in whole or in part, so that it may continue to perform this Agreement, the Loan Documents and the other related documents in compliance with such laws.

                  (b) Use of Proceeds. The Borrowers shall use all proceeds of the Advances under this Agreement for the purposes set out in Recital 1 of this Agreement.

                  (c)  Financial Information; Defaults.

                           (i) Each of the Borrowers shall promptly inform the Administrative Agent of any event which is a Default or Event of Default, or any event which materially adversely affects its ability fully to perform any of its obligations under any Loan Document, or any Event of Default which has occurred and is continuing under any material agreement to which such Borrower or any of its Subsidiaries is a party;

                      (ii) As soon as the same become available, but in any event within 90 days after the end of each fiscal year, the Borrowers shall deliver to the Administrative Agent on behalf of the Banks (x) audited consolidated financial statements of the Borrowers and their Subsidiaries in accordance with GAAP (y) unaudited consolidating financial statements reconciled to the audited financial statements and certified by Hvide's Chief Financial Officer and (z) a certificate of the chief financial officer of Hvide setting forth an audited calculation of the financial tests specified in Sections 5.01(d),(e) and Section 5.02 (i) in accordance with GAAP showing compliance therewith and stating that no Event of Default or Default has occurred and is continuing, or setting forth in detail any such Event of Default or Default and any steps being taken by the Borrowers to cure the same; all such audited consolidated financial statements shall be accompanied by an opinion thereon of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, which opinion shall state that said

#20170954.1
         financial statements fairly present the consolidated financial condition and results of operations of the Borrowers and their Subsidiaries as at the end of, and for, such fiscal year;

                     (iii) As soon as the same become available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, the Borrowers shall deliver to the Administrative Agent on behalf of the Banks unaudited consolidated and consolidating financial statements of the Borrowers and their Subsidiaries including statements of income, retained earnings and cash flow and consolidated balance sheets for such quarter in accordance with GAAP and (z) a certificate of the chief financial officer of Hvide, which certificate shall state that such financial statements fairly present the consolidated financial condition and results of the operations of the Borrowers and their Subsidiaries, as at the end of, and for, such period (subject to normal year end audit adjustments) in accordance with GAAP, consistently applied and set forth in reasonable detail a calculation of the financial tests specified in Sections 5.01(d) and
         (e) and Section 5.02 (i) in accordance with GAAP, showing compliance therewith and stating that no Event of Default or Default has occurred and is continuing, or setting forth in detail any such Event of Default or Default and any steps being taken by the Borrowers to cure the same;

                      (iv) Not later than 30 days after the close of each month, beginning with the month ended December 31, 1994, monthly financial statements on a consolidating and consolidated basis of the Borrowers showing income statements, balance sheets, cash flows and actual cash position, together with a certificate of the Chief Financial Officer of Hvide stating that no Event of Default or Default has occurred and is continuing, or setting forth in detail any such Event of Default or Default and any steps being taken by the Borrowers to cure the same;

                           (v) As soon as the same become available and in any event not later than January 15 of each year, the Borrowers shall deliver to the Administrative Agent on behalf of the Banks an annual business plan of the Borrowers on a consolidated basis for such fiscal year, financial projections for the Borrowers on a consolidated basis for three years including statements of income and cash flow, and balance sheets and the assumptions underlying such plan in reasonable detail, certified by the chief financial officer of the Borrowers as a reasonable forecast of the anticipated financial condition of the Borrowers and their Subsidiaries on a consolidated basis and business segment basis in respect of such fiscal years;


#20170954.1

                      (vi) Promptly upon their becoming available, the Borrowers shall deliver to the Administrative Agent copies of any registration statements and periodic reports which the Borrowers shall have filed with the SEC or any national securities exchange or market and, to the extent any of the Borrowers has notice of the same, any ratings (and changes thereto) of its debt by any rating agency or service in the United States;

                     (vii) Promptly upon obtaining knowledge of the same give notice to the Administrative Agent, the Letter of Credit Agent and the Banks of any material litigation against, any of the Borrowers or their Affiliates or Subsidiaries;

                    (viii) As soon as reasonably possible, in the event any of the Borrowers or any of their Subsidiaries incurs any liability under ERISA the Borrowers shall deliver to the Administrative Agent copies of all reports and notices which it or any of its Subsidiaries files under ERISA; and

                      (ix) From time to time on request, the Borrowers shall furnish the Administrative Agent, the Letter of Credit Agent and the Banks with such information and documents respecting the condition of operations, financial or otherwise, of each of the Borrowers and its Subsidiaries, and provide access to the properties, accounts, books, records and agreements of such Borrowers or any Subsidiary or Affiliate, as the Administrative Agent or any of the Banks may reasonably require.

                  (d) Financial Covenants. The Borrowers shall ensure that on a consolidated basis:

                           (i) From the Effective Date, at all times Hvide's minimum Liquidity shall be not less than Six Million United States Dollars ($6,000,000).

                           (ii) At all times Hvide's maximum Leverage Ratio shall be no greater than the ratios listed below:


                    Period                                    Ratio
12/31/95 to 6/29/96                                           5.25
6/30/96 to 12/31/96                                           3.00
1/1/97 and thereafter                                         1.75


                      (iii) At the end of each of Hvide's fiscal quarters, for such quarter taken together with the immediately preceding three fiscal quarters; the ratio of Hvide's Consolidated Indebtedness to EBITDAR shall not be greater than the amount shown below for the respective periods:

#20170954.1

                  Test Period
           (Fiscal Quarters Ending)                           Ratio
12/31/95 to 2/28/96                                           7.00
2/29/96 to 6/29/96                                            6.50
6/30/96 to 12/31/96                                           5.50
1/1/97 to thereafter                                          3.50


                           (iv) At the end of each of Hvide's fiscal quarters, for such quarter taken together with the three immediately preceding fiscal quarters, the ratio of Hvide's Consolidated Cash Flow to Consolidated Financial Obligations shall not be less than the amount shown below for the respective period:


                  Test Period
               (Quarters Ending)                              Ratio
12/31/95 to 6/29/96                                           1.00
6/30/96 to 12/30/97                                           1.10
12/31/97 and thereafter                                       1.20


                            (v) Notwithstanding the foregoing, for the period from the IPO Date until the first day of the last quarter following the IPO Date, all calculations made under this Section 5.01(d) shall be made using Hvide's Pro Forma Consolidated Historical Financial Statements as presented in the S-1 giving effect to the proposed Second Offering and Acquisitions. Thereafter, the Administrative Agent shall use the Borrowers' most recent quarterly financial statements for purposes of determining whether the foregoing tests have been met.

     (e) Collateral Maintenance and Valuation. (i) The Borrowers shall ensure that at all times on and after the first Drawdown Date the aggregate amount of unpaid principal in respect of Facilities A, B, and F and the undrawn amounts of any Letters of Credit, issued in respect of Facilities C and D and Unreimbursed Letter of Credit Obligations ("Total Outstandings") will be less than the sum of
(1) 70% of the Aggregate Fair Market Value of all Mortgaged Vessels (provided that as to the SEABULK AMERICA, the value for such Vessel shall not be greater than the maximum amount of the Mortgage on such Vessel), (2) 70% of all Eligible Receivables and (3) other such unencumbered material assets reasonably acceptable to the Banks and pledged to the Banks on a first priority basis as security at such advance rates as shall be determined reasonably by the Banks (collectively the "Pledged Collateral"). At any time the Borrowers fail to satisfy the test prescribed in the preceding sentence, the Borrowers will promptly either (a) provide additional collateral reasonably acceptable to the Banks or (b) make a mandatory prepayment in

#20170954.1
respect of Facilities A, B, or F or cause any Letter of Credit to be reduced or terminated in the case of Facilities C and D sufficient to comply with the test in the preceding sentence.

                    (ii) For purposes of covenant testing the Fair Market Value of each such Mortgaged Vessel shall be the most recent value determined pursuant to Section 1.03 hereof provided that the value of a Mortgaged Vessel which is a Total Loss shall be zero unless (a) such Total Loss is covered by valid and effective uncontested insurance complying with the requirements of the Mortgage for such Mortgaged Vessel and the Loss Termination Date has not passed; or (b) such Total Loss has been replaced by a Substitute Vessel pursuant to Section 2.05(d)(2) and such additional collateral as may be required by Section 2.05(d)(3) hereof and all of the requirements of the Administrative Agent in connection therewith have been fulfilled and complied with to the satisfaction of the Administrative Agent.

                   (iii) At any time that the Borrowers demonstrate to the reasonable satisfaction of the Banks for each fiscal quarter after the Effective Date that the ratio of Total Outstandings to the Pledged Collateral is less than fifty percent (50%), the Banks agree that in respect of the then next following quarter (A) the requirement for a pledge or mortgage on all Vessels acquired after the Closing Date (except for the Vessels listed in Exhibit L hereto which are required to be mortgaged) is waived (provided, however, that there shall be no release of existing Mortgaged Vessels) and (B) the restriction on contributing Mortgaged Vessels to joint ventures and partnerships will be relaxed for such next following quarter from two percent (2%) to five percent (5%). However, if the ratio of Total Outstandings to the Pledged Collateral is equal to or greater than fifty percent (50%) in successive quarters, the requirement for a pledge or mortgage on all Vessels acquired after the Closing Date will be re-imposed and the restriction on future contributions of Mortgaged Vessels to joint ventures and partnerships will be reduced to two percent (2%).

                  (f) Insurance. Each of the Borrowers shall, and shall cause each of its Subsidiaries to, insure and keep insured, with financially sound and reputable insurers, so much of its properties, in such amounts and against such risks, as to all the foregoing, in each case, reasonably satisfactory to the Administrative Agent on behalf of the Banks and as are usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character (other than with respect to Vessels which shall be insured as provided in the Mortgages).

                  (g) Access to Books and Records. Each of the Borrowers shall permit the Administrative Agent or its authorized representatives, promptly upon request, to make such inspection, examination, copy and audit of its properties, books, records and accounts and those of its Subsidiaries as the Administrative

#20170954.1

Agent or its authorized representative may reasonably deem necessary or appropriate in connection with this Agreement or any of the Loan Documents or the Acquisition Documents.

                  (h) Good Standing. Each of the Borrowers shall remain a corporation or limited partnership duly organized and in good standing under the laws of its Incorporation Jurisdiction.

                  (i) Keeping of Books and Records. The Borrowers shall keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers and its Subsidiaries, respectively, in accordance with GAAP consistently applied, or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Borrowers and its Subsidiaries, respectively, and as required.

                  (j) Solvency. The Borrowers shall procure that each of them is, and shall be, at all times Solvent.

                  (k) Notice of Litigation. The Borrowers shall promptly give notice in writing to the Administrative Agent of all litigation and of all proceedings before any governmental or regulatory agency affecting itself which, if adversely determined, would materially adversely affect the condition, financial or otherwise, of the Borrowers.

                  (l) Further Assurances. The Borrowers shall, from time to time upon the request of the Administrative Agent on behalf of any Bank, accept for cancellation any Note or Notes held by and payable to such Bank, and thereupon the Borrowers shall execute and deliver to the Administrative Agent on behalf of such Bank, payable to it and its registered assigns, a substitute Note or Notes, prepared and delivered to the Borrowers by the Administrative Agent, in like form and total aggregate amount as the canceled Note or Notes, but in any denomination not smaller than One Million Dollars ($1,000,000) or such lesser amount as such Bank may request as shall constitute the outstanding principal of all outstanding Notes held by such Bank. The Borrowers shall do all things necessary to grant to, and maintain in favor of, the Administrative Agent or the Mortgagee on behalf of the Banks a valid, first priority security interest in the Collateral, and to maintain each of the Loan Documents as legal, valid and binding obligations, enforceable in accordance with their respective terms by the Administrative Agent, the Mortgagee, the Banks, as the case may be. The Borrowers shall take such other actions and deliver such instruments as may be necessary or advisable, in the opinion of the Administrative Agent on behalf of the Banks, to protect the security interest created in the Collateral, and the rights and remedies of the Banks and the Mortgagee as the case may be, under the Loan Documents.


#20170954.1

                  (m) Acquired Vessels. All vessels acquired by any of the Borrowers after the Closing Date will be pledged or mortgaged to the Banks as Mortgaged Vessels except as otherwise provided in Section 5.01(e) hereof. The Borrowers shall deliver to the Administrative Agent within five days of any Acquisition, two original executed and acknowledged Mortgage Supplements (in the form of Exhibit N hereto) in order to mortgage any Vessels acquired pursuant to the Acquisition.

                  (n) Cash Management. The Borrowers shall maintain cash management systems acceptable to the Administrative Agent, and the collection accounts for payment of earnings of Mortgaged Vessels shall be subject to a first perfected priority lien in favor of the Administrative Agent on behalf of the Banks.

                  (o) Cash Collateral. In the event the face amount of the Letter of Credit exceeds the amount to which the Letter of Credit should have been reduced as set forth in Section 2.07(b), the Borrowers shall deposit additional funds in the Cash Collateral Account equal to such excess amount.

                  (p) Contracts. The Borrowers shall comply with the terms of all contracts to which any of them is a party or by which any of them or any of their properties may be bound, except that this Section 5.01(p) shall not apply to any non-compliance that (a) has been excused or waived under the relevant contract or (b) either alone or when aggregated with all other such non-compliances, would not have a materially adverse effect on the Borrowers and their consolidated Subsidiaries taken as a whole.

                  (q) Corporate Structure. The Borrowers shall (i) maintain Hvide as a publicly traded company as contemplated by the S-1; and (ii) ensure that the Hvide stock is always entitled to be traded on public markets of the United States and is not censored by any exchange, the SEC or comparable organization.

                  SECTION 1.052 Negative Covenants. So long as any Advance or any other Obligation shall remain unpaid or any Bank shall have any Commitment, the Borrowers shall not, unless the Administrative Agent on behalf of the Banks shall otherwise consent in writing in accordance with Section 7.04:

                  (a) Mergers, Acquisitions, etc. Acquire the capital stock of any Person, or merge or consolidate with or into, or permit any of its Subsidiaries to do so, except that (x) any Subsidiary of the Borrowers may merge or consolidate with or into, or transfer assets to the Borrowers, or (y) any Subsidiary of the Borrowers may merge or consolidate with or into, or transfer assets to, or acquire assets of, any other Subsidiary of the Borrowers, and any Borrower may cause the change of its Incorporation Jurisdiction by way of merger or otherwise, upon consent of the Majority Banks;


#20170954.1

                  (b) Liens. Permit Liens on the Consolidated Assets of the Borrowers other than (i) those existing on the Closing Date which are approved by the Banks, (ii) those permitted under the Mortgages, and (iii) anticipated Indebtedness described in Exhibit D hereto;

                  (c) Restricted Payments. Make any payment of cash, property or other assets in respect of any shares of any class of capital stock; including but not limited to, dividends or other distribution or payment of assets property, rights, obligations or securities on account of any of its shares of capital stock except that Hvide may pay dividends to its Class A and Class B Common Stock shareholders, the total of which may not exceed half of Hvide's net income for the fiscal year in which the dividend is to be paid;

                  (d) Business Change. Make or permit any material change to occur in the nature, or conduct of business of the Borrowers and their Subsidiaries, taken as a whole, as conducted on the date hereof;

                  (e) Guarantees. Assume, guarantee, endorse, agree to purchase or repurchase or provide funds in respect of, or otherwise become or be, or remain directly or contingently liable upon any Indebtedness, obligation or dividend of, any other Person, firm, corporation or enterprise, except (i) those which when aggregated with the additional indebtedness permitted under Section 5.02(j), do not exceed the requirements set forth in 5.02(j) in principal amount or on a present value discounted basis; (ii) endorsements of negotiable instruments for deposit or collection in the ordinary course of business; (iii) the Hvide indemnity of up to the principal amount of Six Million Eight Hundred Thousand Dollars ($6,800,000) in favor of the 3R Trusts as sellers of the Seal Fleet Vessels; and (iv) guarantees of the obligations of Subsidiaries which are not otherwise prohibited by this Agreement;

                  (f) Transactions with Officers, Directors and Shareholders. Enter or permit any of its Subsidiaries to enter into any transaction or agreement, including but not limited to any lease, Capital Lease, purchase or sale of real property, purchase of goods or services, with any Subsidiary, Affiliate or any officer, or director of the Borrowers or of any such Subsidiary or Affiliate, or any record or known beneficial owner of equity securities of any such Subsidiary, any known record or beneficial owner of equity securities of any such Affiliate or the Borrowers, or any record or beneficial owner of at least five percent (5%) of the equity securities of the Borrowers, except (i) on terms that are no less favorable to the Borrowers or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Borrowers or such Subsidiary with an unrelated Person; (ii) between Subsidiaries or between the Borrowers and Subsidiaries which are consolidated for financial reporting purposes with the Borrowers;

#20170954.1

                  (g) Compliance with ERISA. Become party to any prohibited transaction, reportable event, accumulated funding deficiency or plan termination with respect to any plan as to which there is an insufficiency, all within the meaning of ERISA and the Code, nor permit any Subsidiary to do so;

                  (h) Investment Company. Be or become an investment company subject to the registration requirements of the Investment Company Act of 1940, as amended, or permit any Subsidiary to do so;

                  (i) Additional Indebtedness. Incur additional Indebtedness except for (i) existing Indebtedness listed in Schedule F; (ii) trade debt and similar obligations incurred in the ordinary course of business; (iii) anticipated Indebtedness listed in Exhibit D hereto; (iv) Indebtedness not to exceed Thirty Million Dollars ($30,000,000) in principal amount which is permitted in connection with Permitted Capital Expenditures.

                  (j) Place of Business, Etc. Change its principal place of business or chief executive offices without first (i) giving the Administrative Agent at least 30 days advance written notice thereof and (ii) executing and filing Uniform Commercial Code financing statements, in form and substance satisfactory to the Administrative Agent, in such jurisdiction or jurisdictions as the Administrative Agent shall request;

                  (k) Organizational Documents. Amend its articles of incorporation (or similar organizational documents) or by-laws, or permit any Subsidiary to do any of the foregoing (except for such amendments as shall not adversely affect the rights and remedies of the Administrative Agent or any
Bank);

                  (l) Management Contracts. Enter into any material changes to the management or management contracts in connection with any Vessels without the consent of the Administrative Agent, which consent shall not unreasonably be withheld;

                  (m) Contribution to Joint Ventures. Contribute Mortgaged Vessels to joint ventures or partnerships except for those Vessels in joint ventures at the Closing Date and (over the life of the Transaction) vessels valued at no more than a two percent (2%) in the aggregate of the total value of Mortgaged Vessels at the time of their contribution to such joint venture or partnership.

                  SECTION 1.053 Cash Collateral Account. (a) When required by the terms of this Agreement, the Borrowers will establish and maintain at Citibank, N.A. at 399 Park Avenue, New York, New York, 10043 under the Administrative Agent's sole dominion and control, a special cash account (the "Cash Collateral Account").


#20170954.1

                  (b) For so long as no Default or Event of Default has occurred or is continuing hereunder, the Administrative Agent agrees to make Permitted Investments with the funds in such account upon the instruction of the Borrowers. Absent instruction from the Borrowers, the Administrative Agent shall have no obligation to make such Permitted Investments. Any losses which result in a shortfall of the amount necessary to pay the next maturing installment of principal and interest shall be for the account of the Borrowers.

                  (c) The Administrative Agent on behalf of the Banks and the Letter of Credit Agent shall have rights of setoff and a security interest and charge in the Cash Collateral Account. If any Default or Event of Default shall have occurred and be continuing, all amounts then on deposit or at any time thereafter deposited in the Cash Collateral Account in lieu of being released shall, in the sole discretion of the Administrative Agent, be retained by the Administrative Agent, and/or from time to time applied by the Administrative Agent against, any or all of the Obligations as such Obligations become due and payable, whether by acceleration or otherwise.

                  (d) Any funds remaining in the Cash Collateral Account or after the Loan and all Obligations have been repaid shall be released to the Borrowers.


                                 ARTICLE VI.

                                   DEFAULT

                  SECTION 1.061 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any of the Borrowers shall fail to pay any installment of principal of the Loan when due, or interest with respect to the Loan within three Business Days after an Interest Payment Date, or fees with respect to the Loan within three Business Days after the date on which such fee is due or any other amounts with respect to the Loan within three Business Days of the notice demanding payment thereof; or

                  (b) Any representation or warranty made by or on behalf of any of the Borrowers under or in connection with this Agreement or any of the other Loan Documents shall prove to have been incorrect in any material respect when made; or

                  (c) Any of the Borrowers shall fail to perform or observe any covenant contained in Section 5.01(d), (e), (f), (j), (k), (l), (n) or (q),
Section 5.02, or Section 5.03 of this Agreement on its part to be performed or observed; or


#20170954.1

                  (d) Any of the Borrowers shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the other Loan Documents (other than any Mortgage) on its part to be performed or observed and, in each case, any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Bank; or

                  (e) Any of the Borrowers shall fail to pay any amount or amounts due in respect of material Indebtedness of such Borrower when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under one or more agreements or instruments relating to Indebtedness of such Borrower or such Subsidiary, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) (1) Any of the Borrowers shall (A) generally not pay its debts as such debts become due, (B) threaten to stop making payments generally,
(C) admit in writing its inability to pay its debts generally, (D) make a general assignment for the benefit of creditors, (E) not be Solvent or (F) be unable to pay its debts;

                  (2) Any proceeding shall be instituted in any jurisdiction by or against any of the Borrowers or any of its material Subsidiaries (A) seeking to adjudicate it a bankrupt or insolvent, (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) seeking the entry of an administration order, an order for relief, or the appointment of a receiver, trustee, or other similar official, for it or for any substantial part of its property; or

                  (3) Any of the Borrowers or any of their Subsidiaries shall take any corporate action to authorize any of the actions set forth above in subparagraph (f)(2) of this Section 6.01; or

                  (g) One or more judgments or orders shall be rendered against any of the Borrowers or any of their Subsidiaries for the payment of money, singly or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) which amounts are not covered by valid insurance policies and either
(i) enforcement

#20170954.1


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proceedings to sell assets have been commenced by any creditor upon such judgment or order or (ii) there shall have elapsed any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not have been in effect; or

                  (h) Any governmental authority or any Person or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of any of the Borrowers or of any of their Subsidiaries which are material to the assets or business of the Borrowers on a consolidated basis, or shall have taken any action to displace the management of the Borrowers or of any of their Subsidiaries which are material to the assets or business of the Borrowers on a consolidated basis, or to curtail its authority in the conduct of the business of any of the Borrowers or of any of their Subsidiaries which are material to the assets or business of the Borrowers on a consolidated basis; or

                  (i) After delivery thereof to the Administrative Agent, the Banks, or the Mortgagee, the Administrative Agent, the Banks or the Mortgagee shall for any reason (except to the extent permitted by the terms thereof) not have a valid and perfected first priority security interest in any of the Pledged Collateral purported to be covered by any of the Security Documents which results in a default in the performance of the Borrowers' obligations under Section 5.01(e); or

                  (j) An "event of default" shall have occurred and be continuing under any Mortgage; or

                  (k) The Borrowers shall take any action in connection with any charter or other operation of any Mortgaged Vessel which shall impair the security interests of the Administrative Agent or the Mortgagee created or purported to be created by any related Earnings Assignment or Insurance Assignment; or

                  (l) Any material provision of the Loan Documents after delivery thereof shall for any reason cease to be in full force and effect, or any party thereto shall so state in writing; or

                  (m)      There shall have occurred a Change of Control.

                  SECTION 1.062 Application of Proceeds. All payments received and amounts held or realized by the Administrative Agent, or delivered to the Administrative Agent by the Mortgagee, in respect of any of the Loan Documents and the Collateral (or any proceeds thereof) after an Event of Default shall have occurred and so long as an Event of Default shall be continuing shall promptly be distributed by the Administrative Agent in the following order of priority:


#20170954.1


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                  First, so much of such payments or amounts as shall be
         required to pay the Administrative Agent, the Letter of Credit Agent and the Mortgagee for any Tax, expense, charge or other loss incurred by the Administrative Agent, the Letter of Credit Agent or the Mortgagee to the extent not previously reimbursed (including, without limitation, the expenses of any sale, taking or other possession, attorneys' fees and expenses, court costs and any other expenditures incurred or expenditures or advances made by the Administrative Agent, the Letter of Credit Agent or the Mortgagee in the protection, exercise or enforcement of any right, power, or remedy or any damages sustained by the Administrative Agent or the Mortgagee, liquidated or otherwise upon such Event of Default) and to pay any other Obligations arising hereunder or under any of the other Loan Documents to the Administrative Agent, the Letter of Credit Agent and the Mortgagee shall be applied by the Administrative Agent in payment of such expenses;

                  Second, so much of such payments or amounts as shall be required to reimburse the Banks ratably in accordance with their respective Percentage Interests for all outstanding amounts in respect of (i) accrued and unpaid interest, Breakage Costs, and then (ii) outstanding principal of each Advance until paid in full, with any amounts remaining to be applied in accordance with clause Third below;

                  Third, so much of such payments or amounts as shall be required to reimburse the Banks ratably in accordance with their respective Percentage Interests for all other amounts owing in respect of any Obligations other than those specified in paragraph Second above; and

                  Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Borrowers.


                                    ARTICLE VII.

                             RELATION OF BANKS, ASSIGNMENT
                                   AND PARTICIPATIONS

     SECTION 1.071 Banks and Administrative Agent. The general administration of this Agreement and the Loan Documents shall be by the Administrative Agent, and each Bank hereby authorizes and directs the Administrative Agent to take such action (including without limitation retaining lawyers, accountants, surveyors or other experts) or forbear from taking such action as in the Administrative Agent's reasonable opinion may be necessary or desirable for the administration hereof (subject to any direction of the Majority Banks and to the other

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requirements of Section 7.04 hereof). The Administrative Agent shall inform each
Bank, and each Bank shall inform the Administrative Agent, of the occurrence of any Event of Default promptly after obtaining knowledge thereof; however, unless it has actual knowledge of an Event of Default, each of the Administrative
Agent, the Letter of Credit Agent and the Banks may assume that no Event of Default has occurred.

                  SECTION 1.072 Pro Rata Sharing. All commissions, fees, interest and payments received by the Administrative Agent or any Bank under the terms of this Agreement and the other Loan Documents and all expenses arising from the administration hereof or the enforcement of any security and any sum realized therefrom or from any setoff (other than sums applied to the payment of expenses or for reimbursement of expenses paid) for which provision for allocation and payment is not otherwise provided for herein or therein shall be divided pro rata among the Banks in accordance with their Percentage Interests set forth in Exhibit M hereto or, if applicable, in the Register. Notwithstanding the foregoing, nothing herein shall be construed to prevent Citibank, N.A. or The First National Bank of Boston from receiving solely for its own account as neither Bank, Administrative Agent, Co-Agent nor Letter of Credit Agent hereunder, such other fees and payments in respect of the Transaction as it may mutually agree with the Borrowers. Each Bank shall pay to the Administrative Agent promptly on demand any sums payable by such Bank hereunder. Under no circumstances shall the Administrative Agent be obligated to expend its own funds for the protection of the interests of the Banks, but the Administrative Agent shall be entitled to be indemnified hereunder by the Banks in accordance with their Percentage Interest prior to taking any action or expending any funds.

                  SECTION 1.073 Setoff. Any Bank which shall receive payment of or on account of all or part of its claim against the Borrowers hereunder through the exercise of any right of setoff, counterclaim, banker's lien, or secured claim under any bankruptcy statute in a greater proportion than its Percentage Interest shall promptly notify the Administrative Agent thereof as set forth in Section 8.05 hereof and shall be deemed to have purchased immediately prior to such payment a ratable proportion of the claims of the other Banks so that all recoveries of principal and interest shall be shared by the Banks in accordance with their respective Percentage Interests. If all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored of such recovery, but without interest.

                  SECTION 1.074 Approvals. Upon any occasion requiring or permitting an approval of any amendment or modification or any consent, waiver, declaring an Event of Default or taking any action thereafter, or any other action on the part of the Administrative Agent or the Banks under any of the Loan Documents, (1) action may (but shall not be required to) be taken

#20170954.1
by the Administrative Agent for and on the behalf or for the benefit of all Banks, provided (A) that no contrary direction of the Majority Banks shall have been previously received by the Administrative Agent, and (B) that the Administrative Agent shall have received consent of the Majority Banks to enter into any written amendment, waiver or modification of the provisions of any of the Loan Documents, or to consent in writing to any material departure from the terms of any Loan Documents by the Borrowers or any other party thereto or (2) action shall be taken by the Administrative Agent upon the direction of the Majority Banks, and any such action shall be binding on all Banks; provided further, however, that unless all of the Banks agree in writing thereto, no amendment, modification, waiver, consent or other action with respect to any of the Loan Documents shall be effective which (a) increases the Commitment, increases the Percentage Interest of any of the Banks or increases the Aggregate Amount, (b) reduces any commission, fee, principal or interest owing to any Bank hereunder or the method of calculation of any thereof, (c) extends Maturity Date, the expiry date of any Letter of Credit or any other date on which any sum is due hereunder, including, without limitation, the date or amount of any prepayment required hereunder, (d) releases any Collateral, guaranty or other security, (e) amends, waives or modifies the provisions of Section 5.01(e) hereof, or (f) amends the provisions of this Section 7.04 or the definition of Majority Banks.

                  SECTION 1.075 Exculpation. The Administrative Agent shall not be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by the Administrative Agent in any case involving exercise of any power or authority conferred upon the Administrative Agent under any thereof, except for its wilful misconduct or gross negligence, and the Administrative Agent shall have no duties or obligations other than as provided herein and therein. The Administrative Agent shall be entitled to rely on any opinion of counsel (including counsel for any of the Borrowers or any of their Subsidiaries) in relation to any of the Loan Documents or any other instrument or agreement required hereunder or thereunder and upon writings, statements and communications received from the Borrowers or any of its Subsidiaries (including any representation made in or in connection with any Loan Document), or from any other party to any of the Loan Documents or any documents referred to therein or any other Person, firm or corporation reasonably believed by it to be authentic, and the Administrative Agent shall not be required to investigate the truth or accuracy of any writing or representation, nor shall the Administrative Agent be liable for any action it has taken or omitted in good faith on such reliance.

#20170954.1


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                  SECTION 1.076 Indemnification. Each Bank agrees to indemnify the Administrative Agent, except to the extent reimbursed by the Borrowers and except in the case of any suit by any Bank against the Administrative Agent resulting in a final judgment against the Administrative Agent, ratably according to its Percentage Interest against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursement of any kind or nature whatsoever (except to the extent the foregoing result from the Administrative Agent's gross negligence or wilful misconduct) which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of (y) any of the Loan Documents or any other instrument or agreement contemplated hereunder or thereunder or (z) any action taken or omitted by the Administrative Agent under any of the Loan Documents or such other instrument or agreement.

                  SECTION 1.077 Administrative Agent, Co-Agents and Letter of Credit Agent as Bank. Each of the Administrative Agent, the Co-Agents and the Letter of Credit Agent shall, in its individual capacity, have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not an agent; the term "Banks" shall include each of the Administrative Agent, the Co-Agents and the Letter of Credit Agent in its individual capacity to the extent of its Percentage Interest. Each of the Administrative Agent, the Co-Agents and the Letter of Credit Agent and its respective Subsidiaries and Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with each of the Borrowers, and their respective Subsidiaries and Affiliates, as if it were not the Administrative Agent, Co-Agents or Letter of Credit Agent, as the case may be.

                  SECTION 1.078 Notice of Transfer; Resignation; Successor Administrative Agent. (a) The Administrative Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's interest in any Loan and any other instrument or agreement of the assignment or transfer thereof, executed by such Bank and otherwise in compliance with the requirements of Section 7.10 hereof, shall have been received and accepted by the Administrative Agent. The Administrative Agent shall resign if directed by the Majority Banks. The Administrative Agent may resign at any time by notice to the Borrowers and the Banks.

                  (b) Any successor Administrative Agent shall be appointed by the Majority Banks and shall be a bank or trust company reasonably satisfactory to the Majority Banks, and, so long as no Event of Default shall have occurred and be continuing, appointment of any such successor Administrative Agent (whether by the Majority Banks or by the retiring Administrative Agent) shall be subject to the consent of the Borrowers, such consent not to be unreasonably denied or withheld. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such

#20170954.1
appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Bank's removal of the Administrative Agent, then such retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 1.079 Credit Decision; Not Trustee. Each Bank represents that it has made, and agrees that it shall continue to make its own independent investigation of the financial condition of each of the Borrowers and their Subsidiaries and its own appraisal of the creditworthiness of each of the Borrowers and their Subsidiaries in connection with the making and performance of the Loan Documents. The Administrative Agent has and shall have no duty or responsibility whatsoever on the date hereof or, except as otherwise expressly provided in this Agreement at any time hereafter, to provide any Bank with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Administrative Agent or the Letter of Credit Agent a trustee for each of the Borrowers or their Subsidiaries or impose on it any duties or obligations other than those for which express provision is made in this Agreement or under the other Loan Documents.

                  SECTION 7.10 Assignments and Participation; Termination. (a) Each Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) unless the Borrowers shall otherwise agree with the assigning Bank, the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000) or such lesser amount as shall constitute all of such assigning Bank's Commitment and the outstanding principal of Notes payable to it, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall

#20170954.1


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execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing recordation fee of $3,000; provided further, however, that so long as no Event of Default shall have occurred and be continuing, each such assignment shall be subject to the consent of the Borrowers, which consent shall not unreasonably be denied and which consent shall be deemed given unless the Borrowers gives the assigning Bank and the Administrative Agent written notice of and a reasonable basis for its denial not later than ten (10) Business Days following telex, telefacsimile or cable notice given to the Borrowers by the assigning Bank or the Administrative Agent of the name of the proposed transferee, the amount of Commitment to be assigned and such information as the Borrowers may reasonably request for purposes of making an informed judgment. Prior to contacting a prospective assignee in connection with a proposed assignment hereunder, the assignor Bank shall give the Borrowers notice of the identity of any such prospective assignee. Any consent to assignment untimely or unreasonably denied by the Borrowers shall be void and of no effect, and shall not preclude or bar any assignment otherwise permitted by this Section 7.10(a). Any assignment or purported assignment not in compliance with this Section shall be void and of no effect. Without regard to any of the other terms of this Agreement or of any other agreement, any Bank may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on the Notes) under this Agreement to any Federal Reserve Bank of the United States without notice to or consent of the Borrowers, the Agent or any other Person.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance and subject to the foregoing, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with this Agreement or the execution, legality,

#20170954.1


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validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or its Subsidiaries or the performance or observance by any of the Borrowers or its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this agreement, together with copies of the Borrowers' financial statements referred to herein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register (including the transfer of Notes to such Eligible Assignee by the assigning Bank) and (iii) give prompt notice and an execution counterpart thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers, at the expense of the assigning Bank, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or new Notes, as the case may be, of the same series to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit I hereto.

                  (e) The Administrative Agent shall maintain at its address referred to in Section 8.02 of this Agreement a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Advance owing and

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each Note payable to, each Bank from time to time and a copy of each Assignment and Acceptance delivered to and accepted by it (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, the Letter of Credit Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice and each shall be entitled to make copies thereof at its expense.

                  (f) Each Bank may grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advance owing to it); provided, however, that, notwithstanding the grant of any such participation by any Bank, such participation, and the right to grant such a participation, shall be expressly subject to the following conditions and limitations: (i) such Bank's obligations under this Agreement (including without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged,
(ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note and Advance for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Agreement, (v) such Bank shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments, and waivers which (a) postpone the Maturity Date or any date fixed for any payment of, or reduce any payment of, principal of or interest on such Bank's Advance or any fees or other amounts payable under this Agreement, or (b) increase the amount of such Bank's Commitment, or (c) change the interest rate payable under this Agreement, or (d) release all or any substantial part of the Collateral, provided that if a Bank agrees to any modification or waiver relating to items (a) through (d), the Borrowers, the Administrative Agent and each other Bank may conclusively assume that such Bank duly received any necessary consent of each of its participants, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Bank" hereunder.

                  (g) Any Bank may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 7.10, disclose to the assignee or participant, or proposed assignee, or participant, any information relating to any of the Borrowers or their Subsidiaries that is otherwise publicly available and has been furnished to such Bank by or on behalf of the Borrowers, provided

#20170954.1


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that without the Borrowers' prior written or oral consent, no Bank shall disclose to any proposed assignee or proposed participant, any such information not otherwise publicly available relating to the Borrowers or its Subsidiaries as has been furnished to such Bank by or on behalf of the Borrowers hereby; provided, however, any Bank may disclose such information to a potential assignee if prior to any disclosure, the potential assignee has signed a confidentiality agreement in form and substance reasonably satisfactory to Borrowers. Any Bank that sells or grants a participation pursuant to this
Section 7.10 shall (i) in a timely manner withhold or deduct from each payment to the holder of such participation the amount of any Taxes required under Applicable Law to be withheld or deducted from such payment that have not been withheld or deducted by the Borrowers or the Administrative Agent or the Letter of Credit Agent (ii) pay such Taxes in a timely manner to the appropriate authorities and (iii) indemnify the Borrowers and the Administrative Agent or the Letter of Credit Agent for any Taxes, losses, costs or expenses that they may incur as a result of any failure to pay such Taxes to the appropriate authority when due.

                  SECTION 7.11 Co-Agents. Each of the Co-Agents shall have no duties, responsibilities, rights or liabilities as Co- Agent, as the case may be, under this Agreement or any of the other Loan Documents and shall not be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by any Person with respect thereto. Each of the Co-Agents has and shall have no duty or responsibility whatsoever on the date hereof or at any time hereafter, to provide any Bank with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Co-Agents a trustee for the Borrowers or their Subsidiaries or impose on it any duties or obligations whatsoever under this Agreement, the other Loan Documents, or otherwise.


                                 ARTICLE VIII.

                                 MISCELLANEOUS

                  SECTION 1.081 Amendments. No amendment, restatement, supplement or modification to this Agreement shall be enforceable against the Borrowers unless the same shall be in writing and signed by the Borrowers. No amendment or waiver of any provision of this Agreement or any instrument delivered hereunder, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and, to the extent required by Section 7.04 hereof, the Majority Banks or each Bank, as the case

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may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided that in the absence of actual notice to the contrary, the Borrowers may conclusively rely on all writings purported to be delivered and actions taken by the Administrative Agent on behalf of the Banks or the Majority Banks, as the case may be, without inquiry as to the authority of the Administrative Agent with respect thereto.

                  SECTION 1.082 Notices. All notices, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) telexed, telecopied or telegraphed or delivered, if to the Borrowers, at its address set forth below its signature herein written; if to the Administrative Agent, at its address set forth below its signature herein written; and if to a Bank other than the Administrative Agent, the Letter of Credit Agent at its address set forth below its signature herein written; or, as to each party, at such other address as shall be designated by such party in a notice to the other parties hereto. All such notices and communications shall, when telexed, telecopied, or telegraphed, be effective upon the earliest of (i) actual receipt or (ii) when (on a Business Day and during normal business hours at the addressee's address) transmitted by telecopy or telex or delivered to the telegraph company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II hereof shall not be effective until received by the Administrative Agent.

                  SECTION 1.083 No Waiver; Remedies. Regardless of any fact known or investigation undertaken by the Administrative Agent or any Bank, no failure on the part of the Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 1.084 Costs, Expenses, Fees and Indemnities; Concerning the Mortgagee and the Trustee. (a) Each Borrower agrees to pay on demand (i) in connection with the preparation, execution, and delivery of this Agreement and the instruments and other documents to be delivered hereunder, (x) the reasonable fees and out-of-pocket expenses of Messrs. Winthrop, Stimson, Putnam & Roberts, as special counsel for the Administrative Agent, the Letter of Credit Agent and the Banks and Messrs. Bingham, Dana & Gould as special counsel to the Letter of Credit Agent (and any local counsel retained by such firm) with respect to the closing of the Transaction and (y) all other reasonable and customary third party costs and expenses of the Banks and the Administrative Agent (other than any other legal fees and related expenses incurred by them) and (z) the reasonable fees and out-of-pocket expenses of the Mortgagee and the Trustee (including

#20170954.1
reasonable attorney fees and out-of-pocket expenses) and (ii) after the Closing Date, all reasonable and customary third party costs and expenses in connection with the administration of this Agreement and the other instruments and documents to be delivered hereunder, including, without limitation, (y) the reasonable fees and out-of-pocket expenses of any counsel for the Administrative Agent or the Banks in connection with advice given the Administrative Agent or the Banks, from time to time, as to their rights and responsibilities under this Agreement and in connection with the waiver, supplementation or amendment of such instruments and documents and (z) the reasonable fees and out-of-pocket expenses of the Mortgagee (including the reasonable fees and out-of-pocket expenses of counsel to the Mortgagee) and the indemnities payable to the Mortgagee as trustee under the Master Vessel and Collateral Trust Agreement, respectively, pursuant to the terms hereof. The Borrowers further agree to pay on demand all losses, costs and expenses, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement of this Agreement and the instruments and other documents delivered hereunder, including, without limitation, losses, costs and expenses sustained as a result of a Default by any of the Borrowers in the performance of its obligations contained in this Agreement or any instrument or document delivered hereunder.

                  (b) If, for any reason, including maturity or demand of the Loan under Article VI, or prepayment of the Loan, in whole or in part, the Administrative Agent or any of the Banks receives payment of principal of or interest on an Advance on any day other than the Principal Payment Date or Interest Payment Date for such Advance, the Borrowers shall pay to the Administrative Agent on behalf of the Banks on demand any amounts required to compensate the Banks for any breakage costs (including cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds in respect of such payment) and any additional losses, costs or expenses which any Bank may incur as a result of such payment, prepayment, purchase or acceleration in connection with unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources (collectively, "Breakage Costs"), provided that the Bank shall have delivered to the Administrative Agent and the Borrowers a certificate as to the amount of such Breakage Costs, which certificate shall be binding, absent manifest error, except that the failure of the Bank to provide such certificate shall in no way relieve the Borrowers of their obligations under this Section 8.04(b).

                  (c) Each Borrower agrees to indemnify and hold harmless each of the Banks and the Administrative Agent, the Letter of Credit Agent and its and their respective Affiliates, directors, officers, employees, agents, representatives, counsel and advisors (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements

#20170954.1
of counsel and the costs of investigation and defense thereof) which may be incurred by or asserted or awarded against any Indemnified Party, in each case based upon, arising out of or in connection with or by reason of, the Transaction (including, without limitation, any act or failure to act by the Administrative Agent, the Letter of Credit Agent or the Mortgagee where such act or failure to act was taken pursuant to the Borrowers' request, any Transaction contemplated by this Agreement, or any Loan Document), whether or not any Advance hereunder is made, except to the extent that such claim, damage, loss, liability or expense results from the gross negligence or willful misconduct of such Indemnified Party. The indemnities of this Loan Agreement shall survive the termination of this Loan Agreement and the other Loan Documents.

                  SECTION 1.085 Right of Setoff. Upon the occurrence and during the continuance of an Event of Default, each of the Administrative Agent, the Letter of Credit Agent, each Bank and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) any time held, and other Indebtedness at any time owing, by the Administrative Agent, the Letter of Credit Agent, a Bank or their respective Affiliates to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under the Agreement and any instrument delivered hereunder, irrespective of whether or not the Bank shall have made any demand under this Agreement or such instrument and although such obligations may be unmatured. The Administrative Agent, the Letter of Credit Agent and each Bank agrees promptly to notify the Borrowers, as the case may be, and the Administrative Agent, the Letter of Credit Agent, as the case may be, after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Letter of Credit Agent, each Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent, the Letter of Credit Agent or such Bank may have.

                  SECTION 1.086 Joint and Several Liability of Borrowers. Each Borrower agrees with the Banks, the Letter of Credit Agent and the Administrative Agent that such Borrower shall be jointly and severally liable for the Obligations with the other Borrowers except that Seabulk Transmarine Partnership, Ltd.'s liability hereunder shall be limited to such amounts as may be recovered pursuant to the Mortgage and Assignments in respect of M/V SEABULK AMERICA.

                  SECTION 1.087 Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any instrument delivered hereunder in

#20170954.1

United States Dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent, the Letter of Credit Agent or the Banks, as the case may be, could purchase United States Dollars with such other currency on the Business Day preceding that on which final judgment is given.

                  (b) The obligation of a Borrower in respect of any sum due from it to the Administrative Agent, the Letter of Credit Agent or any Bank hereunder or under such instrument shall, notwithstanding any judgment in a currency other than United States Dollars, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Letter of Credit Agent or such Bank of any sum adjudged to be so due in such other currency the Administrative Agent, the Letter of Credit Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase United States Dollars with such other currency; if the United States Dollars so purchased are less than the sum originally due to the Administrative Agent, the Letter of Credit Agent or such Bank, as the case may be, in United States Dollars, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, the Letter of Credit Agent or such Bank, as the case may be, against such loss, and if the United States Dollars so purchased exceed the sum originally due to the Administrative Agent, the Letter of Credit Agent or such Bank in United States Dollars, the Administrative Agent, the Letter of Credit Agent or such Bank shall remit such excess to such Borrower.

                  SECTION 1.088 Consent to Jurisdiction; Waiver of Immunities.
(a) Each Borrower hereby irrevocably submits to the jurisdiction of any New York State court sitting in New York County and to the jurisdiction of the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement or the Notes or the other Loan Documents, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each Borrower irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding or the failure to join any other Borrower as a necessary party to such action. The Borrowers hereby irrevocably appoint CT Corporation (the "Process Agent"), with an office on the date hereof at 1633 Broadway, New York, New York, 10019, United States, as their agent to receive on behalf of each of them and their property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrowers in care of the Process Agent (or any successor thereto, as the case may be) at such Process Agent's above address (or the address of any successor thereto, as the

#20170954.1
case may be), and the Borrowers hereby irrevocably authorize and direct the Process Agent (and any successor thereto) to accept such service on their behalf. The Borrowers shall appoint a successor agent for service of process should the agency of CT Corporation terminate for any reason, and further shall at all times maintain an agent for service of process in New York, New York, so long as there shall be outstanding any Obligations under the Loan Documents. The Borrowers shall give notice to the Administrative Agent of any appointment of successor agents for service of process, and shall obtain for each successor agent a letter of acceptance of appointment and promptly deliver the same to the Administrative Agent. As an alternative method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 8.02 hereof. Without waiver of its rights of appeal permitted by relevant law, each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 8.07 shall affect the right of the Administrative Agent, the Letter of Credit Agent or any Bank to serve legal process in any other manner permitted by law, or affect the right of the Administrative Agent, the Letter of Credit Agent or any Bank to bring any action or proceeding against any Borrower or its respective properties in the courts of any other jurisdiction.

                  (c) To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes and each of the other Loan Documents.

                  SECTION 1.089 Binding Effect; Merger; Severability; GOVERNING LAW. (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrowers, the Administrative Agent, the Letter of Credit Agent and each Bank, and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein. Each Bank may, to the extent permitted under this Agreement, assign to any other financial institution all or any part of, or any interest in, the Bank's rights and benefits hereunder and under any instrument delivered hereunder, and to the extent of such assignment such assignee shall have the same rights and benefits against the Borrowers as it would have had if it were the Bank hereunder.

                  (b) The Loan Documents, together with all attachments and exhibits to each of them and all other documents referenced

#20170954.1
herein and therein, and delivered hereunder and thereunder and pursuant hereto and thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous written and oral understandings and agreements related thereto among the parties.

                  (c) If any work, phrase, sentence, paragraph, provision or section of the Loan Documents shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority, statute, or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of the Loan Documents, which shall otherwise remain in full force and effect and be enforced in accordance with their respective terms.

                  (d) This Agreement has been delivered in New York, New York. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  SECTION 8.10 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient and by each party hereto on separate counterparts, each of which, when so executed, shall be deemed as original, but all such counterparts shall constitute but one and the same agreement.

                  SECTION 8.11 WAIVER OF JURY TRIAL. BY ITS SIGNATURE BELOW WRITTEN EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 8.12 Effectiveness. This Agreement shall not come into effect until the Effective Date. Prior to the Effective Date, the Credit Agreement dated as of September 28, 1994, as amended by Amendment No. 1 dated as of May 15, 1995 and Amendment No. 2 dated as of March 26, 1996 and as subsequently amended and restated by an Amended and Restated Credit Agreement dated as of June 21, 1996 which was amended by Amendment No. 1 dated as of December 17, 1996, shall be binding upon the parties hereto.


#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                    HVIDE MARINE INCORPORATED


                                    By:
                                            ----------------------------------
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                       Address:  2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades
                                                 Fort Lauderdale, FL 33316
                                                 Telephone:     954-524-4200
                                                 Facsimile:     954-527-1772



                                   SEABULK TRANSMARINE PARTNERSHIP, LTD.
                                   By its general partner Seabulk Tankers, Ltd.
                                      By its general partner Hvide Marine
                                      Transport, Incorporated


                                     By:  _________________________________
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                    Address:     2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades
                                                 Fort Lauderdale, FL 33316
                                                 Telephone:     954-524-4200
                                                 Facsimile:     954-527-1772





#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                  SEABULK OFFSHORE LTD.
                                  By its general partner Seabulk Tankers Ltd.
                                      By its general partner Hvide Marine
                                      Transport, Incorporated

                                   By:
                                       -------------------------------------
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                   Address:     2200 Eller Drive, Building 27
                                                P.O. Box 13038
                                                Port Everglades
                                                Fort Lauderdale, FL 33316
                                                Telephone:     954-524-4200
                                                Facsimile:     954-527-1772




#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    HVIDE MARINE TRANSPORT, INCORPORATED

                                    By:
                                            ----------------------------------
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades
                                                 Fort Lauderdale, FL 33316
                                                 Telephone:     954-524-4200
                                                 Facsimile:     954-527-1772

                                    SEABULK TANKERS, LTD.
                                      By its general partner Hvide Marine
                                            Transport, Incorporated

                                    By:
                                            ----------------------------------
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                        Address:  2200 Eller Drive, Building 27
                                                  P.O. Box 13038
                                                  Port Everglades
                                                  Fort Lauderdale, FL 33316
                                                  Telephone:     954-524-4200
                                                  Facsimile:     954-527-1772

                                    HVIDE CHARTERING, LTD.
                                      By its general partner Hvide Marine
                                            Incorporated


                                    By:
                                       ---------------------------------
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                        Address:  2200 Eller Drive, Building 27
                                                  P.O. Box 13038
                                                  Port Everglades
                                                  Fort Lauderdale, FL 33316
                                                  Telephone:     954-524-4200
                                                  Facsimile:     954-527-1772

#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    SEABULK OCEAN SYSTEMS CORPORATION

                                    By: ____________________________________
                                            Name:   Gene Douglas
                                            Title:  Vice President - Legal &
                                                    General Counsel

                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades
                                                 Fort Lauderdale, FL 33316
                                                 Telephone:     954-524-4200
                                                 Facsimile:     954-527-1772

#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    SUN STATE MARINE SERVICES, INC.


                                    By: ____________________________________
                                            Name:   Gene Douglas
                                            Title:  Secretary

                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades
                                                 Fort Lauderdale, FL 33316
                                                 Telephone:     954-524-4200
                                                 Facsimile:     954-527-1772


#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    CITIBANK, N.A.
                                    Administrative Agent, Co-Agent


                                    By:
                                    Name:
                                    Title:
                                    Address:  Citibank, N.A.
                                              NAGF Loan Processing
                                              One Court Square, 7th Floor
                                              Long Island City
                                              New York, NY 11120-0001
                                              Telephone:       (718) 248-7180
                                              Facsimile:       (718) 248-4844

                                    CITIBANK, N.A.


                                    By:
                                    Name:
                                    Title:

                                    Address:  399 Park Avenue
                                              Global Shipping Division
                                              8th Floor
                                              New York, NY 10043
                                              Telephone:       (212) 559-3849
                                              Facsimile:       (212) 793-3588
                                     Lending Office:  The above address or such
                                                      other address
                                                      or addresses
                                                      as may be
                                                      notified to
                                                      the
                                                      Administrative
                                                      Agent and the
                                                      Borrowers from
                                                      time to time.


#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    BNY FINANCIAL CORPORATION



                                    By:

                                    Name:
                                    Title:
                                    Address:  1290 Ave. of the Americas
                                              Third Floor-Legal Depart.
                                              New York, NY 10104

                                    Telephone:       212-408-7272
                                    Facsimile:       212-408-7372
                                    Lending Office:  The above address or such
                                                     other address
                                                     or addresses
                                                     as may be
                                                     notified to
                                                     the
                                                     Administrative
                                                     Agent and the
                                                     Borrowers from
                                                     time to time.



#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    THE FIRST NATIONAL BANK OF BOSTON
                                    as Letter of Credit Agent, Co-Agent



                                    By:
                                    Name:
                                    Title:
                                    Address: The First National Bank of Boston


                                    Transportation
                                                     Mail Stop:  01-08-01
                                                     100 Federal Street
                                                     Boston, MA 02106-2016

                                    Telephone:       617-434-3066
                                    Facsimile:       617-434-1955


                                    THE FIRST NATIONAL BANK OF BOSTON




                                    By:
                                    Name:
                                    Title:
                                    Address: The First National Bank of Boston
                                             Mail Stop:  01-08-01
                                             100 Federal Street
                                             Boston, MA 02106-2016

                                    Telephone:       617-434-3066
                                    Facsimile:       617-434-1955
                                    Lending Office:  The above address or such
                                                     other address
                                                     or addresses
                                                     as may be
                                                     notified to
                                                     the
                                                     Administrative
                                                     Agent and the
                                                     Borrowers from
                                                     time to time.


#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    HIBERNIA NATIONAL BANK


                                    By:

                                    Name:
                                    Title:
                                    Address:         313 Carondelet Street,
                                                     Suite 1400
                                                     New Orleans, LA  70130

                                    Telephone:       504-533-5395
                                    Facsimile:       504-533-5434
                                    Lending Office:  The above address or such
                                                     other address
                                                     or addresses
                                                     as may be
                                                     notified to
                                                     the
                                                     Administrative
                                                     Agent and the
                                                     Borrowers from
                                                     time to time.


#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    AMSOUTH BANK OF FLORIDA


                                    By:

                                    Name:
                                    Title:
                                    Address:         469 West 23rd Street
                                                     P.O. Box 550
                                                     Panama City, FL  32405

                                    Telephone:       904-747-4543
                                    Facsimile:       904-747-4675
                                    Lending Office:  The above address or such
                                                     other address
                                                     or addresses
                                                     as may be
                                                     notified to
                                                     the
                                                     Administrative
                                                     Agent and the
                                                     Borrowers from
                                                     time to time.



#20170954.1

                                                                      EXHIBIT A
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                              BANK LETTERHEAD



Irrevocable Letter of Credit # ________________

To:      American Home Assurance Company
         National Union Fire Insurance Company of Pittsburgh, Pa.

                  We have established this irrevocable Letter of Credit in your favor for drawings up to U.S. $____________ effective immediately and expiring at (Bank Address) with our close of business on _______________________.

                  We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit #______________, for all or any part of this Credit if presented at (Bank Address) on or before the expiry date or any automatically extended date.

                  Except as stated herein, this undertaking is not subject to any condition or qualification. The obligation of the bank under this Letter of Credit shall be the individual obligation of the bank, in no way contingent on reimbursement with respect thereto.

                  It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year from the expiry date hereof, or any future expiry date, unless 60 days prior to any expiry date we shall send written notice by registered mail to: American Home Assurance Company/National Union Fire Insurance Company of Pittsburgh, Pa., Bond Department, 70 Pine Street, New York, NY 10270, that we elect not to consider this Letter of Credit renewed for any such additional period.

                  This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) of the International Chamber of Commerce (Publication 500).


                                                 ---------------------------
                                                     Authorized Signature


                                                                     Exhibit A
#20170954.1

                                                                    EXHIBIT A-1
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement



                                                                       SERIES A



                              HVIDE MARINE INCORPORATED
                        HVIDE MARINE TRANSPORT, INCORPORATED
                               SEABULK OFFSHORE, LTD.
                                SEABULK TANKERS, LTD.
                        SEABULK TRANSMARINE PARTNERSHIP, LTD.
                          SEABULK OCEAN SYSTEMS CORPORATION
                           SUN STATE MARINE SERVICES, INC.

                                      SERIES A
                               SECURED PROMISSORY NOTE


U.S. $20,000,000.00                               Dated:  February [____], 1997


                  FOR VALUE RECEIVED, each of the undersigned, HVIDE MARINE INCORPORATED (formerly named Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.), HVIDE MARINE TRANSPORT, INCORPORATED, SEABULK OFFSHORE, LTD., SEABULK TANKERS, LTD, SEABULK TRANSMARINE PARTNERSHIP, LTD., SEABULK OCEAN SYSTEMS CORPORATION, and SUN STATE MARINE SERVICES, INC., each a corporation or limited partnership organized and existing under the laws of the State of Florida (collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [_______________] (the "Holder") one of the Banks listed on Exhibit 1 hereto, the sum of the amounts advanced up to the maximum principal amount at any one time of Twenty Million United States Dollars (US$20,000,000) multiplied by such Holder's Percentage as listed on Exhibit 1 hereto (the "Loan"). The Borrowers jointly and severally promise to pay interest on the unpaid principal hereof from the date hereof until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Amended and Restated Credit Agreement dated as of February 3, 1997 by and among the Borrowers, Citibank, N.A. as the administrative agent (the "Administrative Agent"), and the Banks, as such Banks may be changed from time to time as provided therein (the "Credit Agreement"); provided, however, that all amounts of principal and interest hereon shall be paid no later than January 15, 2002.

                  Both principal and interest are payable in lawful money of the United States of America in immediately available funds at

                                                                    Exhibit A-1
#20170954.1
the office of the Administrative Agent at One Court Square, 7th Floor, Long Island City, New York, NY 11120-0001, United States of America, not later than 12:00 noon, New York City time, on the day when due for the account of the Administrative Agent, free and clear of, and without any deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and other liabilities, all as provided in the Credit Agreement.

                  Payment of this Note may be demanded by the Administrative Agent on behalf of the Holder hereof and the other Banks prior to the maturity of this Note under certain circumstances and conditions, in the manner and with the effect provided in the Mortgages and the Credit Agreement.

                  This Secured Promissory Note is one of the Notes referred to in, and is subject to the terms and provisions and entitled to the benefits of, the Credit Agreement. Terms not defined in this Secured Promissory Note but defined in the Credit Agreement shall have the same meanings when used herein.

                  No course of dealing between the Borrowers and the Administrative Agent or the Holder of this Note or the Banks or any delay on the part of the Administrative Agent or the Holder of this Note or the Banks in exercising any rights hereunder or under the Mortgages referred to herein shall operate as a waiver of any right of the Administrative Agent or the Holder of this Note or the Banks.

                  All parties hereto and guarantors hereof waive presentment for payment, demand, protest and notice of protest and non-payment hereof, and hereby consent that any and all securities, property or other collateral, if any, held by the Holder hereof or the Banks or the Administrative Agent at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the Holder hereof and the other Banks and without affecting in any manner the liability of such parties or such guarantors.

                  In the event the Holder hereof shall assign all or part of its interest in this Note in accordance with the provisions of Section 7.10 of the Credit Agreement, at the discretion of the Administrative Agent, this Note may be reissued (and in such event such reissued Note shall represent the same indebtedness as is represented by this Note) or endorsed to reflect such assignment. The undersigned agree to execute and deliver such instruments as may reasonably be requested by the Administrative Agent in connection therewith.

                  All Advances made by the Banks and repayments of principal thereof shall be recorded by the Administrative Agent and prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such

                                                                    Exhibit A-1
#20170954.1

Advance then outstanding shall be endorsed by the Administrative Agent in its records; provided that the failure of the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.


         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                                                    Exhibit A-1
#20170954.1

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Series A Note the day and year first above written.


                                    HVIDE MARINE INCORPORATED (formerly named
                                    Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.)


                                    By:_________________________________
                                       Title: Executive Vice President -
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                    HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:  Executive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                    SEABULK OFFSHORE, LTD.
                                      By its General Partner
                                      SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:  Executive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                    SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:  Executive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley

                                                                 Exhibit A-1
#20170954.1

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Series A Note the day and year first above written.


                                    SEABULK OCEAN SYSTEMS CORPORATION


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                        Name:        John Blankley


                                    SUN STATE MARINE SERVICES, INC.


                                    By:_________________________________
                                       TitleSecretary
                                       Name:         Gene Douglas


                                    SEABULK TRANSMARINE PARTNERSHIP, LTD.
                                      By its General Partner
                                      SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley



                                                                    Exhibit A-1
#20170954.1

                                                                      Exhibit 1
                                                                        to Note


         FACILITIES A & D


                                           Percentage
Name of Holder                              Interest                Amounts

Citibank, N.A.                              24.49%             US$ 4,897,159.64

The First National
  Bank of Boston                            22.16%             US$ 4,432,865.18

BNY Financial Corporation                   21.09%             US$ 4,218,362.26

Hibernia National Bank                      16.13%             US$ 3,225,806.46

Amsouth Bank of Florida                     16.13%             US$ 3,225,806.46
                                            ------             ----------------

                                              100%             US$20,000,000.00


                                                                    Exhibit A-1
#20170954.1

                                                                    EXHIBIT A-2
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement



                                                                       SERIES B



                                HVIDE MARINE INCORPORATED
                          HVIDE MARINE TRANSPORT, INCORPORATED
                                 SEABULK OFFSHORE, LTD.
                                  SEABULK TANKERS, LTD.
                          SEABULK TRANSMARINE PARTNERSHIP, LTD.
                            SEABULK OCEAN SYSTEMS CORPORATION
                             SUN STATE MARINE SERVICES, INC.

                                        SERIES B
                                 SECURED PROMISSORY NOTE


U.S. $56,750,000.00                               Dated:  February [___], 1997


                  FOR VALUE RECEIVED, each of the undersigned, HVIDE MARINE INCORPORATED (formerly named Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.), HVIDE MARINE TRANSPORT, INCORPORATED, SEABULK OFFSHORE, LTD., SEABULK TANKERS, LTD., SEABULK TRANSMARINE PARTNERSHIP, LTD., SEABULK OCEAN SYSTEMS CORPORATION and SUN STATE MARINE SERVICES, INC., each a corporation or limited partnership organized and existing under the laws of the State of Florida (collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [ ] (the "Holder") one of the Banks listed on Exhibit 1 hereto, the sum of the amounts advanced up to the maximum principal amount at any one time of Fifty-Six Million Seven Hundred Fifty Thousand United States Dollars (US$56,750,000) multiplied by such Holder's Percentage Interest as listed on Exhibit 1 hereto (the "Loan"). The Borrowers jointly and severally promise to pay interest on the unpaid principal hereof from the date hereof until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Amended and Restated Credit Agreement dated as of February 3, 1997 by and among the Borrowers, Citibank, N.A. as the administrative agent (the "Administrative Agent"), and the Banks, as such Banks may be changed from time to time as provided therein (the "Credit Agreement"); provided, however, that all amounts of principal and interest hereon shall be paid no later than January 15, 2002.

                  Both principal and interest are payable in lawful money of the United States of America in immediately available funds at

                                                                   Exhibit A-2
#20170954.1
the office of the Administrative Agent at One Court Square, 7th Floor, Long Island City, New York, NY 11120-0001, United States of America, not later than 12:00 noon, New York City time, on the day when due for the account of the Administrative Agent, free and clear of, and without any deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and other liabilities, all as provided in the Credit Agreement.

                  Payment of this Note may be demanded by the Administrative Agent on behalf of the Holder hereof and the other Banks prior to the maturity of this Note under certain circumstances and conditions, in the manner and with the effect provided in the Mortgages and the Credit Agreement.

                  This Secured Promissory Note is one of the Notes referred to in, and is subject to the terms and provisions and entitled to the benefits of, the Credit Agreement. Terms not defined in this Secured Promissory Note but defined in the Credit Agreement shall have the same meanings when used herein.

                  No course of dealing between the Borrowers and the Administrative Agent or the Holder of this Note or the Banks or any delay on the part of the Administrative Agent or the Holder of this Note or the Banks in exercising any rights hereunder or under the Mortgages referred to herein shall operate as a waiver of any right of the Administrative Agent or the Holder of this Note or the Banks.

                  All parties hereto and guarantors hereof waive presentment for payment, demand, protest and notice of protest and non-payment hereof, and hereby consent that any and all securities, property or other collateral, if any, held by the Holder hereof or the Banks or the Administrative Agent at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the Holder hereof and the other Banks and without affecting in any manner the liability of such parties or such guarantors.

                  In the event the Holder hereof shall assign all or part of its interest in this Note in accordance with the provisions of Section 7.10 of the Credit Agreement, at the discretion of the Administrative Agent, this Note may be reissued (and in such event such reissued Note shall represent the same indebtedness as is represented by this Note) or endorsed to reflect such assignment. The undersigned agree to execute and deliver such instruments as may reasonably be requested by the Administrative Agent in connection therewith.

                  All Advances made by the Banks and repayments of principal thereof shall be recorded by the Administrative Agent and prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such

                                                                   Exhibit A-2
#20170954.1

Advance then outstanding shall be endorsed by the Administrative Agent in its records; provided that the failure of the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.



         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                                                  Exhibit A-2
#20170954.1

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Series B Note the day and year first above written.


                                    HVIDE MARINE INCORPORATED (formerly named
                                    Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.)


                                    By:_________________________________
                                       Title:
                                       Name:


                                    HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:
                                       Name:


                                    SEABULK OFFSHORE, LTD.
                                      By its General Partner
                                      SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:
                                       Name:


                                    SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:
                                       Name:

                                                                    Exhibit A-2
#20170954.1

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Series B Note the day and year first above written.


                                    SEABULK OCEAN SYSTEMS CORPORATION


                                    By:_________________________________
                                       Title:
                                       Name:


                                    SUN STATE MARINE SERVICES, INC.


                                    By:_________________________________
                                       Title:
                                       Name:


                                    SEABULK TRANSMARINE PARTNERSHIP, LTD.
                                      By its General Partner
                                      SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       Title:
                                       Name:

                                                                   Exhibit A-2
#20170954.1

                                                                     Exhibit 1
                                                                       to Note


                                 FACILITY B


                                         Percentage
Name of Holder                            Interest                  Amounts

Citibank, N.A.                             24.49%            US$ 13,898,075.00

The First National
  Bank of Boston                           22.16%            US$ 12,575,800.00

BNY Financial Corporation                  21.09%            US$ 11,968,575.00

Hibernia National Bank                     16.13%            US$ 9,153,775.00

Amsouth Bank of Florida                    16.13%            US$ 9,153,775.00

                                             100%            US$56,750,000.00



                                                                    Exhibit A-2
#20170954.1

                                                                   EXHIBIT A-3
                                                                        to the
                                                          Amended and Restated
                                                              Credit Agreement


                                                                      SERIES F



                               HVIDE MARINE INCORPORATED
                         HVIDE MARINE TRANSPORT, INCORPORATED
                                SEABULK OFFSHORE, LTD.
                                 SEABULK TANKERS, LTD.
                         SEABULK TRANSMARINE PARTNERSHIP, LTD.
                           SEABULK OCEAN SYSTEMS CORPORATION
                            SUN STATE MARINE SERVICES, INC.

                                       SERIES F
                                SECURED PROMISSORY NOTE


U.S. $50,000,000.00                                Dated:  February [___], 1997


                  FOR VALUE RECEIVED, each of the undersigned, HVIDE MARINE INCORPORATED (formerly named Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.), HVIDE MARINE TRANSPORT, INCORPORATED, SEABULK OFFSHORE, LTD., SEABULK TANKERS, LTD., SEABULK TRANSMARINE PARTNERSHIP, LTD., SEABULK OCEAN SYSTEMS CORPORATION and SUN STATE MARINE SERVICES, INC., each a corporation or limited partnership organized and existing under the laws of the State of Florida (collectively, the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of [ ] (the "Holder") one of the Banks listed on Exhibit 1 hereto, the sum of the amounts advanced up to the maximum principal amount at any one time of Fifty Million United States Dollars (US$50,000,000) multiplied by such Holder's Percentage Interest as listed on
Exhibit 1 hereto (the "Loan"). The Borrowers jointly and severally promise to pay interest on the unpaid principal hereof from the date hereof until such principal amount is paid in full, at such interest rates, and at such times, as are specified in Schedule 1 hereto or the Amended and Restated Credit Agreement dated as of February 3, 1997 by and among the Borrowers, Citibank, N.A. as the administrative agent (the "Administrative Agent"), and the Banks, as such Banks may be changed from time to time as provided therein (the "Credit Agreement"); provided, however, that all amounts of principal and interest hereon shall be paid no later than January 15, 2002.

                  Both principal and interest are payable in lawful money of the United States of America in immediately available funds at

                                                                   Exhibit A-3
#20170954.1
the office of the Administrative Agent at One Court Square, 7th Floor, Long Island City, New York, NY 11120-0001, United States of America, not later than 12:00 noon, New York City time, on the day when due for the account of the Administrative Agent, free and clear of, and without any deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and other liabilities, all as provided in the Credit Agreement.

                  Payment of this Note may be demanded by the Administrative Agent on behalf of the Holder hereof and the other Banks prior to the maturity of this Note under certain circumstances and conditions, in the manner and with the effect provided in the Mortgages and the Credit Agreement.

                  This Secured Promissory Note is one of the Notes referred to in, and is subject to the terms and provisions and entitled to the benefits of, the Credit Agreement. Terms not defined in this Secured Promissory Note but defined in the Credit Agreement shall have the same meanings when used herein.

                  No course of dealing between the Borrowers and the Administrative Agent or the Holder of this Note or the Banks or any delay on the part of the Administrative Agent or the Holder of this Note or the Banks in exercising any rights hereunder or under the Mortgages referred to herein shall operate as a waiver of any right of the Administrative Agent or the Holder of this Note or the Banks.

                  All parties hereto and guarantors hereof waive presentment for payment, demand, protest and notice of protest and non-payment hereof, and hereby consent that any and all securities, property or other collateral, if any, held by the Holder hereof or the Banks or the Administrative Agent at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the Holder hereof and the other Banks and without affecting in any manner the liability of such parties or such guarantors.

                  In the event the Holder hereof shall assign all or part of its interest in this Note in accordance with the provisions of Section 7.10 of the Credit Agreement, at the discretion of the Administrative Agent, this Note may be reissued (and in such event such reissued Note shall represent the same indebtedness as is represented by this Note) or endorsed to reflect such assignment. The undersigned agree to execute and deliver such instruments as may reasonably be requested by the Administrative Agent in connection therewith.

                  All Advances made by the Banks and repayments of principal thereof shall be recorded by the Administrative Agent and prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such

                                                                   Exhibit A-3
#20170954.1

Advance then outstanding shall be endorsed by the Administrative Agent in its records; provided that the failure of the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.


                                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                                                   Exhibit A-3
#20170954.1

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Series F Note the day and year first above written.


                                    HVIDE MARINE INCORPORATED (formerly named
                                    Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.)


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                    HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                    SEABULK OFFSHORE, LTD.
                                      By its General Partner
                                      SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                    SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley

                                                                    Exhibit A-3
#20170954.1

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Series F Note the day and year first above written.


                                    SEABULK OCEAN SYSTEMS CORPORATION


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley



                                    SUN STATE MARINE SERVICES, INC.


                                    By:_________________________________
                                       TitleSecretary
                                       Name:         Gene Douglas


                                    SEABULK TRANSMARINE PARTNERSHIP, LTD.
                                      By its General Partner
                                      SEABULK TANKERS, LTD.
                                      By its General Partner
                                      HVIDE MARINE TRANSPORT, INCORPORATED


                                    By:_________________________________
                                       TitleExecutive Vice President-
                                                     Chief Financial Officer
                                       Name:         John Blankley


                                                                   Exhibit A-3
#20170954.1

                                                                      Exhibit 1
                                                                        to Note


                                   FACILITY F


                                     Percentage
Name of Holder                        Interest                Amounts

Citibank, N.A.                         24.49%             US$12,245,000

The First National Bank of Boston      22.16%             US$11,080,000

BNY Financial Corporation              21.09%             US$10,545,000

Hibernia National Bank                 16.13%             US$ 8,065,000

Amsouth Bank of Florida                16.13%             US$ 8,065,000

                                        100%              US$50,000,000


                                                                   Exhibit A-3
#20170954.1

                                                                     Schedule 1
                                                             to Facility F Note



                         Facility F:  Amortization Schedule



                                                           Maximum
                                                          Principal                                                 Available
                          Date                            Amount ($)                 Installment ($)               Percentage
                          ----                            ----------                 ---------------               ----------
                    Until April 15, 1998                  50,000,000                                                   100%
                           July 15, 1998                  48,000,000                       2,000,000                    96%
                        October 15, 1998                  46,000,000                       2,000,000                    92%
                        January 15, 1999                  44,000,000                       2,000,000                    88%
                          April 15, 1999                  41,000,000                       3,000,000                    82%
                           July 15, 1999                  38,000,000                       3,000,000                    76%
                        October 15, 1999                  35,000,000                       3,000,000                    70%
                        January 15, 2000                  32,000,000                       3,000,000                    64%
                          April 15, 2000                  29,000,000                       3,000,000                    58%
                           July 15, 2000                  26,000,000                       3,000,000                    52%
                        October 15, 2000                  23,000,000                       3,000,000                    46%
                        January 15, 2001                  20,000,000                       3,000,000                    40%
                          April 15, 2001                  17,000,000                       3,000,000                    34%
                           July 15, 2001                  14,000,000                       3,000,000                    28%
                        October 15, 2001                  11,000,000                       3,000,000                    22%
                        January 15, 2002                           0                      11,000,000                     0%
========================================                ============                     ===========                   ====





                                                                    Exhibit A-3
#20170954.1

                                                                   EXHIBIT B
                                                                      to the
                                                        Amended and Restated
                                                            Credit Agreement


                               NEW MONEY COMMITMENT



                       Bank                                   Facility A & D                      Facility F
Citibank, N.A                                                              4,897,159.64                      12,245,000.00
The First National Bank
  of Boston                                                                4,432,865.18                      11,080,000.00
BNY Financial Corporation                                                  4,218,362.26                      10,545,000.00
Hibernia Bank                                                              3,225,806.46                       8,065,000.00
AmSouth Bank of Florida                                                    3,225,806.46                       8,065,000.00
                                                                         $20,000,000.00                     $50,000,000.00
===================================================                      ==============                    ===============


                                                                      Exhibit B
#20170954.1

                                                                      EXHIBIT C
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement



                  [Letterhead of Hvide Marine Incorporated]



                                                     January ___, 1997



Mr. John Heuss
Vice President
Citibank, N.A.
399 Park Avenue
New York, NY  10043


         Re:      Citibank, N.A. and The First National Bank of
                  Boston Amended and Restated Credit Agreement dated as of February 3, 1997 (the "Credit Agreement") for Hvide Marine Incorporated


Dear Mr. Heuss:

                  The undersigned hereby requests an Advance of Facility A as defined in the Credit Agreement in the principal amount of $[ ] be advanced on [ ] pursuant to the terms of the Credit Agreement. We select an Interest Period of [ ] months duration for this Advance.

                  The undersigned hereby requests an Advance of Facility F as defined in the Credit Agreement in the principal amount of [ ] be advanced on [ ] pursuant to the terms of the Credit Agreement. We select a LIBOR rate loan and an Interest Period of [ ] months duration. The Acquisition(s) to be financed by this Advance are described on the attached schedule. The calculations required by Section [2.01] are also included.

                  Capitalized terms used herein without definition shall have the respective meanings given to such terms in the Credit Agreement.

                  The undersigned hereby represents and warrants to you that as of the date hereof; (i) all of the representatives and warranties of the undersigned contained in the Credit Agreement are true and correct as if made on

                                                                      Exhibit C
#20170954.1
the date hereof; (ii) no Default or Event of Default has occurred and is continuing and to the Borrowers' knowledge no Default or Event of Default will result from the advances requested hereby; and (iii) all of the preconditions to the Advances requested hereby set forth in the Credit Agreement have been or will on the date of the Advances, be satisfied, met and complied with, subject to review by the Banks and such documents being acceptable to the Banks.

                  You are hereby authorized and directed to disburse the proceeds of the Advances hereby in accordance with the attached schedule.

                                            HVIDE MARINE INCORPORATED


                                            By: ______________________________



                                                                      Exhibit C
#20170954.1

                                                                     EXHIBIT D
                                                                        to the
                                                          Amended and Restated
                                                              Credit Agreement

                             ANTICIPATED INDEBTEDNESS


                                                                 ANTICIPATED
                                                                INDEBTEDNESS
                                                               (IN THOUSANDS)

Term Loan                                                              $58,500
         Revolver Facility (A)                                         $20,000
         Acquisition Facility (F)                                      $50,000

Capital Leases
         GBMS Lease                                                     $3,108
         Royal Runner Lease                                             $1,814
         St. Frances Note                                               $2,264
         Baton Rouge                                                      $247
         Maryland                                                         $974
         Virginia                                                         $858
         North Carolina                                                 $1,333
         Fork Lift                                                         $25
         Computer Leases                                                  $425
         Telephone Lease                                                  $137

Title XI
         Dynachem B                                                     $7,313
         Dynachem C                                                     $7,650
         Petrochem A                                                    $4,780
         Petrochem C                                                    $3,180
         Petrochem D                                                    $9,320

         Star Note (Astrachem)                                          $6,951
         Carol Note                                                       $649

         Operating Leases (Charter Hire)
         Challenger                                                     $3,707
         Magnachem                                                      $8,273
         Tractor Tug                                                    $4,704

         Other Indebtedness                                            $30,000


                                                                     Exhibit D
#20170954.1

                                                                     EXHIBIT E
                                                                        to the
                                                          Amended and Restated
                                                              Credit Agreement





--------------------------------------------------------------------------------






                           SECURITY AGREEMENT

                       dated as of February 3, 1997


                                Between


                         HVIDE MARINE INCORPORATED
                      SUN STATE MARINE SERVICES INC.
                    HVIDE MARINE TRANSPORT, INCORPORATED
                         SEABULK OFFSHORE, LTD.
                          SEABULK TANKERS, LTD.
                     SEABULK OCEAN SYSTEMS CORPORATION

                                as Pledgors


                                    and


                              CITIBANK, N.A.,

              as Administrative Agent on behalf of the Banks

                             as Secured Party




--------------------------------------------------------------------------------



                                                                      Exhibit E
#20170954.1

                           AMENDED AND RESTATED
                            SECURITY AGREEMENT

                     Dated as of February 3, 1997


                  In consideration of the execution and delivery of the Amended and Restated Credit Agreement dated as of February 3, 1997 by the Banks listed on the signature pages thereof, Citibank, N.A., as Administrative Agent, the Co-Agents and the Letter of Credit Agent, Hvide Marine Incorporated ("Hvide"), and each of Hvide Chartering, Ltd., Hvide Marine Transport, Incorporated, Seabulk Offshore, Ltd., Seabulk Tankers, Ltd., Seabulk Ocean Systems Corporation, Sun State Marine Services, Inc. (collectively, with Hvide, the "Pledgors"), each a limited partnership or corporation organized and existing under the laws of the State of Florida, hereby agree with Citibank, N.A., as Administrative Agent on behalf of the Banks, as Secured Party, to execute and deliver an Amended and Restated Security Agreement to replace the Amended and Restated Security Agreement dated as of August 14, 1996 and hereby agree as follows (with certain terms used herein being defined in Article 7):


                                ARTICLE 1.

                             SECURITY INTEREST

                  Section 1.1. Grant of Security Interest. To secure the payment, observance and performance of the Obligations, the Pledgors hereby mortgage, pledge and assign the Collateral to the Secured Party, and grant to the Secured Party a continuing security interest in, and a continuing lien upon, the Collateral.

                  Section 1.2. Validity and Priority of Security Interest. The Pledgors agree that the Security Interest shall at all times be valid, perfected and enforceable against the Pledgors and all third parties, in accordance with the terms hereof, as security for the Obligations, and that the Collateral shall not at any time be subject to any Lien that is prior to, on a parity with or junior to such Security Interest.

                  Section 1.3. Maintenance of Status of Security Interest, Collateral and Rights. (a) Required Action. The Pledgors shall take all action that may be necessary or desirable, or that the Secured Party may request, so as at all times (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 1.2, (ii) to protect and preserve the Collateral and
(iii) to protect and preserve, and to enable the exercise or enforcement of, the rights of the

                                                                     Exhibit E
#20170954.1

Secured Party therein and hereunder and under the other Loan Documents.

                  (b) Authorized Action. The Secured Party is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of each of the Pledgors. A carbon, photographic or other reproduction of this Agreement or of any financing statement filed in connection with this Agreement shall be sufficient as a financing statement.

                  Section 1.4. Evidence of Status of Security Interest. The Pledgors shall from time to time, upon request of the Secured Party, deliver to the Secured Party (i) such file search reports from such Uniform Commercial Code and other filing and recording offices and (ii) such opinions of counsel relating to the Collateral, the attachment and perfection of the Security Interest and otherwise to this Agreement, as the Secured Party may designate.

                  Section 1.5. Pledgors Remain Obligated; Secured Party and Other Principals Not Obligated. The grant by the Pledgors to the Secured Party of the Security Interest shall not (i) relieve the Pledgors of any liability to any Person under or in respect of any of the Collateral or (ii) impose on the Secured Party or the other Principals any such liability or any liability for any act or omission on the part of the Pledgors relative thereto.


                             ARTICLE 2.

                   DISPOSITION OF COLLATERAL PROCEEDS

                  Section 2.1. General. (a) Rights of Pledgors. Subject to
Section 2.2 (a) the Pledgors shall be entitled to (i) receive and retain all payments in respect of the Collateral, and (ii) make withdrawals from the Collateral Account, and (b) all instruments and documents constituting part of the Collateral shall be made available to the Pledgors upon request for purposes of presentation, collection or renewal (any such arrangement to be effected to the extent deemed appropriate by the Secured Party against a trust receipt or like document). Each withdrawal under clause (a)(ii) and request under clause
(b) of the preceding sentence shall constitute a representation and warranty by the Pledgors that no Event of Default is continuing. No delivery of any Collateral pursuant to clause (b) of the preceding sentence shall terminate the Security Interest therein and the Pledgors shall, within 18 days of its receipt of any such Collateral, either return such Collateral or its proceeds to the Secured Party or such other Person as the Secured Party may designate or, should the Security Interest in any such proceeds not be perfectible by possession, take such other action as may be required by Section 1.3(a) to continue the perfection of the Security Interest therein.

                                                                      Exhibit E
#20170954.1

                  (b) Rights of Secured Party. Subject to the Pledgors' rights under Section 2.1(a) and except in the case of proceeds of Collateral as to which a different disposition is expressly provided for herein, the Secured Party shall be entitled to receive and retain all proceeds of Collateral. Subject to its rights under Section 2.1(a), the Pledgors shall, should any of them receive any such proceeds, hold all such proceeds in trust for the Secured Party, not commingle the same with other property or funds of the Pledgors and, unless the Secured Party shall have otherwise instructed the Pledgors, deliver the same or cause the same to be delivered in the exact form received, together with any necessary endorsements, to the Secured Party or to such Person or Persons as the Secured Party may designate. The Secured Party is hereby irrevocably authorized, either in the name and on behalf of the Pledgors or in its own name, to endorse and deposit, or cause to be deposited, for collection, present, draw upon or under, or otherwise take action to realize upon, all instruments and documents constituting party of the Collateral for the purpose of holding and disposing of the proceeds thereof in accordance with the terms hereof.

                  Section 2.2. Event of Default. (a) Except during an Event of Default, (A) the Pledgors shall be entitled to (i) have delivered to them upon request all proceeds of the Collateral and (ii) make withdrawals from the Collateral Account and (B) all instruments and documents otherwise constituting part of the Collateral shall be made available to the Pledgors upon request for purposes of presentation, collection or renewal (any such arrangement to be effected to the extent deemed appropriate by the Secured Party against a trust receipt or like document). Each request under clause (A)(i) or clause (B) and each withdrawal under clause (A)(ii) of the preceding sentence shall constitute a representation and warranty by the Pledgors that no Default is continuing. No delivery of any Collateral pursuant to such clause (B) of the preceding sentence shall terminate the Security Interest therein and the Pledgors shall, within 18 days of its receipt of any such Collateral, either return such Collateral or its proceeds to the Secured Party or such other Person as the Secured Party may designate or, should the Security Interest in any such proceeds not be perfectible by possession, take such other action as may be required by Section 1.3(a) to continue the perfection of the Security Interest therein.

                  (b) During an Event of Default, the Secured Party shall have with respect to all Collateral held by or for its account all of the rights afforded it under Article 5.

                  Section 2.3. Interest on Collateral. No Collateral shall bear interest except to the extent specifically agreed to in writing by the Secured Party and, unless otherwise so agreed, any such interest shall constitute Collateral.



                                                                      Exhibit E
#20170954.1

                                ARTICLE 3.

                    CERTAIN REPRESENTATIONS AND WARRANTIES

                  Each of the Pledgors confirms the representations and warranties made by the Pledgors in the Credit Agreement.


                                  ARTICLE 4.

                              CERTAIN COVENANTS

                  Subject, in the case of each Section referred to therein, to the provisions of Section 4.2:

         A.  General.

                  Section 4.1. Certain Matters Relating to Preservation of Status of Security Interest. (a) Chief Executive Office. Each Pledgor shall maintain its chief executive office and, if different from its chief executive office, each office where the books and records relating to any Receivables are kept only at, and shall keep all of its books and records only at or in transit to, (b) the location specified therefor below its signature or (c) any other location provided that (i) the Secured Party has approved such location in writing, (ii) such location is within one of the 50 States of the United States or the District of Columbia and (iii)(a) the Security Interest, with respect to any Collateral at such location, or affected by the situs of such location, conforms to the requirements of Section 1.2 and (b) the Secured Party shall have received such evidence satisfactory to it to that effect that it may request, including acknowledgment copies of financing statements and opinions of counsel.

                  (b) Change of Name, Identity, Etc. Each Pledgor shall not change its name, identity or corporate structure without giving the Secured Party 60 days' prior notice thereof.

     Section 4.2. Ownership and Defense of Collateral. The Pledgors shall at all times (a) be the owners of the Collateral free from any right, title or interest of any third Person and (b) defend the Collateral against the claims and demands of all third Persons, except that this Section 4.2 shall not apply to the interest in the Collateral and the claims and demands of a holder of a Permitted Lien but for only so long as such Lien is a Permitted Lien.


                                                                      Exhibit E
#20170954.1

                  Section 4.3. Taxes; Compliance. The Pledgors shall (a) pay or cause to be paid when due all taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Collateral or its use or sale or other disposition and (b) comply with (i) all Applicable Law relating to the Collateral, (ii) the terms and provisions of all deeds and contracts relating to premises where Collateral is located and (iii) all license and franchise agreements pertaining to the Collateral.

                  Section 4.4. Requested Information. In addition to such other information as shall be specifically provided for herein, each Pledgor shall furnish to the Secured Party and each Bank such other information with respect to the Collateral as the Secured Party may request from time to time, in each case in form and substance and certified in a manner satisfactory to the Person requesting such information.

                  Section 4.5. Collection of Collateral Obligations. Subject to the rights of the Secured Party hereunder, each Pledgor shall endeavor to collect from the Collateral Debtor of each Collateral Obligation, when due, all amounts owing thereunder, and shall apply all amounts so collected to the outstanding balance of such Collateral Obligation, except that unless an Event of Default shall exist, this Section 4.5 shall not require the Pledgors to take any action not in accordance with sound business judgment and their respective customary collection practices as in effect on the Agreement Date or as approved in writing by the Secured Party. The Pledgors shall deposit all amounts so collected in the Collateral Account.

         B.  Receivables.

                  Section 4.6. Status of Receivables. Each Pledgor agrees that each Receivable (i) shall at all times represent the legal, valid and binding obligation of its Collateral Debtor and, subject to clause (ii)(A), be enforceable in accordance with its terms, (ii) shall at no time be subject to
(A) any discount, defense, set-off or counterclaim, other than, but only in each case to the extent arising in the ordinary course of business, (1) discounts or allowances for prompt payment, advertising and the like, but only to the extent the amounts thereof and arrangements therefor are set forth on Schedule 4.6(a) or have been disclosed to the Secured Party and the Banks or (2) defenses, set-offs or counterclaims resulting from damaged or non-complying merchandise,
(B) any agreement prohibiting assignment or requiring notice of or consent to assignment, or (C) any stamp or other Tax, (iii) shall be genuine and in all respects what it purports to be and arise out of a bona fide transaction, (iv) shall require no further act on the part of the Pledgors or any other Person to make it payable by the Collateral Debtor, and (v) shall comply with all Applicable Law.


                                                                     Exhibit E
#20170954.1

                  Section 4.7. Maintenance of Records. Each Pledgor shall, for not less than five years from the date on which any Receivable arose, maintain
(a) complete records of such Receivable, including records of all payments received, credits granted and merchandise returned and (b) all other documentation relating thereto.

                  Section 4.8. Performance of Terms. Each Pledgor shall duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and shall do nothing to impair the rights of the Secured Party therein.

                  Section 4.9. Modification of Terms. (a) The Pledgors shall not enter into any agreement providing for any deduction from any Receivable except for agreements that are made in the ordinary course of business.

                  (b) The Pledgors shall not rescind or cancel any obligation evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, without the prior written consent of the Secured Party, except that, unless an Event of Default shall exist, each Pledgor may, with respect to any Receivable, but only in the ordinary course of its business and in accordance with sound business judgment and its customary collection practices as in effect on the Agreement Date or as approved in writing by the Secured Party (i) extend the time of payment thereof and (ii) settle the same for an amount less than the then unpaid balance thereof.

                  Section 4.10. No Dispositions of Receivables. The Pledgors shall not sell or otherwise dispose of any Receivable or any interest therein.

                  Section 4.11. Verification. The Secured Party shall have the right at any time and from time to time, in the name of the Secured Party, in the name and on the stationery of the Pledgors or in such name as the Secured Party may select, to verify the validity, amount or any other matter relating to any Receivable by mail, facsimile, telephone or any other means.

                  Section 4.12. Information. (a) Schedule of Receivables. Each Pledgor shall deliver to the Secured Party and each Bank, within fifteen Business Days after the end of each quarterly accounting period of each fiscal year of the Pledgors, a schedule of Receivables that (i) shall be as of the last Business Day of such quarterly period, and (ii) shall set forth (A) a detailed aged trial balance of all its then existing Receivables specifying the names and balance due for each Collateral Debtor obligated on a Receivable so listed, and
(B) the respective, aggregate amounts of Receivables with respect to which, since the date of the most recent schedule, (1) the times

                                                                     Exhibit E
#20170954.1
of payment have been extended and (2) settlements for less than the unpaid balances thereof have been effected.

     (b) Master Address List and Other Documents. Each Pledgor shall from time to time upon request deliver to the Secured Party and each Bank (a) a master address list and an open items statement of each Collateral Debtor with respect to its Receivables and (b) copies of invoices, proofs of delivery, repayment histories, present status reports, and such other information relating to the Receivables and their status as the Secured Party or any Bank may request.


                                ARTICLE 5.

                             EVENT OF DEFAULT

                  During an Event of Default, and in each such case:

         A.  Proceeds.

                  Section 5.1. Application of Proceeds. All cash proceeds received by the Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all cash held by the Secured Party as Collateral shall, subject to the Secured Party's right to continue to hold the same as cash Collateral, be applied as follows:

                  First: To the payment of all out-of-pocket costs and expenses incurred by the Secured Party in connection with the sale of or other realization upon Collateral, including attorneys' fees and disbursements;

                  Second: To the payment of the Obligations owing to the Secured Party as provided in the Credit Agreement; and

                  Third: To the extent of the balance (if any) of such proceeds, to the payment to the Pledgors, subject to Applicable Law and to any duty to pay such balance to the holder of any subordinate Lien in the Collateral.

         B.  Remedies.

                  Section 5.2. General. (a) Use of Premises. The Secured Party may enter the Pledgors' premises and, until the Secured Party completes the enforcement of its rights in the Collateral thereof, remain on such premises and use the same to the extent necessary for the purpose of collecting Collateral
Obligations.

                  (b) Directors, Officers and Employees. The Secured Party may retain the Pledgors' directors, officers and employees, in each case upon such terms as the Secured Party and any such Person may agree, notwithstanding the provisions of any

                                                                     Exhibit E
#20170954.1
employment, confidentiality or non-disclosure agreement between any such Person and the Pledgors and each Pledgor hereby waives its rights under any such agreement and consents to each such retention.

                  (c) Power of Sale. The Secured Party (a) may sell the Collateral in one or more parcels at public or private sale, at any of its offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as it may deem commercially reasonable, (b) shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and (c) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (d) Foreclosure. The Secured Party, instead of exercising the power of sale conferred upon it by Section 5.2(c) and Applicable Law, may proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell the Collateral, or any portion thereof, under a judgment or a decree of a court or courts of competent jurisdiction.

                  (e) Receiver. The Secured Party may obtain the appointment of a receiver of the Collateral and each Pledgor consents to and waives any right to notice of such appointment.

                  (f) Bank Accounts. The Secured Party, and each Principal with which a Bank Account is maintained, may, with respect to the Collateral Account, do either or both of the following: (1) exercise dominion and control over, and refuse to permit further withdrawals and transfers (including withdrawals and transfers of cash, securities, instruments and other property) from, such accounts and continue to hold such accounts as part of the Collateral and (2) exercise all other rights hereunder with respect thereto and with respect to the property that is credited to such accounts that the Secured Party could exercise with respect to other Collateral, including, in case of such Principal, rights, including those under Section 5.3(c), that such Principal would have with respect to the Collateral Account maintained with it if such Principal were the Secured Party. In exercising such rights, each such Principal shall be entitled to all of the rights of the Secured Party under the Loan Documents.

                  Section 5.3. Collateral Proceeds. (a) Collections by Pledgors. The Secured Party may, by notice to each of the Pledgor, direct it to, and thereupon each Pledgor shall, receive all proceeds of Collateral in trust for the Secured Party, not commingle the same with any other property or funds of such Pledgor and, unless the Secured Party shall have otherwise instructed such Pledgor, deliver or cause to be delivered all such proceeds in the exact form received, together with any

                                                                      Exhibit E
#20170954.1
necessary endorsements, to the Secured Party or to such Person or Persons as the Secured Party may designate.

                  (b) Notification. Following an Event of Default the Secured Party may notify, or request the Pledgors to notify, in writing or otherwise,
(i) each Collateral Debtor to make payment directly to the Secured Party and
(ii) each Collateral Account and each other Person maintaining any similar arrangement to hold or otherwise dispose of all amounts then or thereafter credited to, deposited in or made subject to the applicable Collateral Account or other arrangement as the Secured Party may direct. If, notwithstanding the giving of any notice, any such Person shall make payments to the Pledgors, the Pledgors shall hold all such payments received in trust for the Secured Party, without commingling the same with other funds or property of the Pledgors or any other Person, and shall deliver the same to the Secured Party immediately upon receipt by the Pledgors in the identical form received, together with any necessary endorsements.

                  (c) Secured Party's Rights with Respect to Proceeds and Other Collateral. All payments and other deliveries received by or for the account of the Secured Party from time to time pursuant to Section 5.3(a) or (b), together with the proceeds of all other Collateral from time to time held by or for the account of the Secured Party (whether as a result of the exercise by the Secured Party its rights under Section 4.6 or Section 5.2(c) or (d) or otherwise) and the Collateral Account (including all amounts credited from time to time thereto and all cash, securities, instruments and other property represented by such credits) may, at the election of the Secured Party, (i) be or continue to be held by the Secured Party, or any Person designated by the Secured Party to receive or hold the same, as Collateral, (ii) be applied as provided in Section
5.1 or (iii) be disposed of as provided in Section 5.2(c) and (d).

                  (d) Enforcement by Secured Party. The Secured Party may, without notice to the Pledgors and at such time or times as the Secured Party in its sole discretion may determine, exercise any or all of the Pledgors' rights in, to and under, or in any way connected with or related to, any or all of the Collateral, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Pledgors' rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Collateral Obligations, in each case by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Collateral Obligations, (iii) preparing, filing and signing the name of the Pledgors on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving any Collateral Debtor and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with any Collateral Obligation, and (iv) using the information recorded on or contained in any data processing

                                                                      Exhibit E
#20170954.1
equipment and computer hardware and software relating to the Collateral Obligations to which the Pledgors have access.

                  (e) Adjustments. The Secured Party may settle or adjust disputes and claims directly with Collateral Debtors for amounts and on terms that the Secured Party considers advisable and in all such cases only the net amounts received by the Secured Party in payment of such amounts, after deduction of out-of-pocket costs and expenses of collection, including reasonable attorneys' fees, shall be subject to the other provisions of this Agreement.

                                ARTICLE 6.

                              MISCELLANEOUS

                  Section 6.1. Expenses of Pledgors' Agreements and Duties. The terms, conditions, covenants and agreements to be observed or performed by the Pledgors under this Agreement and the other Loan Documents shall be observed or performed by it at their joint and several cost and expense.

                  Section 6.2. Secured Party's Right to Perform on Pledgors' Behalf. If the Pledgors shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by the respective Pledgors under this Agreement and the other Loan Documents, the Secured Party may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of the Pledgors, and the Pledgors hereby authorize the Secured Party so to do.

                  Section 6.3. Secured Party's Right to Use Administrative Agents and to Act in Name of Pledgors. The Secured Party may exercise its rights and remedies under this Agreement and the other Loan Documents through an agent or other designee and, in the exercise thereof, the Secured Party or any such other Person may act in its own name or in the name and on behalf of the Pledgors.

                  Section 6.4. No Interference, Compensation or Expense. The Secured Party may exercise its rights and remedies under the Loan Documents (a) without resistance or interference by the Pledgors, (b) without payment of any rent, license fee or compensation of any kind to the Pledgors and (c) for the account, and at the expense, of the Pledgors.

                  Section 6.5. Limitation of Obligations with Respect to Collateral. (a) Neither the Secured Party nor any other Principal shall have any obligation to protect or preserve any Collateral or to preserve rights pertaining thereto other than the obligation to use reasonable care in the custody and preservation of any Collateral in its actual possession. The

                                                                      Exhibit E
#20170954.1

Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. The Secured Party shall be relieved of all responsibility for any Collateral in its possession upon surrendering it, or tendering surrender of it, to the Pledgors.

                  (b) Nothing contained in the Loan Documents shall be construed as requiring or obligating the Secured Party or any other Principal, and neither the Secured Party nor any other Principal shall be required or obligated, to (i) make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Collateral Obligation or any other Collateral or the monies due or to become due thereunder or in connection therewith, (ii) ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders, offers or other matters relating to any Collateral, whether or not the Secured Party or any other Principal has or is deemed to have knowledge or notice thereof, (iii) take any necessary steps to preserve rights against any prior parties with respect to any Collateral or (iv) notify the Pledgors of any decline in the value of any Collateral.

                  Section 6.6. Rights of Secured Party Under Uniform Commercial Code and Applicable Law. The Secured Party shall have, with respect to the Collateral, in addition to all of its rights and remedies under the Loan Documents, (a) the rights and remedies of a secured party under the Uniform Commercial Code, whether or not the Uniform Commercial Code would otherwise apply to the Collateral in question, and (b) the rights and remedies of a secured party under all other Applicable Law.

                  Section 6.7. Waivers of Rights Inhibiting Enforcement. Each Pledgor waives (a) any claim that, as to any part of the Collateral, a public sale, should the Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) the right to assert in any action or proceeding between it and the Secured Party any offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Loan Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE SECURED PARTY'S TAKING POSSESSION OR DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT EACH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE SECURED PARTY'S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of

                                                                      Exhibit E
#20170954.1
the rights or remedies under the Loan Documents or the absolute sale of the Collateral, now or hereafter in force under any Applicable Law, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

                  Section 6.8. Power of Attorney. (a) In addition to the other powers granted the Secured Party by the Pledgors under the Loan Documents, each Pledgor hereby appoints the Secured Party, and any other Person that the Secured Party may designate, as such Pledgor's attorney-in-fact to act, in the name, place and stead of such Pledgor in any way in which such Pledgor itself could do, with respect to each of the following: (i) endorsing the Pledgors' name on
(A) any checks, notes, acceptances, money orders, drafts or other forms of payment, (B) any proxies, documents, instruments, notices, freight bills, bills of lading or other documents or agreements relating to the Collateral, (C) schedules and assignments of Collateral Obligations and (D) notices of assignment, financing statements and other public records; (ii) claiming for, adjusting, and instituting legal proceedings to collect, any amounts payable under insurance, and applicable loss payable endorsements, required to be maintained under any of the Loan Documents; (iii) taking any actions or exercising any rights, powers or privileges that each Pledgor is entitled to take or exercise and that, under the terms of any of the Loan Documents, the Secured Party is authorized to take or exercise; (iv) doing or causing to be done any or all things necessary or, in the determination of the Secured Party, desirable to observe or perform the terms, conditions, covenants and agreements to be observed or performed by each Pledgor under the Loan Documents and otherwise to carry out the provisions of the Loan Documents; and (v) during an Event of Default, notifying the post office authorities to change the address for delivery of the Pledgors' mail to an address designated by the Secured Party, and receiving, opening and disposing of all mail addressed to the Pledgors (with all mail not constituting, evidencing or relating to the Collateral to be forwarded by the Secured Party to the Pledgors). Each Pledgor hereby ratifies and approves all acts of the attorney.

                  (b) To induce any third Person to act under this Section 6.8, each Pledgor hereby agrees that any third Person receiving a duly executed copy or facsimile of this Agreement may act under this Section 6.8, and that the termination of this Section 6.8 shall be ineffective as to such third Person unless and until actual notice or knowledge of such termination shall have been received by such third Person, and each Pledgor, on behalf of itself and its successors and assigns, hereby agrees to indemnify and hold harmless any such third Person from and against any and all claims that may arise against such third Person by reason of such third Person having relied on the provisions of this Section 6.8.


                                                                      Exhibit E
#20170954.1

                  Section 6.9. Release and Subordination of Rights Against the Borrowers, Guarantors and Other Collateral. (a) Release of "Claims" Against the Borrowers Resulting from the Loan Documents. Each Pledgor hereby releases the other Borrowers from all "claims" (as defined in section 101(4) of the Bankruptcy Code) that such Pledgor might otherwise have against the Borrower in any way arising out of, related to, or connected with, (i) its obligations under the Loan Documents, (ii) any obligation of contribution it may have, or (iii) the payment or performance of any obligation referred to in clause (i) or (ii).

                  (b) Subordination of Other Rights. To the extent not released by the Pledgors under Section 6.9(a), all rights that the Pledgors may at any time have against the other Borrowers, any guarantor or any other collateral for the Obligations (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Applicable Law or otherwise) in any way arising out of, related to, or connected with, (i) their respective obligations under the Loan Documents, (ii) any obligation of contribution the respective Pledgor may have, or (iii) the payment or performance of any obligation referred to in clause (i) or (ii), are hereby expressly subordinated to the prior payment, observance and performance in full of the Obligations. The Pledgors shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 6.9(b) until the Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by the Pledgors (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 6.9(b), such amount shall be held in trust by the Pledgors for the benefit of the Principals, not commingled with any of the Pledgors' other funds and forthwith paid over to the Secured Party, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Obligations.

                  Section 6.10. Termination of Security Interest. The Security Interest and all of the Pledgors' obligations under Articles 1, 4 and 5 shall terminate upon the satisfaction of the Obligations without the filing of a petition under the Bankruptcy Code by or against any Person whose assets were used to pay any amounts payable by the Borrowers under the Loan Documents.

                  Section 6.11. Notices and Deliveries. (a) Notices and Materials Other than Collateral. Except as provided in
Section 6.20:

                           (1)      Manner of Delivery.  All notices,
communications and materials (including all Information) to be given or delivered pursuant to the Loan Documents shall, except

                                                                  Exhibit E
#20170954.1
in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telex and facsimile transmissions). In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent the Secured Party has acted in reliance on such telephonic notice.

                           (2)      Addresses.  All notices, communications and
materials to be given or delivered pursuant to the Loan Documents shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments in Section [8.02] of the Credit Agreement; or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice specifically captioned "Notice of Change of Address" given to (x) if the party to which such information pertains is the Pledgors, the Secured Party and each Bank, (y) if the party to which such information pertains is the Secured Party, the Pledgors and each Bank and (z) if the party to which such information pertains is a Bank, the Pledgors and the Secured Party.

                  Section 6.12. Authorization to Charge Bank Accounts. Each Pledgor hereby authorizes each Principal, if and to the extent any amount payable by the Pledgors under the Loan Documents (whether payable to such Principal or to any other Principal) is not otherwise paid when due, to charge such amount against any or all of the Bank Accounts of the Pledgors with such Principal or any of its Affiliates, with the Pledgors remaining liable for any deficiency.

                  Section 6.13. Remedies of the Essence. The various rights and remedies of the Principals under the Loan Documents are of the essence of those agreements, and the Principals shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

                  Section 6.14. Disclosures. The Secured Party and the other Principals may disclose to, and exchange and discuss with, any other Person (the Secured Party, the other Principals and each such other Person being hereby authorized to do so) any information concerning the Collateral or the Pledgors or any of their Subsidiaries (whether received by the Secured Party, the other Principals or such other Person in connection with or pursuant to the Loan Documents or otherwise) for the purpose of (a) complying with Applicable Law,
(b) protecting or preserving the Collateral, (c) protecting, preserving, exercising or enforcing any of their rights in, under or related to the Collateral or the Loan Documents, (d) performing any of their obligations under or related to the Loan Documents or (e) consulting with respect to any of the foregoing matters.


                                                                      Exhibit E
#20170954.1

                  Section 6.15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

                  Section 6.16. LIMITATION OF LIABILITY. NEITHER THE SECURED PARTY NOR ANY OTHER PRINCIPAL SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH OF THE PLEDGORS HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY LOSS OR DAMAGE SUSTAINED BY ANY OF THE PLEDGORS, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, (i) ANY ACT OR FAILURE TO ACT OR (ii) ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR THE LOAN DOCUMENTS, EXCEPT, IN THE CASE OF CLAUSE (ii), FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS DETERMINED BY A JUDGMENT OF A COURT THAT IS BINDING ON THE PLEDGORS AND SUCH PRINCIPALS, FINAL AND NOT SUBJECT TO REVIEW ON APPEAL, TO BE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH PRINCIPALS CONSTITUTING (x) WILLFUL MISCONDUCT, (y) KNOWING VIOLATIONS OF LAW OR (z) GROSS NEGLIGENCE.

                  Section 6.17. Counterparts. Each Collateral Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

                  Section 6.18. Entire Agreement. This Agreement embodies the entire agreement among the Pledgors, the Secured Party and the Banks relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

                  Section 6.19. Successors and Assigns. All of the provisions of each Collateral Document shall be binding upon and inure to the benefit of the Pledgors, the Secured Party and the other Principals and their respective successors and assigns.

                  Section 6.20. Delivery of Opinions Authorized. The Pledgors hereby acknowledge and agree that each Person that has rendered or may render an opinion, report or similar communication, including legal opinions and accountant's reports, to any Person in connection with the Loan Documents, has been and is hereby authorized and directed to so deliver such opinion, report or communication.

                  Section 6.21. Conflicts with Credit Agreement. In the event of any conflict between the terms of this Agreement and the Credit Agreement the terms of the Credit Agreement shall control.



                                                                      Exhibit E
#20170954.1

                                  ARTICLE 7.

                                INTERPRETATION

                  Section 7.1. Definitional Provisions. (a) Certain Terms Defined by Reference. Except in the case of "Agreement", "Agreement Date", "Collateral" and "Security Interest" and as otherwise specified herein, all terms defined in the Credit
Agreement are used herein with the meanings therein ascribed to them.

                  (b) Other Defined Terms. For purposes of this Agreement capitalized terms used in this Agreement shall have the meaning stated below:

                  "Account" means a Receivable that represents the right to payment for goods sold or leased or for services rendered, in each case in the ordinary course of business.

                  "Account Debtor" means a Person obligated on an Account.

                  "Account Proceeds" means proceeds of an Account.

                  "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

                  "Agreement Date" means the date set forth as such on the last signature page hereof.

                  "Amended and Restated Credit Agreement" means the Credit Agreement, dated as of September 28, 1994 as amended by Amendment No. 1 dated as of May 15, 1995 and Amendment No. 2 dated as of March 26, 1996 and as subsequently amended and restated by that certain Amended and Restated Credit Agreement dated as of June 21, 1996 and Amendment No. 1 to the Amended and Restated Credit Agreement dated as of December 17, 1996 among the Pledgors, the Banks listed on the signature pages thereof, Citibank N.A., as Administrative Agent and the First National Bank of Boston, as Letter of Credit Agent.

                  "Applicable Law" means anything in Section 6.15 to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies, (ii) Government Approvals and
(iii) orders, decisions, judgments and decrees of all courts (whether at law in equity or admiralty) and arbitrators.

                  "Bank Account" means (i) a deposit, custody, or other account (whether, in any case, time or demand or interest or non-interest bearing and whether maintained at a branch or office located within or without the United States) of the Pledgors with the Secured Party, any other Principal or any Affiliate of the

                                                                     Exhibit E
#20170954.1

Secured Party or any other Principal, (ii) all amounts from time to time credited to such account, (iii) all cash, securities, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to such account or representing investments and reinvestments of amounts from time to time credited to such account and (iv) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (A) all property so credited or representing such investments and reinvestments and (B) such account.

                  "Collateral" means the Pledgors' interest (WHATEVER IT MAY BE) in each of the following, IN EACH CASE WHETHER NOW OR HEREAFTER EXISTING OR NOW OWNED OR HEREAFTER ACQUIRED BY THE Pledgors AND WHETHER OR NOT THE SAME IS NOW CONTEMPLATED, ANTICIPATED OR FORESEEABLE, or constitutes Collateral by reason of one or more than one of the following clauses, AND WHEREVER THE SAME MAY BE
LOCATED:

                  (i)    all Receivables;

                  (ii)   all Collateral Accounts;

                  (iii) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Pledgors or in which a Pledgor has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (iv) all guaranties, Liens on real or personal property, leases and other agreements and property that in any way secure or relate to any Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

                  (v) all drydocks owned by Sun State Marine Services, Inc., including, without limitation, those located in Green Cove Springs, Florida; and

                  (vi) all products and proceeds of Collateral in whatever form. The inclusion of "proceeds" of Collateral in the definition of "Collateral" shall not be deemed a consent by the Secured Party to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms hereof.

                  "Collateral Account" means a deposit account maintained with a Collateral Account Bank.

                  "Collateral Account Bank" means a bank in which a Collateral Account is opened pursuant to Article 5.


                                                                      Exhibit E
#20170954.1

                  "Collateral Debtor" means a Person obligated on, bound by, or subject to, a Collateral Obligation.

                  "Collateral Obligation" means a liability constituting part of the Collateral and includes any such constituting or arising under any Receivable.

                  "Defaulted Receivable" means a Receivable: (i) which is unpaid for more than 90 days from its original due date; (ii) as to which the Collateral Debtor or any other Person obligated thereon in respect thereof has taken any action, or suffered any event to occur, or is the subject of, any bankruptcy, insolvency, assignment for due benefit of creditors or similar action or proceeding; or (iii) which in accordance with good business practice would be transferred to inactive status or written off the books of the Pledgor which originated such Receivable as uncollectible.

                  "Eligible Receivable" means, at any time, a Receivable:

                  (i) the Collateral Debtors of which is not an Affiliate of any of the parties hereto;

                  (ii) the Collateral Debtor of which, at the time of the initial creation of an interest therein under the Agreement, is not the Collateral Debtor of any Defaulted Receivables which in the aggregate constitute 10% or more of the aggregate outstanding balance of all Receivables of such Obligor;

                  (iii) which at the time of the initial creation of an interest therein under the Agreement is not a Defaulted
         Receivable;

                  (iv) which, according to the contract related thereto, is required to be paid in full (A) within 30 days of the original billing date therefor, or (B) more than 30 days but no later than 120 days following the original billing date therefor;

                  (v) which is an "account" within the meaning of Section 9-106 of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

                  (vi) which is denominated and payable only in United States dollars in the United States;

                  (vii) which arises under a contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Collateral Debtor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever

                                                                      Exhibit E
#20170954.1

         (except the potential discharge in bankruptcy of such Collateral Debtor);

                  (viii) which, together with the Collateral Debtor related thereto, does not contravene any laws, rules or regulations applicable thereto and with respect to which no party to the Collateral Debtor related thereto is in violation of any such law, rule or regulation in any material respect; and

                  (ix) the Collateral Debtor of which is a United States resident or a non-resident to the extent the outstanding balance of such Receivable (the Collateral Debtor of which is a non-resident) at the time of the initial creation of an interest therein under this Agreement, when aggregated with the outstanding balance of all other receivables the Collateral Debtor of which is a non-resident, does not exceed 10% of the then outstanding balance of all Receivables.

                  "Excluded Receivables" means those receivables listed in
Schedule 1 to this Agreement.

                  "Fair Saleable Value" means, with respect to any asset at any time, the amount that a willing buyer would pay a willing seller for such asset on the assumption that the sale must take place within a period of six months to one year after such time.

                  "Pledgors" means the Persons listed in Schedule 1.3(a)
                   --------
hereto.

                  "Principals" means all Persons that are, or at any time were, the Secured Party, the Administrative Agent, the Letter of Credit Agent, the Co-Agent or a Bank.

                  "Receivables" means all rights and claims to the payment or receipt of money or other forms of consideration or compensation of any kind at any time now or hereafter owing or to be owing or claimed or that could be claimed to be owing (whether, if subject to the Uniform Commercial Code, classified thereunder as accounts, contract rights, chattel paper, general intangibles, instruments, securities or otherwise) including all such rights and claims in, to and under (i) (A) accounts, (B) contracts, guaranties and contracts of insurance of all kinds, including credit and key-man life insurance, (C) letters of credit, (D) chattel paper, (E) notes, (F) drafts, (G) instruments, (H) documents, (I) acceptances, (J) tax refunds, (K) judgments and
(L) all other debts, obligations and liabilities in whatever form now or hereafter owing, and (ii) all causes of action, whether sounding in tort, contract or otherwise and whether or not currently in litigation other than Excluded Receivables.


                                                                     Exhibit E
#20170954.1

                  "Secured Party" means the Administrative Agent and the Banks.

                  "Secured Party's Office" means the address of the Secured Party specified in or determined in accordance with the provisions of Section
8.02 of the Credit Agreement.

                  "Security Interest" means the mortgages, pledges and assignments to the Secured Party of, the continuing security interest of the Secured Party in, and the continuing lien of the Secured Party upon, the Collateral intended to be effected by the terms of this Agreement or any of the other Loan Documents.

                  Section 7.2. Captions. Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, the Loan Documents are included for convenience of reference only and shall not constitute a part of the Loan Documents for any other purpose or in any way affect the meaning or construction of any provision of the Loan Documents.

                                                                      Exhibit E
#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                    HVIDE MARINE INCORPORATED (formerly named
                                    Hvide Corp., the surviving corporation of a merger between Hvide Marine Incorporated and Hvide Corp.)



                                    By:
                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772


                                    HVIDE CHARTERING, LTD.
                                     By its general partner Hvide Marine
                                        Incorporated



                                    By:
                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772








                                                                      Exhibit E
20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.



                                    HVIDE MARINE TRANSPORT, INCORPORATED



                                    By:
                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772

                                                                      Exhibit E
#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                    SEABULK OFFSHORE, LTD.
                                    By its general partner Seabulk Tankers, Ltd.
                                    By its general partner Hvide Marine
                                    Transport Incorporated


                                    By:

                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772


                                    SEABULK TANKERS, LTD.
                                      By its general partner Hvide Marine
                                      Transport Incorporated



                                    By:
                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772






                                                                      Exhibit E
#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                    SEABULK OCEAN SYSTEMS CORPORATION



                                    By:
                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772

                                                                      Exhibit E
#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date.


                                    SUN STATE MARINE SERVICES, INC.



                                    By:
                                        Name:
                                        Title:
                                        Address: 2200 Eller Drive, Building 27
                                                 P.O. Box 13038
                                                 Port Everglades Station
                                                 Fort Lauderdale, FL 33316
                                                 Telephone: 954-524-4200
                                                 Facsimile: 954-527-1772


                                    CITIBANK, N.A.,
                                    as Administrative Agent
                                    on behalf of the Banks,
                                    as Secured Party



                                    By:
                                    Name:
                                    Title:


                                    Agreement Date:  February 3, 1997


                                                                     Exhibit E
#20170954.1

                                                                     Schedule 1
                                                          to Security Agreement


                              EXCLUDED RECEIVABLES


                  All Receivables relating to the U.S. Flag vessel SEABULK MAGNACHEM.

                  All Receivables relating to the U.S. Flag vessel SEABULK CHALLENGER.

                  All Receivables relating to the U.S. Flag vessel HMI DYNACHEM.

                  All Receivables relating to the U.S. Flag vessel HMI
PETROCHEM.

                  [All Receivables relating to the U.S. Flag vessel
ASTRACHEM.]



                                                                     Exhibit E
#20170954.1

                                                                Schedule 1.3(a)
                                                          to Security Agreement


                                STANDARD FORM UCC-1

                                FINANCING STATEMENT



(a)      Debtor:  [Insert Pledgors' names and addresses]


(b)      Secured Party:    Citibank, N.A., as Administrative Agent for
         the Banks, 399 Park Avenue, Shipping Department, 8th Floor, New York, NY 10043, as Secured Party (as defined in Annex A hereto).


(c) "Collateral" as defined in Annex A hereto, whether now or hereafter existing or now owned or hereafter acquired, including Receivables (including all accounts, contract rights and other rights to payment)

Signature Lines:


         Debtor:  [Insert Pledgors' names]


         Secured Party:    Citibank, N.A., as Administrative Agent, as
                                    Secured Party



                                                                     Exhibit E
#20170954.1

                         ANNEX A TO UCC-1 FINANCING STATEMENT



DEBTOR:


SECURED PARTY:             Citibank, N.A., as Administrative Agent and as
                           Secured Party for the Banks under the Credit
                           Agreement



                                COLLATERAL DESCRIPTION


                  "Collateral" means the Debtor's interest (whatever it may be) in each of the following, in each case whether now or hereafter existing or now owned or hereafter acquired by the Debtor and whether or not the same is now contemplated, anticipated or foreseeable, or constitutes Collateral by reason of one or more than one of the following clauses, and wherever the same may be located:

                  (a)      all Receivables except Excluded Receivables;

                  (b)      all Collateral Accounts;

                  (c) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Debtor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                  (d) all guaranties, liens on real or personal property, leases and other agreements and property that in any way secure or relate to any Collateral, or are acquired for the purpose of securing and enforcing any item thereof;

                  (e) all drydocks owned by Sun State Marine Services, Inc., including, without limitation, those located in Green Cove
Springs, Florida; and

                  (f) all products and proceeds of Collateral in whatever form.




                                                                     Exhibit E
#20170954.1

                            ADDITIONAL DEFINITIONS

                  For purposes of this Annex A:

                  "Administrative Agent" means Citibank, N.A., as agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial
Code) of the Banks, and any successor Administrative Agent appointed pursuant to the provisions of the Credit Agreement.

                  "Agreement" means the Security Agreement, dated as of September 30, 1994, between the Debtor and the other Pledgors named therein and the Secured Party, as amended from time to time.

                  "Amended and Restated Credit Agreement" means the Credit Agreement, dated as of September 28, 1994 as amended by Amendment No. 1 dated as of May 15, 1995 and Amendment No. 2 dated as of March 26, 1996 and as subsequently amended and restated by an Amended and Restated Credit Agreement dated as of June 21, 1996 and amended by Amendment No. 1 dated December 17, 1996 and as subsequently amended and restated again by that certain Amended and Restated Credit Agreement dated as of February 3, 1997 among the Pledgors, the Banks listed on the signature pages thereof, Citibank N.A., as Administrative Agent and the First National Bank of Boston, as Letter of Credit Agent.

                  "Banks" means the banks listed on the signature pages of the Credit Agreement and their respective successors and assigns.

                  "Collateral Account" means a deposit account maintained with a Collateral Account Bank.

                  "Receivables" means all rights and claims to the payment or receipt of money or other forms of consideration or compensation of any kind at any time now or hereafter owing or to be owing or claimed or that could be claimed to be owing to the Debtor (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, instruments, securities or otherwise) including all such rights and claims in, to and under (a) (i) accounts, (ii) contracts, including guaranties and contracts of insurance of all kinds, including credit and key-man life insurance, (iii) letters of credit, (iv) chattel paper, (v) notes, (vi) drafts,
(vii) instruments, (viii) documents, (ix) acceptances, (x) tax refunds, (xi) judgments and (xii) all other debts, obligations and liabilities in whatever form now or hereafter owing to the Debtor, and (b) all causes of action, whether sounding in tort, contract or otherwise and whether or not currently in litigation.


                                                                      Exhibit E
#20170954.1

                  "Secured Party" means the Administrative Agent, acting both on its own behalf as Administrative Agent and as the agent for and representative (within the meaning of Section 9-105(m) of the Uniform Commercial Code) of the other Principals.

                  "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of New York.


                                                                      Exhibit E
#20170954.1

                                                                Schedule 1.3(f)
                                                          to Security Agreement



                    [Form of Collateral Account Pledge Agreement]

                            [Letterhead of the Pledgors]

                          COLLATERAL ACCOUNT PLEDGE AGREEMENT



                                                                  , 19




[Name and address of Bank]


Attention:

CITIBANK, N.A.,
 as Administrative Agent

Gentlemen:

                  Reference is made to Account No. (the "Account") maintained by [name of Pledgors] (the "Pledgors") with [name of Collateral Account Bank] (the "Bank").

                  The Pledgors hereby advise the Bank that Citibank, N.A., as agent (the "Secured Party") pursuant to an Amended and Restated Security Agreement dated as of February 3, 1997 (the "Security Agreement"), a copy of which is attached hereto, has a security interest in any and all amounts credited to and balances in the Account on and after such time. Terms not otherwise defined herein shall have the meanings set forth in the Security Agreement.

                  1. Funds on deposit in the Account shall be withdrawn only upon the instructions of the Secured Party to the Bank and in the manner, at the times and to the account specified by the Secured Party to the Bank from time to time. Until the Secured Party notifies the Bank otherwise, the Secured Party's instructions to the Bank are as set forth in Exhibit A hereto. The Bank agrees not to exercise against the Account or the Collateral Account any security interests or rights of setoff, recoupment or counterclaim that it may have against the Pledgors.

                  2. The Pledgors hereby pledge, assign and transfer to the Secured Party and grant the Secured Party a security interest

                                                                      Exhibit E
#20170954.1
in (a) the Account and (b) all present and future credit balances in the Account as security for all Obligations and the Pledgors and the Bank acknowledge and agree that the Bank is holding and will hold the Account and such credit balances as agent for the Secured Party, for the sole and specific purpose of perfecting the Secured Party's security interest therein. The Secured Party's rights against the Pledgors under this paragraph are in addition to and not in limitation of the Secured Party's rights under the other provisions of this letter, under the Security Agreement and under the other Loan Documents (as such term is defined in the Security Agreement) and otherwise.

                  3. This Agreement may not be revoked or amended, in whole or in part, nor any requirement hereof waived, except with the prior written consent of the Secured Party. The Secured Party shall have the right at any time to direct the Pledgors to cause collections on proceeds of Collateral (as defined in the Security Agreement). In addition, upon five days' prior written notice to each of the other parties hereto, either the Bank or the Secured Party may terminate this Agreement at any time, but in any such event, the Secured Party's rights under paragraphs 1 and 3 shall continue until all balances in the Account have been transferred to the Secured Party in accordance with the terms hereof, and the Bank's rights under paragraph 2 hereof shall, with respect to amounts transferred, survive such termination.

                                            Very truly yours,

                                            [NAMES OF PLEDGORS]



                                            By
                                              Name:
                                              Title:


                                                                      Exhibit E
#20170954.1

Accepted and agreed to:

[NAME OF COLLATERAL ACCOUNT BANK]



By
  Name:
  Title:


Consented and agreed to:

CITIBANK, N.A.,
as Administrative Agent



By
  Name:
  Title:


                                                                     Exhibit E
#20170954.1

                                                                     Exhibit A
                                                         to Collateral Account
                                                              Pledge Agreement


                        Instructions from the Secured Party



                  Until instructed otherwise by the Secured Party (either by written notice or otherwise), the Bank shall promptly carry out any and all transfer requests made by the Pledgors with respect to balances in the Account.


                                                                     Exhibit E
#20170954.1

                                                                      EXHIBIT F
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement







--------------------------------------------------------------------------------









                          FIRST PREFERRED MORTGAGE
                  ON THE [UNITED STATES OR PANAMA] FLAG VESSEL

                               [NAME OF VESSELS]


                                        By


                                 [NAME OF SHIPOWNER]


                                    in favor of

                                 [NAME OF MORTGAGEE],
                                                       as Mortgagee






-------------------------------------------------------------------------------



                                                                      Exhibit F
#20170954.1

                        FIRST PREFERRED [FLEET] MORTGAGE


                  FIRST PREFERRED FLEET MORTGAGE, made the ___ day of ________, ______ by [NAME OF SHIPOWNER], a Florida [corporation or limited partnership of which the general partner is __________], [SHIPOWNER ADDRESS] (herein referred to as the "Shipowner"), in favor of [NAME OF TRUSTEE], a national banking association organized and existing under the laws of the United States of America, [TRUSTEE ADDRESS], not in its individual capacity, but solely as trustee (herein referred to as the "Mortgagee") pursuant to the Master Vessel and Collateral Trust and Security Agreement dated as of September 29, 1994 as amended and restated by the Amended and Restated Master Vessel and Collateral Trust and Security Agreement dated as of February 3, 1997 (as the same may be restated, amended, supplemented or otherwise modified from time to time, the "Master Vessel Trust Agreement") between Citibank N.A., as Administrative Agent (the "Administrative Agent") on behalf of itself, The First National Bank of Boston, a national banking association organized and existing under the laws of the United States of America and the other banks (together with their successors and assigns, the "Banks") described in the Credit Agreement as defined below and [NAME OF TRUSTEE].

                  WHEREAS:

                  A. The Shipowner is the sole owner of the whole of the United States [Panamanian] flag motor vessel [NAME OF VESSEL], Official No. ________, of ______ gross and ________ net tons, or thereabouts, duly documented in the name of the Shipowner, with her home port at the Port of ___________________, having been built in [country] in [year].

                           [The Shipowner is the sole owner of the whole of
the [United States or Panamanian] flag vessels listed in Exhibit B which is attached hereto and made a part hereof (the "Vessels").]

                  B. The Shipowner, [Insert Names of Other Borrowers], jointly and severally, as borrowers (herein collectively referred to as the "Borrowers"), the Administrative Agent, the Letter of Credit Agent, the Co-Agents and the Banks have entered into a Credit Agreement dated as of September 28, 1994, as amended by Amendment No. 1, dated as of May 15, 1995, as subsequently amended by Amendment No. 2, dated as of March 26, 1996, as amended and restated as of June 21, 1996 and amended by Amendment No. 1 dated December 17, 1996 and as subsequently amended and restated by the Amended and Restated Credit Agreement dated as of February 3, 1997 (the "Credit Agreement"), a copy of which is attached hereto as Exhibit A and made a part hereof. The Credit Agreement provides, inter alia, for one or more advances to be made to the Borrowers from time to time under (i) Facility A in a maximum principal amount of up to Twenty Million United States

                                                                     Exhibit F
#20170954.1

Dollars (US$20,000,000) with a maturity date of January 15, 2002, (ii) Facility B in an aggregate principal amount of up to Fifty Six Million Seven Hundred Fifty Thousand United States Dollars (US$56,750,000) with a maturity date of January 15, 2002, (iii) Facility C in a maximum principal amount of up to Five Million Six Hundred Thousand United States Dollars (US$5,600,000) with a maturity date of January 15, 2000, (iv) Facility D in a maximum principal amount of up to Six Million United States Dollars (US$6,000,000) with a maturity date of January 15, 2002, and (v) Facility F in a maximum principal amount of up to Fifty Million United States Dollars (US$50,000,000) with a maturity date of January 15, 2002, such that the maximum principal amount of all advances may be One Hundred Thirty Four Million One Hundred Thousand United States Dollars (US$134,100,000) (the "Loan"), which is evidenced, in part, by Secured Promissory Notes issued jointly and severally by the Shipowner and the other Borrowers in favor of each Bank substantially in the form of Exhibit A-1, Exhibit A-2 and Exhibit A-3 to the Credit Agreement (collectively, the "Notes"), and that the Shipowner will deliver this Mortgage in favor of the Mortgagee as security for the Loan and the Shipowner's other Obligations as defined in the Credit Agreement.

                  C. The Administrative Agent and [NAME OF TRUSTEE] have entered into the Master Vessel Trust Agreement pursuant to which [NAME OF TRUSTEE] has agreed to act as trustee for the Banks and hold to preferred mortgages on their behalf as set forth in the Master Vessel Trust Agreement.

                  D. Pursuant to the Credit Agreement, the Banks have agreed upon the terms and subject to the conditions set forth therein, severally, but not jointly, to advance to the Borrowers up to the maximum principal amount of One Hundred Thirty Four Million One Hundred Thousand United States Dollars (US$134,100,000). A portion of the Loan was drawn-down on the date hereof and the Shipowner acknowledges that it is justly indebted to the Mortgagee and may hereafter from time to time be justly indebted to the Mortgagee up to the maximum principal amount of One Hundred Thirty Four Million One Hundred Thousand United States Dollars (US$134,100,000) evidenced, in part, by the Notes. Consequently, the total amount of this Mortgage is One Hundred Thirty Four Million One Hundred Thousand United States Dollars (US$134,100,000) and interest, fees and performance of mortgage covenants.

                  E. In order to secure the payment of the Loan and its other Obligations as defined in the Credit Agreement evidenced, in part, by the Notes (including the principal of and interest thereon) according to the terms of the Credit Agreement and the Notes, and the payment of all other such sums that may hereinafter be secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance of and compliance with all the agreements, covenants and conditions contained herein or in the Credit Agreement and the other Loan

                                                                      Exhibit F
#20170954.1

Documents as defined in the Credit Agreement, the Shipowner has duly authorized the execution and delivery of this First Preferred [Fleet] Mortgage under the pursuant to [Chapter 313 of Title 46 of the United States Code as at any time amended (hereinafter the "United States Maritime Law") Article 1515 of the Panama Code of Commerce as amended by Law 43 at any time amended hereinafter "Panamanian Maritime Law".]

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, and in order to secure the payment of the Loan and other Obligations as defined in the Credit Agreement evidenced, in part, by the Notes (including the principal of and interest thereon) according to the terms of the Credit Agreement, and the payment of all other sums that may hereafter be secured by this Mortgage in accordance with the terms hereof (all such principal, interest, fees, and all other sums being hereinafter called "Indebtedness hereby secured") and to secure the performance and observance of and compliance with all of the agreements, covenants and conditions contained herein or in the Credit Agreement, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, its successors and assigns, the whole of the said vessels [NAME OF VESSEL the Vessels listed in Exhibit B] including, without being limited to, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, drills, apparel, furniture, fittings, equipment, drilling equipment, spare parts, and all other appurtenances thereunto appertaining or belonging, whether now owned or hereafter acquired, and also any and all additions, improvements, renewals and replacements hereafter made in or to such vessel or any part thereof, including all items and appurtenances aforesaid (such vessel, together with all of the foregoing, being herein called the "Vessel").

                  TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee, its successors and assigns, to its and to its successors' and assigns' own use, benefit and behoof forever.

                  PROVIDED, and these presents are upon the condition, that, if the Shipowner or its successors or assigns shall pay or cause to be paid the Indebtedness hereby secured as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, the Notes and this Mortgage and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner shall duly perform, observe and comply with or cause to be performed, observed, or complied with all the covenants, terms and conditions of this Mortgage, the Notes and the Credit Agreement, expressed or implied, to be performed, then this Mortgage and the estate and rights hereunder shall cease determine and be void, otherwise to remain in full force and effect.

                                                                     Exhibit F
#20170954.1

                  The Shipowner for itself, its successors and assigns, hereby covenants, declares and agrees with the Mortgagee, its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

                                 ARTICLE I

                          Covenants of the Shipowner.


                  SECTION 1. Acknowledgment of Debt. (a) The Shipowner hereby acknowledges that it is justly indebted to the Mortgagee and agrees to pay or cause to be paid the Indebtedness hereby secured and to observe, perform and comply with the covenants, terms and conditions herein, express or implied, on its part to be observed, performed or complied with.

                  (b) The obligation of the Indebtedness hereby secured is an obligation in United States Dollars and the terms "USD" or "U.S.$" or "Dollars" when used shall mean United States Dollars. Notwithstanding fluctuations in the value or rate of Dollars in terms of gold or any other currency, all payments hereunder or otherwise in respect of the Indebtedness hereby secured shall be made in United States Dollars when due and in United States Dollars when paid, whether such payment is made before or after the due date thereof.

                  SECTION 2. Organization of Shipowner. (a) The Shipowner is a corporation or a limited partnership duly organized and existing under the laws of the State of Florida.

                  (b) The Shipowner has full power and authority to own and mortgage the Vessel; all action necessary and required by law for the execution and delivery of this Mortgage, has been duly and effectively taken; and the Indebtedness hereby secured is and will be the valid and enforceable obligation of the Shipowner in accordance with its terms.

                  SECTION 3. No Existing Liens. The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any lien or encumbrance whatsoever other than (a) liens for current crew's wages, (b) liens covered by valid policies of insurance held by the Mortgagee and meeting the requirements of
Section 15 below, and (c) liens not covered by insurance incurred in the ordinary course of business and not more than thirty days past due, and shall defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

                  SECTION 4. Preferred Mortgage. The Shipowner will cause this Mortgage to be duly recorded in accordance with the provisions of the [United States or Panamanian] Maritime Law, and will otherwise comply with and satisfy all of the provisions of

                                                                      Exhibit F
#20170954.1
the [United States or Panamanian] Maritime Law in order to establish and maintain this Mortgage as a first preferred mortgage lien upon the Vessel for the amount of the Indebtedness hereby secured.

                  SECTION 5. No Unlawful Operation. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to law, and the Shipowner will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Vessel under the laws and regulations of the [United States or Republic of Panama] and will at all times keep the Vessel duly documented thereunder.

                  SECTION 6. Payment of Taxes, etc. The Shipowner will pay and discharge when due and payable, from time to time, all taxes, assessments, government charges, fines and penalties lawfully imposed on the Vessel or any income therefrom; provided that the Shipowner shall not be required to pay any such tax, assessment or charge if the validity or amount thereof is concurrently contested in good faith by appropriate proceedings and if the Shipowner shall have set aside on its books reserves in accordance with United States generally accepted accounting principles consistently applied deemed by it adequate with respect to such tax, assessment or charge; and provided further, however, that the Shipowner will pay or cause to be paid all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any lien which is attached as security therefor.

                  SECTION 7. No Power to Create Liens. Neither the Shipowner, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for crew's wages, salvage and this Mortgage.

                  SECTION 8. Notice of Mortgage. The Shipowner will place, and at all times and places will retain, a properly certified [English language] copy of this Mortgage on board the Vessel with her papers and will cause each such certified copy to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew's wages and salvage, and to any representative of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type reading as follows:


                                                                      Exhibit F
#20170954.1

                           "NOTICE OF MORTGAGE

                  The Vessel is covered by a First Preferred [Fleet] Mortgage in favor of [NAME OF TRUSTEE], as trustee, under authority of [Chapter 313 of Title 46 of the United States Code Article 1515 of the Panama Code of Commerce as amended by Law 43 of 1984 as amended]. Under the terms of said Mortgage, neither the Owner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any other lien whatsoever except liens for crew's wages and salvage."

                  SECTION 9. Discharge of Liens, Encumbrances, etc. Except for the lien of this Mortgage, the Shipowner will not suffer to be continued any lien, encumbrance or charge on the Vessel, and in due course and in any event within thirty (30) days after the same becomes due and payable or within fourteen (14) days after being requested to do so by the Mortgagee will pay or cause to be discharge or make adequate provision for the satisfaction or discharge of all claims or demands, or will cause the Vessel to be released or discharged from any such lien, encumbrance or charge.

                  SECTION 10. Libel. If a libel, complaint or similar process be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, the Shipowner will promptly notify the Mortgagee thereof by cable or telex, confirmed by letter, at its address, as specified in this Mortgage, and will cause the Vessel to be released from such attachment within seven (7) days and all liens thereon other than this Mortgage to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. The Shipowner will notify the Mortgagee within forty-eight (48) hours after it has become known to the Shipowner of any average or salvage incurred by the Vessel.

                  SECTION 11. Vessel Condition. (a) The Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel and all its equipment, outfit and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, and if classed will keep the Vessel, or cause her to be kept, in such condition as will entitle her to the highest classification and rating for vessels of the same age and type in American Bureau of Shipping, or other classification society of like standing approved by the Mortgagee.

                  (b) The Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, treaties and conventions of the [United States or Republic of Panama], and rules and regulations issued thereunder, and shall have on board

                                                                      Exhibit F
#20170954.1
as and when required thereby valid certificates showing compliance therewith. The Shipowner covenants that the Vessel will at all times comply with all laws, rules and regulations of the United States and of any State or nation of territory having jurisdiction over the Vessel, including but not limited to the Oil Pollution Act of 1990, the Toxic Substances Control Act, Comprehensive Environmental Response Compensation and Liability Act and the Hazardous Materials Transportation Act and in each case the rules and regulations promulgated and guidance issued pursuant thereto and similar treaties, conventions, and national, state and local statutes, as they may be amended from time to time and shall have on board the Vessel(s) shall at all times comply with all applicable laws, treaties and conventions to which the [United States or Republic of Panama] is a party and the rules and regulations issued thereunder valid certificates demonstrating compliance according to and wherever required thereby.

                  (c) The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of the Vessel(s), without first receiving the written approval thereof by the Mortgagee.

                  (d) The Shipowner agrees, following request by the Mortgagee, to give the Mortgagee at least ten (10) days notice of actual date and place of any drydocking or survey in order that the Mortgagee may have representatives present if desired. The Shipowner agrees that at the Mortgagee's request it will satisfy the Mortgagee that the expense of such drydocking or survey or work to be done thereat is within Shipowner's financial ability and will not result in a claim or lien against the Vessel in violation of the provisions of this Mortgage.

                  (e) The Shipowner will submit to the Mortgagee, annually or more often, a certificate issued by the Vessel's classification society indicating the classification in which the Vessel is maintained.

                  SECTION 12. Provision of Information and Documents. (a) The Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives full and complete access to the Vessel for the purpose of inspecting the Vessel and her cargo and papers and, at the request of the Mortgagee, the Shipowner will deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not.

                  (b) The Shipowner hereby agrees to furnish the Mortgagee promptly the following: (i) on demand, copies of any and all contracts and documents relating to the Vessel, whether on board or not, including without limitation, all charter parties or contracts of affreightment; and (ii) full information and details with respect to the Vessel and all such contracts and documents, including without limitation, full details as to

                                                                      Exhibit F
#20170954.1
parties, times of delivery and the like related to any charter parties or contracts of affreightment.

                  (c) The Shipowner agrees to assign to the Mortgagee any charters or earnings of the Vessel, and said assignments shall be in all respects subject to the terms of the Credit Agreement.

                  (d) The Shipowner hereby appoints the Mortgagee attorney-in-fact of the Shipowner, whether or not an event of default shall have occurred or is continuing, to appear before governmental bodies, classification societies and insurers and to demand and receive to the same extent that the Shipowner itself might, all information and certificates respecting (i) the corporate status of the Shipowner under the laws of its jurisdiction of organization or any other jurisdiction in which it may have qualified to do business, (ii) the status of the Vessel(s) under the laws and regulations of its country of registration, and its compliance with the requirements thereof, and
(iii) the state of the records of [any of] the Vessel(s) or of the Shipowner in respect of the Vessel(s) in any classification society with which the Vessel(s) may be classed or of any company, association or club by whom the Vessel(s) or the Shipowner in respect of the Vessel(s) may be insured; and the Shipowner hereby agrees that the Mortgagee may execute its powers as attorney-in-fact as aforesaid through its agents, representatives and attorneys. This power of attorney is coupled with an interest and shall be irrevocable as long as any Indebtedness hereby secured from the Shipowner to the Mortgagee or the Banks remains outstanding.

                  SECTION 13. No Transfer of Flag. The Shipowner will not transfer or change the flag or port of documentation of the Vessel without the written consent of the Mortgagee first had and obtained, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation.

                  SECTION 14. Negative Pledge. The Shipowner will not sell, mortgage, demise charter or transfer the Vessel without written consent of the Mortgagee first had and obtained, and any such written consent to any one sale, mortgage, demise charter or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, demise charter or transfer. Any such sale, mortgage, demise charter or transfer of [any of] the Vessel shall be subject to the provisions of this Mortgage and the lien hereof. The Shipowner will not charter the Vessel to, or permit the Vessel to serve under any contract of affreightment with any person with whom such charter or contract of affreightment would be prohibited under any applicable treaty, convention or law governing the Vessel(s) or the Shipowner.


                                                                      Exhibit F
#20170954.1

                  SECTION 15. Insurances. (a) The Shipowner will cause to be carried and maintained with respect to the Vessel without expense to the Mortgagee and will obtain renewals thereof at least five (5) full business days prior to the expiration date thereof insurance as follows:

                             (i) Insurance covering marine navigating risk, hull and machinery or if appropriate, port risk, hull and machinery with underwriters approved by the Mortgagee under forms of policies of the American Institute of Marine Underwriters or the Institute of London Underwriters or such other forms or policies as shall be approved by the Mortgagee insuring the Vessel[s] against the usual risks covered by current (at the time of issue of the policy in question) forms of the American Institute of Marine Underwriters or the Institute of London Underwriters which may include increased value and total loss only insurance, each such insurance (including any increased value and total loss only insurance) to be in amounts aggregating at all times not less than the greater of (x) the [each] Vessel's fair market value determined pursuant to Section 1.03 of the Credit Agreement or (y) one hundred twenty percent (120%) of the aggregate unpaid principal amount of the Loan and the then available Commitment due in respect of a Total Loss of the [a] Vessel under Section 2.05(d)(i) of the Credit Agreement. If, when and while the Vessel is laid up, in lieu of the aforesaid insurance, port risk, hull and machinery and port risk war hull and machinery insurance may be taken out thereon. Any of the foregoing insurance may provide for a deductible in the amount of up to Fifty Thousand United States Dollars (US$50,000) for any one loss or such greater amount as may be reasonably approved by the Mortgagee; provided, however, if the insurance in respect of the Vessel[s] is part of a fleet cover, the deductible attributed to any one ship shall be Fifty United States Dollars (US$50,000) or such greater amount as may be reasonably approved by the Mortgagee and such insurances shall include a cross-liability endorsement.

                            (ii) Marine protection and indemnity insurance and worker's compensation, crew coverage, excess collision, salvage, general average, care, custody and control coverage, and if generally available and commercially reasonable and prudent to purchase such coverage, liability for punitive damages in the highest amounts from time to time generally obtained by first class prudent operators of fleets of vessels of similar type, size, age, trade, purpose and flag as the Vessel, and war risk protection and indemnity insurance in amount equal to the then current amount of hull and machinery insurance coverage, carried pursuant to subparagraph (i) above in each case, under the forms of cover approved by the Mortgagee insuring the Vessel[s] against usual risks covered by current (at the time of issue of the policy in question) rules of a member

                                                                      Exhibit F
#20170954.1
         of the international group of P&I clubs or equivalent insurances and with a protection and indemnity association or club in good standing and acceptable to the Mortgagee. The Shipowner will cause such club or association to issue to the Mortgagee a Letter of Undertaking in form satisfactory to the Mortgagee. Such insurance shall not include a deductible or self-insured retention in excess of __________ United States Dollars (US$__________) per occurrence of such greater amount as may be reasonably approved by the Mortgagee; provided, however, if the insurance in respect of the [a] Vessel is part of a fleet cover, the deductible attributable to any one Vessel shall be __________ United States Dollars (US$__________) or such greater amount as may be reasonably approved by the Mortgagee and such insurances shall include a cross-liability endorsement.

                           (iii) Liability insurance for pollution, leakage and spillage (which may be included in the coverage procured pursuant to subparagraph (ii) above) in such aggregate amount as may be approved by the Mortgagee.

                            (iv) Mortgagee's interest insurance and additional peril pollution or equivalent cover in favor of the Mortgagee in form and amount and with underwriters acceptable to the Mortgagee. In the case of additional peril pollution insurance, the Mortgagee shall contract for such insurance and the Mortgagor shall reimburse the Mortgagee for premiums paid in respect of the same.

                             (v) Such other insurances with respect to the Vessel[s] as may be requested by the Mortgagee in such forms and amounts as the Mortgagee may require or approve.

                  (b) All insurances required under this Section 15 shall provide that there shall be no material amendments or modifications without the prior written consent of the Mortgagee and that neither the Shipowner nor any charterer may declare or agree with any underwriters that the Vessel is a constructive or compromised or agreed or arranged constructive total loss without the prior written consent of the Mortgagee (provided that no such consent shall be required in the event that the underwriters of the hull insurance on the Vessel shall have agreed to make payment in respect of the Vessel on the basis of a total loss in a net amount not less than the principal amount required to be paid pursuant to Section 2.05(d) of the Credit Agreement) and all such policies or certificates shall contain the following named assured and loss payable clauses:

                    (i) Insurance on the [any] Vessel involved in any damage to the Vessel shall contain the following named assured and loss payable clauses:


                                                                      Exhibit F
#20170954.1

"Named Assured:

                           [NAME OF SHIPOWNER], as Shipowner, and [NAME OF TRUSTEE], as Trustee/Mortgagee (the "Mortgagee") under a certain [United States/Panamanian] First Preferred [Fleet] Mortgage dated _____________, as at any time amended or supplemented, and as assignee under the Insurance Assignment dated _____________, as their respective interests may appear."

"Loss Payee:

                  A. Losses, if any, (excepting claims required to be paid to others under the collision clause) payable to [NAME OF TRUSTEE], as Trustee/Mortgagee (the "Mortgagee") under that certain [United States/Panamanian] First Preferred [Fleet] Mortgage dated _____________, as at any time amended or supplemented (the "Mortgage"), for distribution by the Mortgagee first to itself and thereafter to [NAME OF SHIPOWNER] as Shipowner, or order. However, notwithstanding that the insurance is payable in accordance with the preceding sentence, all losses, except for total loss, under policies of insurance carried on the Vessel shall be payable (unless the underwriters are otherwise notified by the Mortgagee) direct for the repair, salvage or other charges involved, or if the Shipowner shall have first paid for any or all repairs or for any or all salvage or other charges, and the underwriters have received satisfactory proof thereof, to the Shipowner; provided that in the case of (1) a loss in excess of __________ United States Dollars (US$________) or (2) receipt by the underwriters of a notice from the Mortgagee that an Event of Default under the Mortgage has occurred and is continuing, the underwriters shall not make payment to the Shipowner without first obtaining the written consent thereto by the Mortgagee, and in either of which cases all payments shall be payable to the Mortgagee for distribution by the Mortgagee first to itself and thereafter to the Shipowner, or order;

                  B. The underwriters will notify the Mortgagee in writing if any payment of the premium is not received within fourteen days of the due date therefor.

                  C. In the event of non-payment of premiums when due, the underwriters undertake not to exercise any right of cancellation which they may have without

                                                                      Exhibit F
#20170954.1
                           giving ten (10) days prior telefax notice confirmed in writing of such cancellation to the Mortgagee and giving the Mortgagee an opportunity of paying any balance of such premiums in respect of the Vessel which may be in default. If the Vessel is insured under fleet cover, the underwriter agrees that in the event of the nonpayment of the premium for the fleet, the underwriter will nevertheless continue the insurance in respect of the Vessel if the Mortgagee pays or causes to be paid the pro rata portion of the premium which is allocable to the Vessel.

                  D. Notwithstanding the fact that [NAME OF TRUSTEE], as Trustee/Mortgagee, is named hereunder as an assured, there shall be no recourse against the Mortgagee for payment of premium."

                   (ii) Insurances on the Vessel respecting protection and indemnity risks shall contain the following named assured loss payee and notice of cancellation clauses in substantially the following forms or such other forms as may be acceptable to the Mortgagee:

"Named Assured:

                           [NAME OF SHIPOWNER], as Owner, and [NAME OF TRUSTEE], as Trustee/Mortgagee under a certain [United States/Panamanian] First Preferred [Fleet] Mortgage dated ________________, as at any time amended or supplemented, and as Assignee under the Insurance Assignment dated ____________, from the Shipowner to the Mortgagee as their respective interests may appear."

"Loss Payee:

                  A. Losses, if any payable to the person to whom any liability covered by this insurance is incurred or to the Shipowner provided that before making any such payment, the underwriters or the clubs shall receive satisfactory proof that the Shipowner has discharged the liability, and paid the expense or settled the claim on which the payments is based or cause such discharge, payment or settlement to be made, unless and until the receipt by the underwriter or club of a notice from the Mortgagee that an Event of Default under the [United States/Panamanian] First Preferred [Fleet] Mortgage dated ____________, given by the Shipowner to [NAME OF TRUSTEE], as Trustee/Mortgagee, has occurred and is continuing under the Mortgage, in which case all payments

                                                                      Exhibit F
#20170954.1
                           shall be payable to Mortgagee for distribution by it first to itself and thereafter to the Shipowner provided always that the underwriters or the club are free to make payments in discharge of any guarantees theretofore issued by such underwriters or club in favor of third parties;

                  B. The Underwriters or the club will notify the Mortgagee in writing if any payment of calls (including supplemental calls) or assessments have not been received within 14 days of the due date therefor.

                  C. In the event of non-payment of calls (including supplemental calls) or assessments when due relating to the Vessel(s) the underwriters or club shall undertake not to exercise any right of cancellation which they may have without giving ten (10) days prior telex notice confirmed in writing of such cancellation to the Shipowner and the Mortgagee and an opportunity of paying any balance of such calls (including supplemental calls) or assessments relating to the Vessel which may be in default.

                  D. Notwithstanding the fact that [NAME OF TRUSTEE], as Trustee/Mortgagee, is named hereunder as assured, there shall be no recourse against the Mortgagee for payment of calls or assessments."

                  (c) The Shipowner will furnish the Mortgagee from time to time on request, and in any event at least annually, a detailed report signed by a firm of marine insurance brokers acceptable to the Mortgagee with respect to the insurance carried and maintained on the Vessel(s), stating that the insurance
(i) comply with the provisions of this Mortgage or describing any terms which differ from the provisions of this Mortgage and (ii) is comparable to insurances carried by prudent shipowners of comparable vessels of the same age and type. The Shipowner will cause such firm to agree to advise the Mortgagee of non-payment of any premium within 10 days after the due date thereof and of any other act or omission on the part of the Shipowner of which they have knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Vessel(s). At the Shipowner's expense, the Shipowner will cause any insurance broker and P&I club or association providing P&I insurance to agree to advise the Mortgagee by telex or telefax confirmed by air mail letter of any expiration, termination, alteration or cancellation of any policy, any default in payment of any premium and of any other act or omission on the part of the Shipowner of which it has knowledge and which might invalidate or render unenforceable in whole or in part any insurance on the Vessel(s). To the extent obtainable from underwriters or brokers, all policies required hereby shall

                                                                     Exhibit F
#20170954.1
provide for not less than 10 days prior written notice to be received by the Mortgagee prior to the termination and cancellation of the insurance evidenced thereby. All policies of insurance maintained pursuant to this Section 15 shall contain provisions waiving underwriters' rights of subrogation thereunder against any assured named in such policy and any assignee of said assured. The Shipowner agrees that, unless the insurances by their terms provide that they cannot cease without the Mortgagee being informed and having the right to continue the insurances by paying any premiums or demands not paid by the Shipowner, receipts showing payment of premiums for required insurance and also any demands from the Vessel's P&I underwriters have been paid shall be in the hands of the Mortgagee at least two (2) days before the risk in question commences.

                  (d) All amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be disposed of as follows:

                             (i) any amount which might have been paid at the time, in accordance with the provisions of paragraph (b) above, directly to the Shipowner or others shall be paid by the Mortgagee to, or as directed by, the Shipowner;

                            (ii) all amounts paid the Mortgagee in respect of a Total Loss as defined in the Credit Agreement shall be applied by the Mortgagee in accordance with Section 6.02 of the Credit Agreement;

                           (iii) so long as no "event of default" referred to in
         Section 1 of Article II shall have occurred and be continuing, at the option of the Mortgagee, all other amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be applied to the making of needed repairs or other work on the Vessel or to the payment of other claims incurred by the Shipowner relating to the Vessel or may be paid to the Shipowner or whosoever may be entitled thereto;

                            (iv) if an event of default shall have occurred and be continuing, all amounts paid to the Mortgagee in respect of any insurance on the Vessel shall be applied in accordance with the provisions of Section 6.02 of the Credit Agreement;

                             (v) all other amounts paid to the Mortgagee in respect of any insurance on the Vessel may, in the Mortgagee's sole discretion, be held and applied to the prepayment of the indebtedness hereby secured.

                  (e) In the event that any claim or lien is asserted against the (a) Vessel for loss, damage or expense which is covered by insurance required hereunder and it is necessary for the Shipowner to obtain a bond or supply other security to prevent arrest of the Vessel or to release the
(such)Vessel from

                                                                      Exhibit F
#20170954.1
arrest on account of such claim or lien, the Mortgagee, on request of the Shipowner, may, in the sole discretion of the Mortgagee, assign to any person, firm or corporation executing a surety or guarantee bond or other agreement to save or release the Vessel from such arrest, all right, title and interest of the Mortgagee in and to said insurance covering said loss, damage or expense, as collateral security to indemnify against liability under said bond or other agreement.

                  (f) The Shipowner shall deliver to the Mortgagee certified copies or originals whenever so requested by the Mortgagee, of all certificates of entry, cover notes, binders, evidences of insurance and policies for the purpose of inspection or safekeeping, or, alternatively, satisfactory letters of undertaking from the broker holding the same. The Shipowner agrees to assign to the Mortgagee its rights under all policies of insurance in respect of the Vessel.

                  (g) The Shipowner agrees that it will not execute or permit or willingly allow to be done any act by which any insurance may be suspended, impaired or canceled, and that it will not permit or allow the Vessel to undertake any voyage or run any risk or transport any cargo which may not be permitted by the policies in force, without having previously insured the Vessel by additional coverage to extend to such voyages, risks or cargoes.

                  (h) In case any underwriter proposes to pay less on any claim than the amount thereof, the Shipowner shall forthwith inform the Mortgagee and, so long as no Default or Event of Default has occurred and is continuing, the Shipowner may with the prior approval of the Agent agree to any compromise, but otherwise the Mortgagee shall have the right to negotiate and agree to any compromise.

                  (i) The Shipowner will comply with and satisfy all of the provisions of any applicable law, convention, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof and will maintain all certificates or other evidences of financial responsibility as may be required by any such law, convention, regulation, proclamation or order with respect to the trade which the Vessel is from time to time engaged in and the cargo carried by it.

                  SECTION 16. Reimbursement for Expenses. The Shipowner will reimburse the Mortgagee promptly, with interest at the default rate described in
Section 2.04(c) of the Credit Agreement, for expenditures which the Mortgagee may from time to time make, lay out or extend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorney's fees, necessary translation

                                                                      Exhibit F
#20170954.1
fees for documents made in a language other than English, and other matters as the Shipowner is obligated herein or in the Credit Agreement to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged to do so, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

                  SECTION 17. Performance of Charter. The Shipowner will fully perform in all material respect any and all charter parties which are, or may be, entered into with respect to the Vessel.

                  SECTION 18. No Change in Ownership Structure. The Shipowner further covenants and agrees with the Mortgagee that, so long as any part of the Indebtedness hereby secured remains unpaid, there shall be no change in the ownership of the Vessel(s), change in the shareholders of the Shipowner or its shares without the prior written consent of the Mortgagee.

                  [SECTION 19. Citizenship. The Shipowner is now, and shall remain during the life of this Mortgage, a citizen of the United States as defined in Section 2 of the Shipping Act, 1916, as amended, qualified to engage in the coastwise trade.]


                              ARTICLE II
                     Events of Default and Remedies.

                  SECTION 1. Events of Default. In case any one or more of the following events, herein termed "events of default", shall have occurred and be continuing:

                  (a) any payment in respect of the Indebtedness hereby secured has not been received by the Mortgagee when due; or

                  (b) the statements in Sections 2 and 3 of Article I shall prove to be untrue in a material way; or

                  (c) a default shall have occurred in the due and punctual observance and performance of any of the provisions of Sections 3, 4, 5, 9, 10, 11(a), (b), (c), 13, 14, 15(a), (b), (c), (g), (i), 16, 18 [and 19] of Article I
hereof; or

                  (d) a default by the Shipowner in the observance or performance of any other agreement under this Mortgage shall have occurred and shall remain unremedied for seven (7) days after written notice thereof shall have been given to the Shipowner by the Mortgagee; or


                                                                     Exhibit F
#20170954.1

                  (e) (i) the Shipowner shall be in default under any other mortgage covering the Vessel(s) and the period of grace, if any, for such default shall have expired or (ii) any other mortgage covering the Vessel(s) shall be amended, supplemented or assigned without the prior written consent of the Mortgagee; or

                  (f) an Event of Default as defined in the Credit Agreement shall have occurred and be continuing;

then, and in each and every such case, the Mortgagee shall have the right to:

                  (1) Declare all the then unpaid Indebtedness hereby secured to be due and payable immediately, and upon such declaration the same, including interest to the date of declaration, shall become and be immediately due and payable (provided no declaration shall be required if an Event of Default shall have occurred and be continuing as described in Section 6.01(e) of the Credit Agreement);

                  (2) Exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the [United States Maritime Law/Republic of Panama] or the law of any other jurisdiction where the Vessel may be found;

                  (3) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Indebtedness hereby secured, and collect the same out of the property of the Shipowner covered by this Mortgage or otherwise;

                  (4) Take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to subsection (5) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or

                                                                      Exhibit F
#20170954.1
         other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner;

                  (5) Take and enter into possession of the Vessel at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Vessel, at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable, free from any claim by the Shipowner in admiralty, in equity, at law or by statute, at public or private sale, by sealed bids or otherwise, by mailing, by air or otherwise, notice of such public sale, addressed to the Shipowner at its last known address, fourteen days prior to the date fixed for entering into the contract of sale and by first publishing notice of any such public sale for ten consecutive days, in some newspaper published in the City of New York, State of New York or if the place of sale should not be in New York City then by publication of a similar notice at or near the place of sale; in the event that the Vessel shall be offered for sale by private sale, reasonable notice must be given to the Shipowner but not more than three days' notice and no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale. Any sale made in accordance with the terms of this subsection (5) shall be deemed made in a commercially reasonable manner insofar as the Shipowner is concerned.

                  SECTION 2. Sale Divests Title. Any sale of [any of] the Vessel(s) made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Mortgagee, if it is the purchaser, shall be entitled for the purpose of making settlement or payment for the property purchased to use and apply the Indebtedness hereby secured in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of

                                                                      Exhibit F
#20170954.1
such sale to the Mortgagee after allowing for the costs and expense of sale and other charges; and thereupon such purchase shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Indebtedness hereby secured. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

     SECTION 3. Mortgagee's Power of Attorney - Sales. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, upon the happening of an event of default specified in Section 1 of this Article II, to execute and deliver to any purchaser aforesaid, and is hereby vested, irrevocably, with full power and authority to make, in the name and in behalf of the Shipowner, a good conveyance of the title to [any of] the Vessel[s] so sold. In the event of any sale of the [a] Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

                  SECTION 4. Mortgagee's Power of Attorney - Collection. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner upon the happening of any event of default specified in Section 1 of this Article II, in the name of the Shipowner, irrevocably, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel(s) and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any event of default in respect of the Vessel(s), or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

                  SECTION 5. Delivery of Vessel. Whenever any right to enter and take possession of the Vessel(s) accrues to the Mortgagee, it may required the Shipowner to deliver, and the Shipowner shall, on demand, at its own cost and expense, deliver to the Mortgagee the Vessel[s] as demanded. If the Mortgagee shall be entitled to make any legal proceedings to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointments of a receiver of the Vessel[s] and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.


                                                                      Exhibit F
#20170954.1

                  SECTION 6. Mortgagee Power of Attorney - Discharge of Liens. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against [any of] [such] the Vessel[s] because of or on account of any alleged lien against [such] the Vessel[s] from which the Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all reasonable expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

                  SECTION 7. Indemnification. The Shipowner covenants that upon the happening of any one or more of the events of default, then, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable in respect of the Indebtedness hereby secured; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section 7 shall be applied by the Mortgagee in accordance with the provisions of Section 6.02 of the Credit Agreement.

                  SECTION 8. Every Power Cumulative. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power in the pursuance of any remedy accruing upon any default as above defined shall impair any such right, power or remedy or be construed to be a waiver of any such event of default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Indebtedness hereby secured maturing after any event of default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future event of default or of any past event of default not completely cured thereby. No consent, waiver or approval of the Mortgagee shall

                                                                     Exhibit F
#20170954.1
be deemed to be effective unless in writing and duly signed by authorized signatories of the Mortgagee.

                  SECTION 9. Cure of Defaults. If, at any time after an event of default and prior to the actual sale of [any of] the Vessel[s] by the Mortgagee or prior to any enforcement or foreclosure proceedings, the Shipowner offers completely to cure all events of default and to pay all expenses, advances and damages to the Mortgagee consequent on such events of default, with interest, then the Mortgagee may (but shall not be obligated to) accept such offer and payment and restore the Shipowner to its former position, but such action, if taken, shall not affect any subsequent event of default or impair any rights consequent thereon.

                  SECTION 10. Restoration. In the case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject to or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

                  SECTION 11. Application of Proceeds. After an event of default shall have occurred and be continuing, the proceeds of any sale of the Vessel and the net earnings of any charter operation or other use of the Vessel and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as set forth in Section 6.02 of the Credit Agreement.

                  SECTION 12. Quiet Enjoyment. Until one or more of the events of default hereinabove described shall happen, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel[s] and
(b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances of the Vessel[s] that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, drills, furniture, fittings, equipment, or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.

                                                                     Exhibit F
#20170954.1

                  SECTION 13. No Waiver of Preferred Status. (a) If any provision of this Mortgage should be deemed invalid or shall be deemed to affect adversely the preferred status of this Mortgage under any applicable law, such provision shall cease to be a part of this Mortgage without affecting the remaining provisions, which shall remain in full force and effect.

                  (b) In the event any of the Credit Agreement, the Notes or this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or thereunder or any provision hereof or thereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of the Credit Agreement, the Notes or the Mortgage or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole discretion may deem to be necessary to carry out the true intent of this Mortgage and to secure the Indebtedness secured hereby.

                  (c) No provision of this Mortgage is intended or shall be construed to be a waiver of the preferred status of this Mortgage under the [United States or Panamanian] Maritime Law, or in derogation of any of the benefits, privileges, rights or remedies provided for by the [United States or Panamanian] Maritime Law. If any provision of this Mortgage should be held by a court of competent jurisdiction to be inconsistent, at variance or in conflict with the provisions of this subsection 13(c), then such provision shall be deemed to be of no force or effect without affecting the remaining provisions, and the provisions of this subsection 13(c) shall prevail over and supersede such provision.


                                   ARTICLE III

                                Sundry Provisions.

                  SECTION 1. Binding on Successors. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successor and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment or transfer of this Mortgage, the term "Mortgagee", as used in this Mortgage, shall be deemed to mean any such assignee or transferee.

                  SECTION 2. Exercise by Agents. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint,

                                                                     Exhibit F
#20170954.1
and the act or acts of such agent or agents when taken, shall constitute the act of the Mortgagee hereunder.

                  SECTION 3.  Counterparts.  This Mortgage may be
executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 4. Notices. Any notice or other communication to be given pursuant hereto shall be made as set forth in Section 8.02 of the Credit Agreement, with all such notices or other communications to be given to the Mortgagee addressed to the Mortgagee, with a copy to the Administrative Agent, at:

                  [NAME OF TRUSTEE]
                  [ADDRESS OF TRUSTEE]

                  [FACSIMILE NO.]

                  SECTION 5. Titles and Section Headings. The titles and section headings in this Mortgage are for convenience only and shall not affect the construction hereof.

                  SECTION 6. Recording Clause. The maximum principal amount including Facilities A, B, C, D and F that may be outstanding under this Mortgage at any time is One Hundred Thirty Four Million One Hundred Thousand United States Dollars (US$134,100,000), and for the purpose of recording this Mortgage as required by the [United States or Panamanian] Maritime Law the total amount of this Mortgage is One Hundred Thirty Four Million One Hundred Thousand United States Dollars (US$134,100,000), and interest, fees and performance of mortgage covenants. The maturity date as to Facility C is January 15, 2000 and the maturity date for Facilities A, B, D and F is January 15, 2002. There is no separate discharge amount for the Vessel.

                                                                      Exhibit F
#20170954.1

                  IN WITNESS WHEREOF, the Shipowner has duly executed [and the Mortgagee has accepted in its entirety] this First Preferred [Fleet] Mortgage the day and year first above written.


                                      [IF LIMITED PARTNERSHIP, GENERAL
                                       PARTNER ON BEHALF OF]
                                       [NAME OF SHIPOWNER]



                                        By:____________________________
                                           Name:
                                           Title:



                                        [IF PANAMANIAN MORTGAGE, NAME OF
                                        MORTGAGEE]



                                        By:____________________________
                                           Name:
                                           Title:



                                                                      Exhibit F
#20170954.1

STATE OF ____________)
                                     :  ss.:
COUNTY OF ___________)



                  On this ____ day of __________, 199[ ], before me personally appeared _____________________, to me known, who, being by me duly sworn, did depose and say that [s]he resides at and that [s]he is the
       of [NAME OF SHIPOWNER], a _____________ [corporation limited partnership], the [corporation] described in and which executed the foregoing instrument; and that [s]he signed [his/her] name to said mortgage by order of the Board of Directors of said [corporation limited partnership] and that the same is the free and voluntary act and deed of said [corporation limited partnership] for the uses and purposes therein expressed.



                                                     -----------------------
                                                          Notary Public



                    NOTARIAL CERTIFICATION FOR PANAMA


                  I __________, Notary Public, duly authorized, admitted and sworn, licensed in __________, do hereby certify by:

                  1. __________ and __________ are personally known to me and that their respective signatures are authentic;

                  2. Sufficient evidence has been presented to me that __________ and __________ were duly authorized by their respective principals to execute and accept the same.

                  IN WITNESS WHEREOF, I have subscribed my name and affixed my seal of office this _____ day of ___________, 199[ ].



                                                     -----------------------
                                                              Notary Public

Must be authenticated by Panamanian Consul.

                                                                      Exhibit F
#20170954.1

                                                                     EXHIBIT G
                                                                        to the
                                                          Amended and Restated
                                                              Credit Agreement



                            AMENDED AND RESTATED

                            EARNINGS ASSIGNMENT

                                  [ ]


                  THIS ASSIGNMENT, dated as of _________, 19___ (the "Amended and Restated Earnings Assignment"), amends and restates, in its entirety, the Amended and Restated Earnings Assignment dated as of [August 14, 1996], given by [ ], a [corporation/limited partnership] organized and existing under the laws of the State of Florida (the "Assignor") in favor of CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Administrative Agent on behalf of the banks (the "Banks") named in the Credit Agreement referred to below (the "Assignee").


                             W I T N E S S E T H:

                  WHEREAS,

                  A.       The Assignor is the sole owner of the [United
States or Panamanian] flag vessel [           ]), Official No.
[           ] (the "Vessel").

                  B. The Assignor has entered into a Credit Agreement dated as of September 28, 1994 among (i) the Assignor, (ii) the other Borrowers named therein, (iii) the Assignee, (iv) the Letter of Credit Agent and (v) the Banks, as amended by Amendment No. 1, dated as of May 15, 1995, as subsequently amended by Amendment No. 2, dated as of March 26, 1996 and as amended and restated by an Amended and Restated Credit Agreement dated as of June 21, 1996 as subsequently amended by Amendment No. 1 dated December 17, 1996 and as subsequently amended and restated by the Amended and Restated Credit Agreement dated as of February 3, 1997 (the "Credit Agreement").

                  C. It is a condition to the obligation of the Banks to advance funds to the Assignor under the Credit Agreement that the Assignor execute an earnings assignment in favor of the Assignee for each of the vessels owned by it.

                  D. The Assignor now desires to execute this Amended and Restated Earnings Assignment with respect to the Vessel in order to satisfy the conditions to lending under the Credit
Agreement.


                                                                      Exhibit G
#0170954.1

                  E. Capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them as set forth in the Credit Agreement.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  SECTION 1. As security for all amounts due and to become due to the Assignee under the Credit Agreement and the other Loan Documents, and in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor hereby grants, sells, conveys, assigns, transfers, mortgages and pledges to the Assignee, and unto the Assignee's successors and assigns, all its right, title, interest, claim and demand in and to, and hereby also grants unto the Assignee a security interest in and to, (i) the earnings of the Vessel, including, but not limited to, all freights, hire and passage moneys, proceeds of off-hire insurance, any other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership, use, operation or management by the Assignor or its agents of the Vessel, (ii) all moneys and claims for moneys due and to become due to the Assignor under and all claims for damages arising out of the breach (or payments for variation or termination) of any charter, or contract relating to or under which is employed the Vessel, any and all other present and future charter parties, contracts of affreightment, and operations of every kind whatsoever of the Vessel, and in and to any and all claims and causes of action for money, loss or damages that may now and hereafter accrue or belong to the Assignor, its successors or assigns, arising out of or in any way connected with the present or future ownership, use, operation or management of the Vessel or arising out of or in any way connected with the Vessel, (iii) all moneys and claims for moneys due and to become due to the Assignor, and all claims for damages, in respect of the actual or constructive total loss of or requisition of use of or title to the Vessel,
(iv) all moneys and claims for moneys due in respect of demurrage or detention, and (v) any proceeds of any of the foregoing.

                  SECTION 2. Anything herein contained to the contrary notwithstanding, the Assignee, or its respective successors and assigns, shall have no obligation or liability under any agreement, including without limitation under any charter, time charter or contract of affreightment, by reason of or arising out of this Amended and Restated Earnings Assignment, and the Assignee, or its respective successors and assigns, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including without limitation under any Charter, any charter or contract of affreightment or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.


                                                                      Exhibit G
#20170954.1

                  SECTION 3. The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney-in-fact, irrevocably, with full power, in the name of the Assignor or otherwise, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due, arising out of property and rights hereby assigned, to endorse any checks or other instruments or orders in connection therewith and to file any document or to take any action or institute any proceedings which the Assignee and its successors and assigns may reasonably deem necessary or advisable in the premises.

                  SECTION 4. The Assignor hereby further covenants and agrees that upon the occurrence of a Default or an Event of Default (a) it will have all the freights and other monies hereby assigned paid over directly to the Assignee; and (b) will procure that notice of this Amended and Restated Earnings Assignment in substantially the form of Annex A attached hereto and a letter of instructions shall be duly given to each person who becomes party to any charter or contract of affreightment entered into with Assignor in respect of the Vessel or to any Person who may receive any earnings and monies hereby assigned; and
(c) it will instruct each such person to provide consent where the consent of any such person is required pursuant to any charter or contract of affreightment assigned hereby; and (d) it will instruct such person to acknowledge directly to the Assignee receipt of the Assignor's notification and instructions.

                  SECTION 5. The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

                  SECTION 6. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Amended and Restated Earnings Assignment and of the rights and powers herein granted.

                  SECTION 7. The Assignor warrants and represents that it has not assigned or pledged the rights, title and interest assigned hereunder to anyone other than the Assignee. The Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Amended and Restated Earnings Assignment shall remain in effect, it will not assign or pledge the whole or any part of the rights, title and interest hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of this Amended and Restated Earnings Assignment, or of any of the rights created by this Amended and Restated Earnings Assignment.

                  SECTION 8. The Assignor hereby appoints the Assignee as its attorney-in-fact to execute and file, on the Assignor's behalf, any financing statements or continuation statements under the Uniform Commercial Code or papers of similar purpose or

                                                                     Exhibit G
#20170954.1
effect in respect of this Amended and Restated Earnings
Assignment.

                  SECTION 9. Any notice, demand or other communication to be given under or for the purposes of this Amended and Restated Earnings Assignment shall be made as provided in Section 8.02 of the Credit Agreement.

                  SECTION 10. THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Amended and Restated Earnings Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.

                  SECTION 11. BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS THEREIN DESCRIBED, ANY AMENDMENTS THERETO, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                                                     Exhibit G
#20170954.1

                  IN WITNESS WHEREOF, the Assignor has duly executed this Amended and Restated Earnings Assignment in respect of the [United States or Panamanian] flag vessel [ ] as of the day and year first above written.


                                            [           ],
                                                     as Assignor



                                            By:
                                               Name:
                                               Title:

                                                                     Exhibit G
#20170954.1

                                                                        ANNEX A
                                                        to Amended and Restated
                                                            Earnings Assignment


                             NOTICE OF ASSIGNMENT


To:      [               ]

                  PLEASE TAKE NOTICE that, pursuant to the annexed Amended and Restated Earnings Assignment by [Name of Shipowner] (the "Assignor"), the Assignor has assigned to CITIBANK, N.A., as Administrative Agent (the "Assignee") on behalf of the banks party to the Credit Agreement referred to below (the "Banks"), all of the Assignor's right, title, interest, claim and demand in and to, but not limited to, the earnings, including, but not limited to, all freight, hire and other moneys earned and to be earned, due or to become due, or paid or payable to, or for the account of, the Assignor, of whatsoever nature, arising out of or as a result of the ownership and operation by the Assignor or its agents of the [United States or Panamanian] flag vessel [ ] (the "Vessel") as security for the Loan and the Assignor's other Obligations as defined in the Amended and Restated Credit Agreement, dated as of February 3, 1997, among (i) the Assignor, (ii) the other Borrowers named therein, (iii) the Assignee, (iv) the Letter of Credit Agent and (v) the Banks named therein. The undersigned hereby directs that, all moneys otherwise payable to the Assignor as a result of the ownership and operation of the Vessel by the Assignor referred to in the above-mentioned Amended and Restated Earnings Assignment shall be paid to the Assignee at its office at 399 Park Avenue, New York, NY 10043; ABA No. 021000089; CHIPs ID# 008; Account No. [40548046]; Ref.: WCG Loan Payment Account
Attn: [Mercedes Baize] Re: Hvide; until further notice from the Assignee.


Dated:              ,


                                            [           ]
                                                     as Assignor



                                            By:____________________________
                                               Name:
                                               Title:


                                                                     Exhibit G
#20170954.1

                                                                    EXHIBIT H
                                                                       to the
                                                         Amended and Restated
                                                             Credit Agreement



                               AMENDED AND RESTATED
                               INSURANCE ASSIGNMENT

                              [NAME OF VESSEL(S)]



                  [NAME OF SHIPOWNER], a [corporation] [limited partnership] organized and existing under the laws of the State of Florida (the "Assignor"), in consideration of One Dollar ($1) lawful money of the United States of America, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as sole owner of the [United States] [Panamanian] flag vessel(s) [NAME OF VESSEL(S)] [listed in Annex B attached hereto], Official No.________ (the "Vessel(s)"), has agreed to amend and restate the Amended and Restated Insurance Assignment dated August 14, 1996 and has sold, assigned, transferred, set over and granted a security interest and by this instrument does sell, assign, transfer, set over and grant a security interest, unto CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as administrative agent (the "Assignee") on behalf of the banks named in that certain Credit Agreement dated as of September 28, 1994 as amended by Amendment No. 1 dated May 15, 1995 and by Amendment No. 2 dated as of March 26, 1996 and as amended and restated by an Amended and Restated Credit Agreement dated as of June 21, 1996 which was amended by Amendment No. 1 dated December 17, 1996 and as subsequently amended and restated by an Amended and Restated Credit Agreement dated as of February 3, 1997 (as the same may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement") among (i) the Assignor, (ii) the other Borrowers named therein, (iii) the Assignee, (iv) the Letter of Credit Agent and
(v) the Banks, and unto the Assignee's successors and assigns, and its successors' and assigns' own proper use and benefit, and, as collateral security for Assignor's indebtedness under the Credit Agreement all right, title and interest of the Assignor under, in and to (i) all insurances in respect of the Vessel whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, (iii) all other rights of the Assignor under or in respect of said insurance and (iv) any proceeds of any of the foregoing.

                  Except where otherwise expressly provided, words and expressions defined in the Credit Agreement shall bear the same meanings when used in this Assignment.


                                                                      Exhibit H
#20170954.1

                  It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

                  The Assignor hereby constitutes the Assignee, its successors and assigns, the Assignor's true and lawful attorney-in-fact, irrevocably, with full power (in the name of the Assignor or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. The powers and authorities granted to the Assignee and its successors or assigns herein have been given for valuable consideration and are hereby declared to be irrevocable.

                  The Assignor covenants and agrees that:

                  (a) the insurances assigned hereby are now valid and in full force and effect and that the Assignor will not do or omit or knowingly suffer to be done or omitted anything whereby any of the insurances assigned hereby may become void or voidable in whole or in part or the Assignee or any other person claiming title through it may be prevented from receiving the proceeds thereof.

                  (b) if by reason of anything done or omitted or knowingly suffered to be done or omitted the insurances assigned hereby shall at any time become voidable in whole or in part the Assignor will forthwith at its own cost take all such action as shall be necessary for keeping such insurances in force and in particular will pay all premiums as they become due.

                  (c) if by reason of anything done or omitted or knowingly suffered to be done or omitted the insurances assigned hereby or any of them shall at any time become void in whole or in part the Assignor at its own cost will forthwith effect new insurances with insurers approved by the Assignee on terms approved by the Assignee and will forthwith (if so required by the Assignee) execute an assignment of such new insurances to the

                                                                      Exhibit H
#20170954.1

                           Assignee and will pay any sums payable by way of premium under the new insurances.

                  The Assignor hereby further covenants and agrees to procure that notice of this Assignment in substantially the form of Annex A shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby that it shall be obtained and evidence thereof shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage the Assignee shall obtain a letter of undertaking by the underwriters, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to loss payees as the Assignee may require or approve. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee as named assured and loss payee and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

                  The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Assignee may deem desirable in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

                  The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereto of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances, of this Assignment or of any of the rights created by said insurances or this Assignment.

                  All notices or other communications which are required to be made to the Assignee hereunder shall be made pursuant to Section 8.02 of the Credit Agreement.

                  The Assignor hereby appoints the Assignee its attorney-in-fact for the sole purpose of executing and filing any financing statements or papers of similar purpose or effect in connection with any filing or recording of this Assignment.

                  THIS ASSIGNMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Assignment shall not be amended and/or varied except by agreement in writing signed by the parties hereto.


                                                                      Exhibit H
#20170954.1

                  BY ITS SIGNATURE BELOW WRITTEN THE ASSIGNOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS THEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.



                                                                      Exhibit H
#20170954.1

                  IN WITNESS WHEREOF, the Assignor has duly executed this Amended and Restated Insurance Assignment in respect of the [United States] [Panamanian] flag vessel(s) [NAME OF VESSELS] [listed in Annex B attached hereto] this ___ day of ________,
-----.


                                            [IF LIMITED PARTNERSHIP, NAME OF
                                              GENERAL PARTNER],
                                                 on behalf of

                                            [NAME OF SHIPOWNER]
                                                     as Assignor



                                            By
                                              Name:
                                              Title:


                                                                      Exhibit H
#20170954.1

                                                                        ANNEX A
                                                    to the Insurance Assignment

                                 NOTICE OF ASSIGNMENT


To:      [NAME OF BROKER]

                  PLEASE TAKE NOTICE that, pursuant to the annexed Insurance Assignment of [NAME OF SHIPOWNER] (the "Assignor"), the Assignor has assigned to CITIBANK, N.A., as Administrative Agent (the "Assignee"), all of the Assignor's right, title and interest in, to and under (i) all insurances in respect of the Vessel[s] whether now or hereafter to be effected, and all renewals of or replacements for the same, (ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under said insurance or in respect of said insurance, (iii) all other rights of the Assignor under or in respect of said insurance and (iv) any proceeds of any of the foregoing as security for the Loan and the Assignor's other Obligations as defined in the Amended and Restated Credit Agreement, dated as of February 3, 1997, among (i) the Assignor, (ii) the other Borrowers named therein, (iii) the Assignee, (iv) the Letter of Credit Agent and (v) the Banks. The undersigned hereby directs that, on and after the date on which the Assignee shall have notified you that an Event of Default (as defined in such Credit Agreement) has occurred and is continuing, all moneys otherwise payable to the Assignor under the insurances referred to in the above-mentioned Assignment of Insurances shall be paid to the Assignee at Citibank N.A., at its office at 399 Park Avenue, New York, NY 10043; ABA No. 021000089; CHIPs ID# 008; Account No. 40548046; Ref.: WCG Loan Payment Account
Attn: Mercedes Baize Re: Hvide; until further notice from the Assignee.


Dated:  _________ __, ____

                                                     [NAME OF SHIPOWNER]


                       By:________________________________
                                      Name:
                                     Title:

Acknowledged and Agreed on this ___ day of ________, ____:

[NAME OF BROKER]

By: ___________________________
    Name:
    Title:

                                                                      Exhibit H
#20170954.1

                                                                        ANNEX B
                                                    to the Insurance Assignment


                                LIST OF VESSELS


        Name                                                 Official No.


                                                                      Exhibit H
#20170954.1

                                                                      EXHIBIT I
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                           ASSIGNMENT AND ACCEPTANCE



Dated _______ __, 199_



                  Reference is made to the Amended and Restated Credit Agreement dated as of February 3, 1997 (as the same may be from time to time amended, supplemented or otherwise modified, the "Credit Agreement") by and among HVIDE MARINE INCORPORATED, each a Florida corporation, the other borrowers named therein (the "Borrowers"), the Banks named therein (the "Banks"), CITIBANK, N.A., as Administrative Agent for the Banks (the "Administrative Agent") and THE FIRST NATIONAL BANK OF BOSTON (the "Letter of Credit Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

________________________ (the "Assignor") and __________________
___________________ (the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (defined in Paragraph 4 below) that interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the Percentage Interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, and the Advances owing to the Assignor, and the *Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Credit Agreement, or (y) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no
--------
* Section 7.10(a)(i) of the Loan Agreement requires assignment to the Assignee of a constant percentage of all outstanding
         Notes payable to the Assignor.

                                                                      Exhibit I
#20170954.1
responsibility with respect to the financial condition of any of the Borrowers, their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Notes referred to in paragraph l above and requests that the Administrative Agent exchange such Notes for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Letter of Credit Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its Lending Office (and address for notices) the offices set forth beneath its name on the signature page hereof; and (vii) attaches hereto an executed counterpart signature page to the Credit Agreement (reflecting the Assignee's aggregate commitment after giving effect hereto).

                  4. The effective date for this Assignment and Acceptance shall be the date of acceptance hereof by the Administrative Agent, unless a later date is specified in Schedule 1 hereto (the Effective Date). Following the execution of this Assignment and Acceptance, two counterparts will be promptly delivered by the Assignee to the Administrative Agent for acceptance and recording by the Administrative Agent, and the Administrative Agent shall promptly forward a counterpart to the Borrowers.

                  5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                                                                      Exhibit I
#20170954.1

                  6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the assignment effected hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and shall be construed in accordance with, the laws of the State of New York.


                                      [NAME OF ASSIGNOR]


                                      By:_________________________
                                         Title:



                                      [NAME OF ASSIGNEE]


                                      By:_________________________
                                         Title:


                                                                      Exhibit I
#2170954.1

                                    Schedule 1
                                        to
                             Assignment and Acceptance

                             Dated _____________, 19__


Section 1.

         Percentage Interest:                                  ______________
                  Facility A                                   ______________
                  Facility B                                   ______________
                  Facility C                                   ______________
                  Facility D                                   ______________
                  Facility F                                   ______________

Section 2.

         Assignee's Commitment:                                $______________
         Aggregate Outstanding Principal
           Amount of Advances owing to
           the Assignee:                                       $______________

         Notes payable to the Assignee
                                               Principal Amount: $______________
                                               Dated:            ________, 19__

         Notes payable to the Assignor
                                               Principal Amount: $______________
                                               Dated:             ________, 19__

Section 3.

                                                Effective Date**$______________


                               [NAME OF ASSIGNOR]


                                                By:___________________________
                                                            Title:
--------
     ** See Section 7.10(a) of the Loan Agreement. Such date shall be not earlier than the date of the Administrative Agent's acceptance of this Assignment and Acceptance.

                                                                      Exhibit I
#20170954.1

                                                                     EXHIBIT J
                                                                        to the
                                                          Amended and Restated
                                                              Credit Agreement



--------------------------------------------------------------------------------








                              AMENDED AND RESTATED
                          MASTER VESSEL TRUST AGREEMENT

                          DATED AS OF February 3, 1997


                                     Between


                                   CITIBANK, N.A.,
                                                as Administrative Agent,


                                        and


                              FIRST UNION NATIONAL BANK,
                                                  as Trustee






--------------------------------------------------------------------------------




                                                                      Exhibit J
#20170954.1

                            AMENDED AND RESTATED
                        MASTER VESSEL TRUST AGREEMENT


                  THIS AMENDED AND RESTATED MASTER VESSEL TRUST AGREEMENT, dated as of February 3, 1997, is made and entered into by and among (A) CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Administrative Agent (the "Administrative Agent") on behalf of itself, The First National Bank of Boston, a national banking association organized and existing under the laws of the United States of America and the other banks (together with their successors and assigns, the "Banks") described in that certain Credit Agreement dated as of September 28, 1994, as amended by Amendment No. 1, dated as of May 15, 1995, as subsequently amended by Amendment No. 2, dated as of March 26, 1996, as amended and restated as of June 21, 1996 and amended by Amendment No. 1 dated December 17, 1996 and as subsequently amended and restated by the Amended and Restated Credit Agreement dated as of February 3, 1997 (the "Credit Agreement"), among the Banks, the Administrative Agent, the Letter of Credit Agent, the Co-Agents and Hvide Marine Incorporated ("Hvide") together with the other borrowers named therein (the "Borrowers") and (B) FIRST UNION NATIONAL BANK (as successor by merger with First Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                             W I T N E S S E T H:

                  WHEREAS,

                  A. Hvide and the other Borrowers have requested the Banks to amend certain covenants and increase the amounts available under the Credit Agreement; and

                  B. Under the terms of the Credit Agreement, each Bank has made additional Advances to the Borrowers; and

                  C. As a condition of the obligation of each Bank to make its Advance, the Borrowers have entered or may enter into certain Loan Documents to secure the Obligations of the Borrowers under the Credit Agreement which Obligations are to be secured by inter alia first priority mortgages covering the Vessels; and

                  D. From time to time the Banks, the Administrative agent and/or the Letter of Credit Agent may not qualify as mortgagees of a United States vessel under applicable law and understand that the Trustee is an "approved trustee" within the meaning of Section 2 of the Shipping Act, 1916 (46 App. U.S.C. 802) as amended, qualified to hold preferred mortgages covering United States vessels for the benefit of persons such as the Administrative Agent, the Letter of Credit Agent and the Banks; and

                  E. Pursuant to the Credit Agreement, the Borrowers shall grant on or before a Drawdown Date and may grant in the

                                                                      Exhibit J
#20170954.1
future to the Trustee, solely for the benefit of the Banks, a Mortgage on each Mortgaged Vessel described in the Credit Agreement and Vessels to be designated from time to time; and

                  F. The Administrative Agent, the Letter of Credit Agent, the Co-Agents and the Banks desire the Trustee to hold such mortgages pursuant to the provisions of this Trust Agreement, and the Trustee is willing to hold such mortgages in accordance with the provisions hereof, all as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual premises, and subject to the terms and conditions provided herein, the parties hereto agree as follows:


                                ARTICLE I.

                               DEFINITIONS

                  SECTION 1.011 As used in this Trust Agreement, each of the following terms shall have the respective meaning set forth below (such meanings, unless otherwise indicated, to apply to both the singular and plural forms of the terms defined) and all references to "Section" and "Exhibit" shall mean a Section of, or Exhibit to, this Trust Agreement unless otherwise specified:

                  (a) "Actual Knowledge" means actual knowledge of an officer in the Corporate Trust Department of the Trustee who, in the normal performance of his or her operational duties, would have knowledge of such matters and the requirements with respect thereto.

                  (b) "Administrative Agent" shall have the meaning given that term in the Preamble and shall include any successors and assignees under the Credit Agreement.

                  (c) "Banks" shall have the meaning given that term in the Preamble and shall include any successors and assignees under the Credit Agreement.

                  (d) "Enforcement" means the exercise of any remedy provided for under the Mortgages or otherwise available by applicable law upon the occurrence of an Event of Default under any of the Mortgages.

                  (e) "MARAD" means the United States Maritime Administration and any predecessor or successor agency or the Secretary of Transportation of the United States of America, acting by and through the Maritime Administration as the context of the United States Maritime Laws may require.

                  (f) "Mortgage" means a mortgage by a Borrower of any Vessel delivered to the Trustee for the benefit of the Banks pursuant to the Credit Agreement, and as the same may be from time to time amended, supplemented or otherwise modified.


                                                                     Exhibit J
#20170954.1

                  (g) "Trust Agreement" means this Agreement, together with all Exhibits hereto, and as it may be from time to time amended, supplemented or otherwise modified.

                  (h) "Trust Estate" means, and consist of, (i) the Mortgages,
(ii) the Vessels, funds and other property which the Trustee acquires in its capacity as Trustee or Mortgagee in connection with any of the Mortgages or any of the Vessels.

                  (i) "Trust Receipt" means a receipt, substantially in the form of Exhibit A, given by the Trustee to the Administrative Agent upon receipt of the Mortgages.

                  (j) "Trustee" has the meaning given that term in the preamble, and any successor Trustee.

                  (k) "United States Maritime Laws" mean all provisions of United States law restricting or pertaining to the operation of a vessel or to the transfer of any interests in United States flag vessels to persons who are not citizens of the United States including but not limited to Section 2 of the Shipping Act, 1916 as amended (46 U.S.C. ss. 801 et seq, the Ship Mortgage Act of 1920 as amended (46 U.S.C. ss. 31328) and pertinent regulations of the United States Coast Guard and MARAD.

                  (l) "Vessel" means any of, and "Vessels" means all of, the vessels on which a mortgage may be granted from time to time in favor of the Trustee pursuant to the Credit Agreement; and as of the date hereof are more particularly described in Exhibit B.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them as set forth in the Credit Agreement.


                               ARTICLE II.

                           DECLARATION OF TRUST

                  SECTION 1.021 The Trustee hereby declares that it will hold each item of the Trust Estate when received upon the trusts hereinafter set forth, subject to, and upon the terms and conditions of this Trust Agreement, for the sole use and benefit of the Administrative Agent on behalf of the Banks.


                                 ARTICLE III.

                         TRANSFER OF PROPERTY TO TRUST

                  SECTION 1.031 The Administrative Agent hereby authorizes the Trustee and the Trustee hereby agrees to accept each of the Mortgages as a part of the Trust Estate. At any time hereafter and from time to time, the Trustee shall execute or enter into, as the case may be, as Trustee, any Mortgage upon written direction of the Administrative Agent. The Trustee shall

                                                                      Exhibit J
#20170954.1
issue to the Administrative Agent a Trust Receipt for each Mortgage upon the execution of such Mortgage.

                  SECTION 1.032 Upon satisfaction or discharge of the indebtedness secured by the lien or security interest provided for in any of the Mortgages, the Administrative Agent shall so notify the Trustee. The Administrative Agent shall then instruct the Trustee as to satisfaction or discharge of such indebtedness and, if so instructed, will execute and deliver to the Administrative Agent, such satisfaction or discharge of such Mortgage as the Administrative Agent may request. Upon satisfaction or discharge of the lien provided for in any of the Mortgages, the Administrative Agent shall return the respective Trust Receipt to the Trustee for cancellation and thereafter the Trustee shall return the respective Mortgage to the Administrative Agent, at which time such Mortgage shall be deemed withdrawn from the Trust Estate.

                  SECTION 1.033 The Administrative Agent shall deliver to the Trustee each year a certificate setting forth the principal amount then outstanding under the Mortgages.

                              ARTICLE IV.

                         DUTIES OF THE TRUSTEE

                  SECTION 1.041 The Trustee shall take such action with respect to any event of default under any of the Mortgages as shall be specified in any notice of such default and written instructions of the Administrative Agent, but the Trustee shall not be required to take any action not expressly set forth in such written instructions. If the approval of any governmental agency or body (including approval from MARAD) is required in order to carry out the instructions of the Administrative Agent, the Trustee shall not be required to carry out such instructions unless such approval shall have been obtained. The Trustee may rely on instructions of the Administrative Agent and shall not be responsible for any loss, cost or expense in following such instructions except for its own gross negligence or willful misconduct.

                  SECTION 1.042 (a) The Trustee shall not have any duty or obligation to manage, operate, control, use, sell, make investments in respect of, dispose of or otherwise deal with the Vessels or any other part of the Trust Estate or to otherwise take or refrain from taking any action under, or in connection with, the Mortgages, except as expressly provided by the terms of this Trust Agreement or as expressly provided in written instructions received from the Administrative Agent pursuant to the terms of Section 4.01 of this Agreement.

                  (b) The Trustee shall not be obligated or required, and this Trust Agreement shall not be construed so as to obligate or require the Trustee, to expend or risk its own funds or incur any financial responsibility in the performance of any of its duties under this Trust Agreement, to file any reports or other

                                                                     Exhibit J
#20170954.1
matters with any governmental authority relating to the matters hereof other than those required to be filed by the Trustee as a depository institution, or to follow any written instructions received from the Letter of Credit Agent, the Co-Agents, any Bank or any Person other than the Administrative Agent.

                  SECTION 1.043 (a) The Trustee shall use its best efforts to maintain its status as an approved trustee by MARAD and shall properly comply with United States Maritime Laws in connection therewith including, without limitation, making such reports, annual filings and accountings as may be required. If the Trustee learns of the occurrence of events which will or could, in its opinion, result in its disqualification, the Trustee shall so advise the Administrative Agent.

                  (b) In the event the Trustee shall be unable to act as trustee under any applicable governmental rule or regulation, the sole obligation of the Trustee hereunder shall be to advise the Administrative Agent promptly of any such fact of which it has Actual Knowledge and to resign under this Trust Agreement, if requested by the Administrative Agent. The Trustee shall have no liability to the Administrative Agent, the Letter of Credit Agent, the Co-Agents, the Banks, the Borrowers, any of the Borrowers' Subsidiaries, or any other Person by reason of its failure to be or remain qualified to act under applicable law as trustee, except that the Trustee agrees to pay its own costs and expenses, including, without limitation, legal counsel fees and expenses, in connection with any resignation under this Section 4.03.

                  SECTION 1.044 The Trustee shall furnish promptly to the Administrative Agent each communication received by it or a copy thereof relating to the Mortgages, but shall have no duty to act upon or reply to any such communication in the absence of written instructions from the Administrative Agent.

                  SECTION 1.045 The Trustee shall keep custody of any cover notes, insurance policies, brokers' opinion letters, or other documents delivered to it from time to time as may be required by the Mortgages and shall promptly give copies thereof to the Administrative Agent. The Trustee shall have no duty to advise the Administrative Agent, the Letter of Credit Agent, the Co-Agents or the Banks of its failure to receive in timely fashion any such insurance document and the responsibility of determining if any insurance document does not comply with the requirements of the Mortgages shall be solely that of the Administrative Agent.



                                                                     Exhibit J
#20170954.1

                                  ARTICLE V.

                            CONCERNING THE TRUSTEE

                  SECTION 1.051 The Trustee accepts the trust hereby created and agrees to perform such trust but only upon the terms of this Trust Agreement. The Trustee agrees that it shall not authorize operation of any United States flag vessel under a Mortgage without the prior consent of MARAD in any case where such consent is required by law. The Trustee agrees that it will not sell any United States flag vessel pursuant to its Mortgage to a person who is not a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, without the prior written consent of MARAD in any case where such consent is required by law. The Trustee shall not be answerable or accountable to the Administrative Agent, the Letter of Credit Agent, the Co-Agents, the Banks or any other Person under any circumstances, except for its own willful misconduct or gross negligence.

                  SECTION 1.052 Except in accordance with written instructions furnished pursuant to Section 4.01, and without limiting the generality of
Section 4.02, the Trustee shall have no duty (a) to record, file or deposit any of the Mortgages or any amendments thereto, (b) to effect or maintain any insurance on any Vessel, (c) to pay or discharge any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate, (d) to confirm or verify any notices or reports of the Borrowers or any of the Borrowers' Subsidiaries other than to furnish the Administrative Agent with a copy of each notice or report furnished the Trustee by the Borrowers or any of the Borrowers' Subsidiaries pursuant to the Mortgages or (e) to inspect any Vessel at any time or ascertain or inquire as to the performance or observance of any Borrower's or any of the Borrowers' Subsidiaries' covenants under any of the Mortgages or whether any default shall have occurred thereunder.

                  SECTION 1.053 THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO: (a) THE VALIDITY, LEGALITY, ENFORCEABILITY OR
PRIORITY OF THE MORTGAGES, OR AS TO THE CORRECTNESS OF ANY
STATEMENT CONTAINED IN ANY THEREOF, OR AS TO ITS TITLE THERETO;
(b) THE TITLE, DOCUMENTATION, SEAWORTHINESS, VALUE, CONDITION OR
FITNESS FOR USE OF ANY OF THE VESSELS, OR ANY OTHER
REPRESENTATION OR WARRANTY WITH RESPECT THERETO; OR (c) THE
VALIDITY, LEGALITY OR ENFORCEABILITY OF THIS TRUST AGREEMENT OR
ANY DOCUMENT HEREBY CONTEMPLATED, except that the Trustee represents and warrants that (x) this Trust Agreement and any other instrument executed by the Trustee have been or will be executed by an officer duly authorized to execute them on its behalf; and (y) on the date hereof the Trustee is an "approved trustee" within the meaning of Section 2 of the Shipping Act, 1916 (46 App. U.S.C. 802) as amended and 46 U.S.C. ss. 31328 and the related regulations.

                  SECTION 1.054 No monies received by the Trustee hereunder need be segregated in any manner except to the extent

                                                                 Exhibit J
#20170954.1
required hereunder or by law and the Trustee shall not be liable for any interest thereon.

                  SECTION 1.055 The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of the board of directors of any corporate party, certified by the secretary, an assistant secretary or any other officer of said party, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been adopted by said board and is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely in good faith on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereof. In the administration of the Trust Estate, the Trustee may perform its powers and duties hereunder directly or through other agents or attorneys and may, at the cost and expense of the Administrative Agent, seek advice of counsel (including counsel for the Administrative Agent, the Borrowers or the Borrowers' Subsidiaries), accountants and other skilled Persons to be selected and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the actions, advice or opinion of any such counsel, agents, accountants or other skilled Persons.

                  SECTION 1.056 In accepting the trust hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and the Trustee shall have no liability hereunder or under the Mortgages except as expressly set forth herein or in the Mortgages.


                                    ARTICLE VI.

         INDEMNIFICATION OF THE TRUSTEE BY THE ADMINISTRATIVE AGENT

                  SECTION 1.061 The Administrative Agent shall, whether or not any of the transactions contemplated hereby shall be consummated, assume liability for, and indemnify, protect, save and keep harmless the Trustee and its respective successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (such term "taxes" or the term "tax" as used in this Section 6.01 shall include, without limitation, all taxes specifically related to this Trust Agreement and the Trust Estate created hereby excluding, however, any income, franchise or similar taxes on fees or other compensation received by the Trustee in its capacity as Trustee), claims, actions, suits, costs, expenses or disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever which may be imposed

                                                                      Exhibit J
#20170954.1
on or incurred by or asserted against the Trustee, its respective successors, assigns, agents or servants, by whomsoever asserted, in any way specifically relating to or arising out of this Trust Agreement or the Mortgages, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the financing, refinancing, mortgaging, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return, or other disposition of any of the Vessels (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate, or to the action or inaction of the Trustee hereunder, except only in the case of willful misconduct or gross negligence by the Trustee. The indemnities contained in this Section 6.01 shall survive the termination of this Trust Agreement. If the Trustee shall be entitled to indemnification, the Trustee shall have a lien on the Trust Estate prior to any interest therein of the Administrative Agent, the Letter of Credit Agent, the Co- Agents or the Banks.

                  SECTION 1.062 The indemnity provided in Section 6.01 shall not apply to any costs, expenses or other liabilities incurred by the Trustee in the preservation of its current status as an approved trustee by MARAD or any other status with respect to trust powers generally which it holds at the date of entering into this Trust Agreement which are necessary for the performance of its obligations under this Trust Agreement.

                                 ARTICLE VII.

            TRANSFER OF THE ADMINISTRATIVE AGENT'S INTEREST

                  SECTION 1.071 The Administrative Agent and/or the Banks shall not assign, convey or otherwise transfer any of its right, title or interest in and to this Trust Agreement, the Trust Estate or any part thereof except (i) with respect to the Administrative Agent and the Banks in compliance with
Article VII of the Credit Agreement or (ii) with the prior written consent of the Trustee. In connection with any conveyance or transfer described above, the Trustee shall execute and deliver such instrument or do such acts as the Administrative Agent may require, at the cost and expense of the Administrative Agent, in order to consummate such assignment, conveyance or transfer.


                                 ARTICLE VIII.

                           PROCEDURE FOR ENFORCEMENT

                  SECTION 1.081 Upon receipt of a notice and instructions provided for in Section 4.01, the Trustee shall proceed to exercise such rights and remedies available to it under the Mortgages as the Administrative Agent shall, from time to time, instruct it to exercise. The Administrative Agent acknowledges that it cannot require the Trustee to operate any of

                                                                      Exhibit J
#20170954.1
the Vessels or to sell any of the Vessels to a person who is not a citizen of the United States under the United States Maritime Laws without the prior written consent of MARAD in any case where such consent is required by law.

                  SECTION 1.082 If so instructed by the Administrative Agent, the Trustee shall, in connection with any Enforcement, employ attorneys, experts, consultants, managers, security guards, surveyors, insurance brokers, inspectors or any other persons or entities deemed desirable by the Administrative Agent.

                  SECTION 1.083 If so instructed by the Administrative Agent and subject to receipt of an indemnity satisfactory to the Trustee, the Trustee shall file such suits or actions or bring such proceedings before any court or agency in connection with the enforcement of the Mortgages, in its own name in its capacity as Trustee, or shall join in any such suits, actions or proceedings as co-plaintiff with the Administrative Agent, the Banks, as the case may be, as the Administrative Agent deems necessary or desirable. The conduct of such suits, actions or proceedings shall be in accordance with instructions from the Administrative Agent.

                  SECTION 1.084 If so instructed by the Administrative Agent, the Trustee shall, in connection with any Enforcement, provided the same be lawful, take such actions to authorize on behalf of the Trustee as provided in
Section 5.05 any or all of the following:

                  (a) operate any or all of the Vessels under their respective Mortgages;

                  (b) conduct a private sale of the Vessel or Vessels or other collateral covered by the Mortgages and execute and deliver an appropriate bill of sale transferring title to the Vessel or Vessels to a purchaser thereof at such a private sale;

                  (c) bid upon or purchase the Vessel or Vessels at any judicial sale or other auction, provided that the Administrative Agent shall have made funds available in advance to the Trustee for this purpose; and

                  (d) operate any or all of the Vessels acquired by it as a result of an Enforcement.

                  SECTION 1.085 the acquisition of title to the Vessel or Vessels, as contemplated by Section 8.04 above, the Trustee shall have no obligation to protect, conserve or deal with any Vessel, except as specifically instructed by the Administrative Agent in writing.

                  SECTION 1.086 The Administrative Agent shall pay all costs and expenses incurred in connection with any Enforcement, and the Trustee may, in its discretion, require that the Administrative Agent make funds available to the Trustee to

                                                                      Exhibit J
#20170954.1
satisfy any such cost or expense prior to the time of incurring such cost or expense.


                                  ARTICLE IX.

           PAYMENTS TO THE ADMINISTRATIVE AGENT AND DISTRIBUTIONS

                  SECTION 1.091 Provided that the Administrative Agent is not in default under this Trust Agreement with respect to the payment of fees, compensation or other sums owed to the Trustee pursuant hereto, the Trustee shall pay, pursuant to Section 9.02, to the Administrative Agent promptly upon receipt thereof, all sums collected under the Mortgages. Such payments shall be made in immediately available funds to such place as the Administrative Agent from time to time may direct the Trustee.

                  SECTION 1.092 Save as expressly stated to the contrary in the Mortgages or in any written instructions to the Trustee from the Administrative Agent, to the extent that the Trust receives or recovers monies pursuant to the Loan Documents to be applied in discharge of the Obligations, such monies (after deduction of the costs, expenses and fees of the Trustee or any receiver, attorney, agent, delegate or other Person appointed by the Trustee) shall be paid by the Trustee to the Administrative Agent for application by the Administrative Agent in accordance with the provisions of Section 6.02 of the Credit Agreement.

                  SECTION 1.093 The Trustee shall not be required to segregate its collections or sums received in payment from its other funds, except as otherwise by law required or required hereunder, but shall, upon request of the Administrative Agent, furnish to the Administrative Agent a statement and accounting of any monies, or funds or other things of value (other than the Mortgages) held by it as Trustee for the benefit of the Administrative Agent. The form of such report shall be as mutually agreed by the Trustee and the Administrative Agent.

                  SECTION 1.094 In the event the Administrative Agent is in default in respect of any payment of the Trust of fees or any other sums owed by the Administrative Agent, the Trustee shall be allowed to deduct any such fees or amounts from the Trust Estate before being required to make any payment thereof to the Administrative Agent. In the event any such deduction is made, the Trustee shall promptly furnish the Administrative Agent a statement giving complete details of any such deduction and the basis upon which such deduction is made.


                                ARTICLE X.

                         COMPENSATION OF THE TRUSTEE

                  SECTION 1.101 The Trustee shall receive as compensation for its services hereunder such fees as may from time to time be agreed upon between the Borrowers and the Trustee. Pursuant to Section 8.04 of the Credit Agreement, the

                                                                      Exhibit J
#20170954.1

Borrowers have agreed to pay such fees of the Trustee together with expenses as therein provided.

                  SECTION 1.102 The compensation provided for in Section 10.01 above shall be in addition to those costs, expenses and liabilities for which the Trustee is entitled to be reimbursed or indemnified by the Administrative Agent as set forth in this Trust Agreement.


                               ARTICLE XI.

                   REMOVAL, DISQUALIFICATION OR RESIGNATION OF
                        THE TRUSTEE; SUCCESSOR TRUSTEES

                  SECTION 1.111 (a) In its discretion, the Administrative Agent may remove the Trustee at any time, without cause, by directing a written notice to the Trustee of such removal. No removal shall be effective unless a qualified successor trustee, described in Section 11.02(e) below, shall have been appointed on or prior to the effective date of such removal in accordance with the provisions of this Trust Agreement. Any expenses incurred in connection with such removal shall be paid by the Administrative Agent except where the Trustee has been removed for cause.

                  (b) If the Trustee becomes disqualified as an approved trustee by MARAD, the Administrative Agent shall: (i) remove the Trustee and appoint a qualified successor trustee or (ii) take the action provided for in Section 11.03.

                  (c) The Trustee may resign at any time without cause by giving at least thirty (30) days' prior written notice to the Administrative Agent, such resignation to be effective, subject to the provision of the last sentence of this paragraph, on the date specified in such notice. If the Administrative Agent shall not have appointed a successor trustee within thirty (30) days after such notice of resignation, the Trustee may apply to any court of competent jurisdiction to appoint a qualified successor trustee to act until such time, if any, as a successor trustee shall have been appointed by the Administrative Agent. Any successor trustee so appointed by such court shall immediately and without further act be superseded by any successor trustee appointed by the Administrative Agent. In any event, however, no resignation shall be effective until a qualified trustee shall have been appointed by the Administrative Agent or a court.

                  SECTION 1.112 (a) A successor trustee shall be appointed by an instrument in writing which shall state the effective date said successor trustee shall become the Trustee hereunder, which document shall contain the executed acknowledgement of acceptance by the successor trustee of the trust, the Trust Estate and the duties of the Trustee as herein provided. The Trustee, the successor trustee and the Administrative Agent shall execute, acknowledge and deliver such assignments as may be required, in recordable form, and a sufficient number of counterparts, whereby the successor trustee

                                                                      Exhibit J
#20170954.1
becomes vested with all of the estates, properties, rights, remedies and trusts of its predecessor to the trust hereunder and such instruments shall be duly recorded forthwith in accordance with United States Maritime Laws or the laws or statutes governing the Mortgages. The Trustee shall duly assign, transfer, deliver and pay over to any successor trustee any monies and other property or things of value subject to the trust hereunder and held by the Trustee. Should any act or further instrument from the Trustee, the Banks or the Administrative Agent be required by any successor trustee for more fully and certainly vesting in and confirming to such successor trustee such estates, properties, rights, remedies and trusts, then on request any and all such acts and instruments shall be done, made, executed, acknowledged and delivered by the Administrative Agent, the Letter of Credit Agent, the Co-Agents, the Banks and the Trustee.

                  (b) The Administrative Agent shall pay or cause to be paid all recording fees, transfer taxes, court costs, if applicable, and all other costs arising out of the transfer of the Trust Estate from the Trustee to a successor trustee.

                  (c) Upon the removal or resignation of the Trustee, the Trustee's compensation shall cease as of the effective date thereof, but its rights of indemnification shall survive such removal or resignation. Within thirty (30) days following the effective date of such removal or resignation, the Trustee shall furnish to the Administrative Agent a complete accounting of the Trust Estate and its compensation, costs and expenses as of the date of removal or resignation.

                  (d) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the business of the Trustee may be transferred, shall be the Trustee under this Trust Agreement without any further act, provided the successor corporation remains qualified as an approved trustee under the United States Maritime Laws or such other applicable law.

                  (e) Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000, and which is able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms. Any successor, however appointed, shall be an "approved trustee" under the provisions of the United States Maritime Laws.

                  SECTION 1.113 If at any time: (a) events occur which will or could, in the opinion of the Administrative Agent or the Trustee, result in the disqualification of the Trustee, or (b) the Trustee becomes disqualified, the Trustee or the Administrative Agent, or both of them, may petition the United States District Court for the Southern District of New York for instructions to the Trustee in order that the trust may be

                                                                      Exhibit J
#20170954.1
preserved to prevent the Administrative Agent, the Letter of Credit Agent, the Co-Agents, the Banks or the Trustee from falling into violation of law. To the extent that such may be required or necessary, the parties hereto agree that said court has jurisdiction for this purpose; however, if in the interest of justice, the said court determines to transfer the matter to any other United States Court, the parties hereby agree to the jurisdiction of such transferee court. Any such petition shall be served upon the other party hereto. The Trustee, the Administrative Agent and any successor trustee hereby agree to abide by the instructions of the court and to do all acts, execute such agreements and instruments as may be required in connection therewith and all other instruments and/or documents necessary to preserve the Trust Estate for the benefit of the Administrative Agent on behalf of the Banks under the terms hereunder.


                                ARTICLE XII.

                       TERMINATION AND DISCHARGE OF TRUST

                  SECTION 1.121 This trust is hereby declared to be irrevocable except that this trust may be terminated by notice given by the Administrative Agent to the Trustee at any time that there is no Mortgage held or to be held as a part of the Trust Estate and termination of the trust would not create an interest in any of the Vessels on the part of the Administrative Agent, the Letter of Credit Agent, the Co-Agents and the Banks that would be contrary to applicable law, or otherwise cause the Administrative Agent, the Letter of Credit Agent, the Co-Agents or the Banks to be in violation of any applicable law and no Obligations to the Administrative Agent, the Letter of Credit Agent, the Co-Agents and the Banks under the Loan Documents remain and no Bank Commitment is still outstanding. Within thirty (30) days following the date of such notice, the Trustee shall furnish to the Administrative Agent a complete accounting of the Trust Estate and its compensation, costs and expenses. This trust shall terminate, cease and determine upon: (i) the assignment, conveyance and transfer by the Trustee to the Administrative Agent of any property then comprising the Trust Estate and (ii) the acceptance of such accounting of the Trustee by the Administrative Agent.


                                 ARTICLE XIII.

                           AMENDMENT OF TRUST AGREEMENT

                  SECTION 1.131 No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Administrative Agent and the Trustee; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given; provided, however, because of the irrevocable nature of this trust and the reasons for which it is created the trust may not be amended in any way that may vest or

                                                                      Exhibit J
#20170954.1
revest in the Administrative Agent, the Letter of Credit Agent, the Co-Agents or the Banks any interest in any of the Vessels contrary to the United States Maritime Laws or other applicable law.


                                  ARTICLE XIV.

                                 MISCELLANEOUS

                  SECTION 1.141 The headings of the various articles are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 1.142 Any assignment, sale, transfer or other conveyance by the Trustee of the interest of the Trustee in the Mortgages or any of the Vessels made pursuant to this Trust Agreement or the Mortgages shall bind the Administrative Agent, the Letter of Credit Agent, the Co-Agents and the Banks and shall be effective to transfer or convey all right, title and interest of the Trustee, the Administrative Agent, the Letter of Credit Agent, the Co-Agents and the Banks therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trustee.

                  SECTION 1.143 All notices, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) telexed, telecopied, telegraphed or delivered, if to the Trustee, at its offices at First Fidelity Bank, National Association, Corporate Trust Department, 765 Broad Street, Newark, New Jersey 07102, telecopy no. 201-430-4963; if to the Administrative Agent, as set forth in Section 8.02 of the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a notice to the other parties hereto. All such notices and communications shall, when telexed, telecopied, or telegraphed, be effective upon the earliest of (i) actual receipt or (ii) when (on a Business Day and during normal business hours at the addressee's address) transmitted by telecopy or telex or delivered to the telegraph company, respectively. All notices required to be delivered by the Trustee under this Trust Agreement shall be delivered promptly by the Trustee.

                  SECTION 1.144 Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 1.145 This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such

                                                                      Exhibit J
#20170954.1
counterparts shall together constitute but one and the same instrument.

                  SECTION 1.146 All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns, the Administrative Agent, and its successors and assigns, the Letter of Credit Agent, the Co-Agents and the Banks, and their respective successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Administrative Agent shall bind its successors and assigns, the Letter of Credit Agent, the Co- Agents and the Banks, and their respective successors and assigns.

                  SECTION 1.147 Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, their successors or assigns, any right, remedy or claim under or by reason of this Trust Agreement or of any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

                  SECTION 14.07 THIS TRUST AGREEMENT, AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND THEIR SUCCESSORS AND ASSIGNS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  SECTION 1.148 No provision of this Trust Agreement or any action taken pursuant hereto shall be considered to be a waiver of the preferred status of any preferred ship mortgage transferred to the Trustee hereunder or in derogation of any of the benefits, privileges, rights or remedies provided for by the United States Maritime Laws or by other applicable law or the Mortgages.

                  SECTION 1.149 This Trust Agreement has been delivered in New York, New York.


                                                                     Exhibit J
#20170954.1

                  IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed and delivered in New York, New York by their respective officers thereunto duly authorized, as of the date first above written.

                                            CITIBANK, N.A., as
                                              Administrative Agent for the
                                              Banks described in the Credit
                                              Agreement as heretofore mentioned



                                            By:
                                               Name:  John F. Heuss
                                               Title: Vice President



                                            FIRST UNION NATIONAL BANK (as
                                              successor by merger with First
                                              Fidelity Bank, National
                                              Association)



                                            By:
                                               Name:  Rick Barnes
                                               Title: Vice President


                                                                      Exhibit J
#20170954.1

                                                                      EXHIBIT A
                                                           to the Master Vessel
                                                 and Collateral Trust Agreement


                                TRUST RECEIPT



Date:______________________                           Number:__________________

To:        Citibank, N.A.,
             as Administrative Agent for the Banks

From:  First Union National Bank
             not in its individual
             capacity but solely as
             Trustee


                  The Trustee hereby acknowledges the delivery to the Trustee, as trustee under the Amended and Restated Master Vessel Trust Agreement dated as of February 3, 1997 with you (the "Master Vessel Trust Agreement"), of the [First Preferred Mortgage covering the [ ] flag vessel[s] ______________ or First Preferred Fleet Mortgage covering the ______ flag vessel[s] listed in Schedule A annexed hereto and made a part hereof] entered into by ______________ in favor of the Trustee for your benefit on behalf of the Banks (the "Mortgage").

                  Terms used herein are used as defined in the Master Vessel Trust Agreement.


                                            FIRST UNION NATIONAL BANK
                                              not in its individual
                                              capacity but solely
                                              as Trustee


                                            By:
                                               Title

                                                                      Exhibit J
#20170954.1

                                                                      EXHIBIT B
                                                           to the Master Vessel
                                                 and Collateral Trust Agreement


                               MORTGAGED VESSELS


I.       SEABULK OFFSHORE, LTD.



                                                                             Gross         Net         Place & Year of
VESSEL NAME                      Off. No.         Hailing Port               Tons          Tons        Construction
ANNA P.                          992165           Miami, FL                  250           75          Breaux Brothers Ent.
                                                                                                       1993
CAPT. EVAN                       978590           Miami, FL                  219           65          Breaux's Bay Craft
                                                                                                       1991
CAPT. RAMI                       978136           Miami, FL                  219           65          Breaux's Bay Craft
                                                                                                       1991
RIG RUNNER                       973660           Miami, FL                  219           65          Breaux's Bay Craft
                                                                                                       1991
JOPEYE                           1034084          Miami, FL                  80            54          Breaux's Bay Craft
                                                                                                       1995
SEABULK RHODE                    621641           Miami, FL                  258           176         Bourg, LA 1980
ISLAND (formerly
Bolivar)
SEABULK ARKANSAS                 648553           Miami, FL                  272.93        185         Rysco      1982
(formerly Hawke
Seal)
SEABULK AUSTIN                   600720           Miami, FL                  91            62          Blountstown, FL 1978
SEABULK CAMERON                  577687           Miami, FL                  86            59          Loreauville, LA 1976
SEABULK COLORADO                 643471           Miami, FL                  272.93        185         Rysco           1982
(formerly Baffin
Seal)
ROSS SEAL                        582641           Miami, FL                  299.17        203         Rysco           1977
(formerly Seabulk
Delaware; formerly
Ross Seal )
SEABULK GALVESTON                967695           Miami, FL                  219           65          Loreauville, LA  1990
(formerly Big
Blue)
SEABULK KENTUCKY                 662712           Miami, FL                  627           188         Escatawpa, MS    1990
(formerly
Intersurf)
SEABULK LAMAR                    629116           Miami, FL                  95            64          Morgan City, LA  1981
(formerly Nautic
Runner)
SEABULK ALABAMA                  644987           Port                       287           195         Chicksaw, AL     1982
                                                  Everglades, FL


                                                                      Exhibit J
#20170954.1


                                                                             Gross         Net         Place & Year of
VESSEL NAME                      Off. No.         Hailing Port               Tons          Tons        Construction
SEABULK ARANSAS                  590229           Miami, FL                  99            67          Patterson, LA  1978
(formerly
Thunderbolt;
formerly Seminole)
SEABULK BEAUREGARD               628334           Miami, FL                  98            66          Houma, LA      1980
SEABULK CALIFORNIA               645964           Port                       287           195         Chicksaw, AL   1982
                                                  Everglades, FL
SEABULK EVANGELINE               638112           Miami, FL                  98            66          Loreauville, LA  1981
(formerly
Thunderroad)
SEABULK FLORIDA                  645686           Port                       299           203         Lockport, LA     1982
                                                  Everglades, FL
SEABULK GEORGIA                  659900           Port                       290           197         Houston, TX      1984
                                                  Everglades, FL                                       Pass Christian,
                                                                                                       Miss
SEABULK HAWAII                   597511           Miami, FL                  275           187         Houma, LA        1978
(formerly Aleutian
Command)
SEABULK NEW YORK                 569386           Miami, FL                  311           212         Moss Point, MS   1975
(formerly F/V
Pacific Endeavor)
SEABULK NEW JERSEY               566513           Miami, FL                  1098          373         Moss Point, MS   1975
(formerly F/V
Northern Empire)
SEABULK IBERIA                   643917           Miami, FL                  96            65          Chalmette, LA    1981
(formerly Amanda
Lynn; traded for
Thundergoddess)
SEABULK JEFFERSON                645836           Miami, FL                  98            67          Loreauville, LA  1982
(formerly
Thunderplanet)
SEABULK LAFAYETTE                684127           Miami, FL                  97            66          Loreauville, LA  1985
(formerly
Thunderuniverse)
SEABULK LAFOURCHE                974293           Miami, FL                  199           59          Loreauville, LA   1991
(formerly
Thunderpatriot)
SEABULK LIBERTY                  680947           Miami, FL                  98            67          Loreauville, LA  1985
(formerly
Thundercruise)
SEABULK LOUISIANA                645687           Port                       299           203         New Orleans, LA  1982
                                                  Everglades, FL
SEABULK MADISON                  617888           Miami, FL                  98            66          Loreauville, LA  1980
(formerly
Thunderworld)

SEABULK MONTANA                  557401           Miami, FL                  271.59        184         Burton            1974
(formerly Indian
Seal)


                                                                     Exhibit J
#20170954.1


                                                                             Gross         Net         Place & Year of
VESSEL NAME                      Off. No.         Hailing Port               Tons          Tons        Construction
SEABULK MINNESOTA                577547           Miami, FL                  295.26        200         American Marine       1976
(formerly Baltic
Seal)
SEABULK MISSOURI                 650958           Miami, FL                  272.93        185         Rysco                 1982
(formerly Pegaus
Seal)
SEABULK MOBILE                   649804           Miami, FL                  98            67          Loreauville, LA       1991
(formerly
Thunderventure)
SEABULK NASSAU                   599775           Miami, FL                  98            66          Loreauville, LA       1978
(formerly
Thunderation)
SEABULK OREGON                   599312           Miami, FL                  298           203         Blountstown, FL       1978
SEABULK ORLEANS                  636895           Miami, FL                  92            62          Loreauville, LA       1981
(formerly Gulf
Runner II)
SEABULK SABINE                   570578           Miami, FL                  86            59          Loreauville, LA       1976
(formerly
Thunderhawk)
SEABULK STARR                    674994           Miami, FL                  93            63          Loreauville, LA 1984
(formerly
Thundermaster)
SEABULK TENNESSEE                662711           Miami, FL                  627           188         Escatawpa, MS 1982
(formerly Big
Orange XXII)
SEABULK TEXAS                    645258           Port                       294           200         Lockport, LA          1982
                                                  Everglades, FL
SEABULK WASHINGTON               611561           Miami, FL                  298           203         Blountstown, FL       1979
SEABULK WINN                     976173           Miami, FL                  219           65          Loreauville, LA       1991
(formerly Rapid
Runner)
SEABULK WYOMING                  608866           Miami, FL                  288.41        196         Zigler                1979
(formerly Bengal
Seal)
SEABULK VERMONT                  587272           Miami, FL                  297.05        201         Rysco                 1977
(formerly China
Seal)
SEA ROBIN III                    593509           Port                       99            66          Loreauville, LA       1978
                                                  Everglades, FL
SEABULK BOSSIER                  968584           Miami, FL                  219           65          Loreauville, LA        1990
(formerly Storm
Runner)
THUNDERBAY                       621746           Port                       98            66          Loreauville, LA        1980
                                                  Everglades, FL
THUNDERCAT                       581849           New Orleans,               98            66          Crown Point, LA        1977
(formerly Apache)                                 LA
THUNDERCLOUD                     617291           Miami, FL                  98            66          Houma, LA              1980
(formerly
Comanche)


                                                                      Exhibit J
#20170954.1


                                                                             Gross         Net         Place & Year of
VESSEL NAME                      Off. No.         Hailing Port               Tons          Tons        Construction
THUNDEREAGLE                     582671           New Orleans,               92            63          Loreauville, LA   1977
(formerly Warrior)                                LA
THUNDER U.S.A.                   670567           Port                       93            63          Loreauville, LA   1984
                                                  Everglades, FL
THUNDERWAR                       632285           Port                       98            66          Loreauville, LA   1981
                                                  Everglades, FL





                                                                      Exhibit J
#20170954.1

                                                                  SEAMARK SOUTH
VESSEL NAME:                   SEAMARK MISSISSIPPI                CAROLINA
Patente of Navigation:         20643-93                           20644-93
Date Patente:                  March 24, 1993                     March 24, 1993
Hailing Port:                  Panama                             Panama
Radio Call Sign:               HP-6959                            HP-6960
Length of Vessel:              50.60 meters                       51.27 meters
Width of Vessel:               12.19 meters                       12.19 meters
Height of Vessel:              3.51 meters                        3.46 meters
Gross Tons:                    299.56 tons                        299.31 tons
Net Tons:                      203.00 tons                        203.00 tons



                                                                     Exhibit J
#20170954.1

         II.      SUN STATE MARINE SERVICES, INC.


                                      Off.                                    Gross        Net     Place & Yr of
NAME OF VESSEL                         No.             Hailing Port           Tons        Tons     Construction
SUN CHIEF                            536753          Jacksonville, FL          142         96      Fort George Island,
                                                                                                   FL 1971
SUN COMMANDER                        514230          Jacksonville, FL          141         96      Greenville, MS 1968
SUN GYPSY                            572179          Jacksonville, FL          76          52      Palatka, FL 1976
SUN MERCHANT                         504113          Jacksonville, FL          125         85      Greenville, FL 1966
SUN TRADER                           544795          Jacksonville, FL          74          50      Guild, TN 1972
SUN ST. JOHNS                        287286          Jacksonville, FL          61          41      Jacksonville, FL
                                                                                                   1961
SUN REBEL                            275040          Jacksonville, FL          55          25      Jacksonville, FL
                                                                                                   1957
SUN VENTURE                          273020          Jacksonville, FL          69          47      Patterson, LA 1956
SUN RIVER CITY                       999702          Jacksonville, FL          114         91      Green Cove Springs,
                                                                                                   FL 1994
SUN EXPLORER                         619367          Jacksonville, FL          122         83      Morgan City, LA 1980
SUN STATE NO. 1                      263152          Jacksonville, FL         1533        1533     St. Louis, MO 1952
SUN STATE NO. 2                      263153          Jacksonville, FL         1563        1563     St. Louis, MO 1952
SUN STATE NO. 3                      289446          Jacksonville, FL         1492        1492     St. Louis, MO 1962
SUN STATE NO. 4                      287971          Jacksonville, FL         1512        1512     Paducah, KY 1962
SUN STATE NO. 6                      260861          Jacksonville, FL         1279        1279     Nashville, TN 1950
SUN STATE NO. 7                      507486          Jacksonville, FL         1172        1172     Nashville, TN 1967
SUN STATE NO. 8                      524331          Jacksonville, FL         1216        1216     Harvey, LA 1970
SUN STATE NO. 9                      524332          Jacksonville, FL         1216        1216     Harvey, LA 1970
SUN STATE NO. 501                    503567          Jacksonville, FL          316         316     New Orleans, LA 1976
(formerly Eastpet
No. 5)
SUN STATE NO. 701                    175533          Jacksonville, FL          404         404     Neville Island,
                                                                                                   Pittsburgh, PA 1942
SUN STATE NO. 901                    255167          Jacksonville, FL          624         624     Camden, NJ 1948
SUN STATE NO. 902                    253754          Jacksonville, FL          538         538     St. Louis, MO 1947
SUN STATE NO. 1101                   290481          Jacksonville, FL          708         708     New Orleans, LA 1963



                                                                      Exhibit J
#20170954.1

         III.     HVIDE MARINE INCORPORATED


                                         Off.                                       Gross         Net       Place & Yr of
NAME OF VESSEL                           No.               Hailing Port             Tons          Tons      Construction
BREVARD                                 248591            Port Canaveral,            138           94       Cohoes, NY 1945
                                                                FL
CAPTAIN BRINN                           283882            Port Canaveral,            166          113       Cohoes, NY 1960
                                                                FL
EVERGLADES                              272008           Port Everglades,            141           96       Cohoes, NY 1956
                                                                FL
FORT LAUDERDALE                         530647           Port Everglades,            147          100       Houston, TX 1971
                                                                FL
MANATEE (formerly                       279577           Port Everglades,            166          113       Cohoes, NY 1959
Captain Nelson)                                                 FL
MOBILE PERSISTENCE                      239779           Port Everglades,            187          127       Wilmington, DE
                                                                FL                                          1940
MOBILE POWER                            273774              Mobile, AL               252          171       Mariners Harbor,
                                                                                                            S.I., NY 1957
MOBILE PRIDE                            521907              Mobile, AL               190          129       Slidell, LA 1969
PARAGON (formerly                       596518           Port Everglades,            149          101       Amelia, LA 1978
Broward)                                                        FL
VIGILANT                                634724           Port Everglades,            197          134       Rysco Shipyard
                                                                FL                                          1981
DELAWARE                                965565           Port Everglades,            197          134       San Diego, CA
                                                                FL                                          1952
MARY DEE SANDERS                        647228           Port Everglades,            148          100       Port Arthur, TX
                                                                FL                                          1941



                                                                      Exhibit J
#20170954.1

         IV.  SEABULK TRANSMARINE PARTNERSHIP, LTD.

SEABULK AMERICA
Official No. 961357
Hailing Port:     Ft. Lauderdale, Florida
Gross Tonnage:    22,138
Net Tonnage:      15,701
Place of Construction:              Kochi, Japan 1975
                                            Rebuilt in United States, 1990


         V.  HVIDE CHARTERING, LTD.

M/V HOLLYWOOD
Official No. 678702
Hailing Port:     Ft. Lauderdale, Florida
Gross Tonnage:    185
Net Tonnage:      68
Place of Construction:              Fall River, Massachusetts 1984


                                                                     Exhibit J
#20170954.1

                                                                     EXHIBIT K
                                                                        to the
                                                          Amended and Restated
                                                              Credit Agreement


                        AMORTIZATION SCHEDULE: FACILITY B



                             Principal Amortization

January 15, 1997                                                   $ 1,750,000
April 15, 1997                                                     $ 1,750,000
July 15, 1997                                                      $ 1,750,000
October 15, 1997                                                   $ 1,750,000
January 15, 1998                                                   $ 2,250,000
April 15, 1998                                                     $ 2,250,000
July 15, 1998                                                      $ 2,250,000
October 15, 1998                                                   $ 2,250,000
January 15, 1999                                                   $ 2,750,000
April 15, 1999                                                     $ 2,750,000
July 15, 1999                                                      $ 2,750,000
October 15, 1999                                                   $ 2,750,000
January 15, 2000                                                   $ 3,250,000
April 15, 2000                                                     $ 3,250,000
July 15, 2000                                                      $ 3,250,000
October 15, 2000                                                   $ 3,250,000
January 15, 2001                                                   $ 3,250,000
April 15, 2001                                                     $ 3,250,000
July 15, 2001                                                      $ 3,250,000
October 15, 2001                                                   $ 3,250,000
January 15, 2002                                                   $ 5,500,000


                                                                    Exhibit K-1
#20170954.1

                                                                      EXHIBIT K
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement



                    AVAILABLE COMMITMENT AND AMORTIZATION SCHEDULE:
                                     FACILITY F


                                                      Available                                               Available
                        Date                       Commitment ($)             Installment ($)                Percentage
                        ----                       --------------             ---------------                ----------
              Until April 15, 1998                  50,000,000                                                    100%
                     July 15, 1998                  48,000,000                   2,000,000                         96%
                  October 15, 1998                  46,000,000                   2,000,000                         92%
                  January 15, 1999                  44,000,000                   2,000,000                         88%
                    April 15, 1999                  41,000,000                   3,000,000                         82%
                     July 15, 1999                  38,000,000                   3,000,000                         76%
                  October 15, 1999                  35,000,000                   3,000,000                         70%
                  January 15, 2000                  32,000,000                   3,000,000                         64%
                    April 15, 2000                  29,000,000                   3,000,000                         58%
                     July 15, 2000                  26,000,000                   3,000,000                         52%
                  October 15, 2000                  23,000,000                   3,000,000                         46%
                  January 15, 2001                  20,000,000                   3,000,000                         40%
                    April 15, 2001                  17,000,000                   3,000,000                         34%
                     July 15, 2001                  14,000,000                   3,000,000                         28%
                  October 15, 2001                  11,000,000                   3,000,000                         22%
                  January 15, 2002                           0                  11,000,000                          0%




                                                                    Exhibit K-2
#20170954.1

                                                                      EXHIBIT L
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                              VESSELS AND ACQUISITIONS


                          A.  PREVIOUSLY ACQUIRED VESSELS

         I.  HMI VESSELS


                                       OFFICIAL               GROSS               NET                 PLACE AND YEAR
         NAME OF VESSEL                 NUMBER                TONS               TONS                 OF CONSTRUCTION
         --------------                --------              ------              ----                 ---------------
HMI PETROCHEM                           642151               29,763             16,905               Avondale, LA 1981
HMI DYNACHEM                            638899               29,763             16,905               Avondale, LA 1981
HMI ASTRACHEM                           528567               20,527             13,727              Baltimore, MD 1970



         II.  SEAL FLEET VESSELS


                                       OFFICIAL               GROSS              NET        PLACE AND YEAR
NAME OF VESSEL                          NUMBER                TONS               TONS       OF CONSTRUCTION
--------------                         --------              ------              ----       ---------------
SEABULK MONTANA                         557401               271.59              184        Burton 1974
(formerly Indian
Seal)
SEABULK MINNESOTA                       577547               295.26              200        American Marine 1976
(formerly Baltic
Seal)
ROSS SEAL                               582641               299.17              203        Rysco 1977
(formerly Seabulk
Delaware; formerly
Ross Seal)
SEABULK WYOMING                         608866               288.41              196        Zigler 1979
(formerly Bengal
Seal)
SEABULK COLORADO                        643471               272.93              185        Rysco 1982
(formerly Baffin
Seal)
SEABULK VERMONT                         587272               297.05              201        Rysco 1977
(formerly China
Seal)
SEABULK ARKANSAS                        648553               272.93              185        Rysco 1982
(formerly Hawke
Seal)
SEABULK NEW YORK                        569386                 311               212        Moss Point, MS 1975
(formerly F/V
Pacific Endeavor)
SEABULK NEW JERSEY                      566513                1098               373        Moss Point, MS 1975
(formerly F/V
Northern Empire)


                                                                   Exhibit K-2
#20170954.1

                                       OFFICIAL               GROSS              NET        PLACE AND YEAR
NAME OF VESSEL                          NUMBER                TONS               TONS       OF CONSTRUCTION
SEABULK RHODE                           621641                 258               176        Bourg, LA 1980
ISLAND
(formerly Bolivar)
VIGILANT                                634724                 197               134        Rysco Shipward 1981
DELAWARE                                965565                 197               134        San Diego, CA 1952
MARY DEE SANDERS                        647228                 148               100        Port Arthur, TX 1941



                      Exhibit L
#20170954.1

              B.  ACQUISITIONS TO BE MORTGAGED AFTER THE EFFECTIVE DATE*



                                                                                        PLACE & YEAR           PROPOSED DATE
                                    OFFICIAL             GROSS         NET                        OF                      OF
NAME OF VESSEL                       NUMBER               TONS         TONS             CONSTRUCTION            ACQUISITION
--------------                      --------             ------        ----             ------------           ------------
SEABULK NEW YORK                    569386               311           212              Moss Point,            10/25/96
(formerly F/V                                                                           MS 1975
Pacific Endeavor)
SEABULK NEW JERSEY                  566513               1098          373              Moss Point,            11/21/96
(formerly F/V                                                                           MS 1975
Northern Empire)
MATAGORDA ISLAND                    8124670              768           550              Halter                 on or before
                                                                                        Marine, Inc.           4/15/97
                                                                                        1981
JEFFERSON                           8003452              900           550              Quality                on or before
                                                                                        Shipyard               4/15/97
                                                                                        1981
SABINE                              610461               926           450              Halter                 on or before
                                                                                        Marine, Inc.           6/30/97
                                                                                        1979
SEABULK RHODE ISLAND                621641               258           176              Bourg, LA              1/9/97
(formerly Bolivar)                                                                      1980
ARANSAS                             620859               850           425              Halter                 on or before
                                                                                        Marine, Inc.           6/30/97
                                                                                        1980
JOPEYE                              1034084              80            54               Breaux's Bay           on or before
                                                                                        Craft 1995             4/15/97
ANNA P.                             992165               250           75               Breaux                 on or before
                                                                                        Brothers               2/28/97
                                                                                        Ent. 1993
CAPT. EVAN                          978590               219           65               Breaux's Bay           on or before
                                                                                        Craft 1991             2/28/97
CAPT. RAMI                          978136               219           65               Breaux's Bay           on or before
                                                                                        Craft 1991             2/28/97
RIG RUNNER                          973660               219           65               Breaux's Bay           on or before
                                                                                        Craft 1991             2/28/97
VIGILANT                            634724               197           134              Rysco                  12/16/96
                                                                                        Shipyard
                                                                                        1981
DELAWARE                            965565               197           134              San Diego,             1/6/97
                                                                                        CA 1952
MARY DEE SANDERS                    647228               148           100              Port Arthur,           1/6/97
                                                                                        TX 1941


* This list may be updated and amended from time to time by written notification by the Borrowers to the Administrative Agent of any proposed Acquisitions.

                      Exhibit L
#20170954.1

                                 C.  MORTGAGED VESSELS


         I.       SEABULK OFFSHORE, LTD.



                              Official                                       Gross         Net          Place & Year of
VESSEL NAME                   Number           Hailing Port                  Tons          Tons         Construction
ANNA P.                       992165           Miami, FL                     250           75           Breaux Brothers Ent.
                                                                                                        1993
SEABULK RHODE                 621641           Miami, FL                     258           176          Bourg, LA             1980
ISLAND (formerly
Bolivar)
CAPT. EVAN                    978590           Miami, FL                     219           65           Breaux's Bay Craft   1991
CAPT. RAMI                    978136           Miami, FL                     219           65           Breaux's Bay Craft   1991
JOPEYE                        1034084          Miami, FL                     80            54           Breaux's Bay Craft
                                                                                                        1995
RIG RUNNER                    973660           MIami, FL                     219           65           Breaux's Bay Craft    1991
SEABULK ARKANSAS              648553           Miami, FL                     272.93        185          Rysco                 1982
(formerly Hawke
Seal)
SEABULK AUSTIN                600720           Port Everglades,              91            62           Blountstown, FL       1978
                                               FL
SEABULK CAMERON               577687           Miami, FL                     86            59           Loreauville, LA       1976
SEABULK COLORADO              643471           Miami, FL                     272.93        185          Rysco                 1982
(formerly Baffin
Seal)
ROSS SEAL                     582641           Miami, FL                     299.17        203          Rysco                 1977
(formerly
Seabulk
Delaware;
formerly Ross
Seal)
SEABULK                       967695           Miami, FL                     219           65           Loreauville, LA       1990
GALVESTON
(formerly Big
Blue)
SEABULK KENTUCKY              662712           Miami, FL                     627           188          Escatawpa, MS         1990
(formerly
Intersurf)
SEABULK LAMAR                 629116           Miami, FL                     95            64           Morgan City, LA       1981
(formerly Nautic
Runner)
SEABULK ALABAMA               644987           Port Everglades,              287           195          Chicksaw, AL          1982
                                               FL
SEABULK ARANSAS               590229           Miami, FL                     99            67           Patterson, LA         1978
(formerly
Thunderbolt;
formerly
Seminole)


                      Exhibit L
#20170954.1

                              Official                                       Gross         Net          Place & Year of
VESSEL NAME                   Number           Hailing Port                  Tons          Tons         Construction
SEABULK                       628334           Miami, FL                     98            66           Houma, LA             1980
BEAUREGARD
SEABULK                       645964           Port Everglades,              287           195          Chicksaw, AL          1982
CALIFORNIA                                     FL
SEABULK                       638112           Miami, FL                     98            66           Loreauville, LA       1981
EVANGELINE
(formerly
Thunderroad)
SEABULK FLORIDA               645686           Port Everglades,              299           203          Lockport, LA          1982
                                               FL
SEABULK GEORGIA               659900           Port Everglades,              290           197          Houston, TX           1984
                                               FL                                                       Pass Christian,
                                                                                                        Miss
SEABULK HAWAII                597511           Miami, FL                     275           187          Houma, LA             1978
(formerly
Aleutian
Command)
SEABULK NEW YORK              569386           Miami, FL                     311           212          Moss Point, MS        1975
(formerly F/V
Pacific
Endeavor)
SEABULK                       645836           Miami, FL                     98            67           Loreauville, LA       1982
JEFFERSON
(formerly
Thunderplanet)
SEABULK NEW                   566513           Miami, FL                     1098          373          Moss Point, MS        1975
JERSEY (formerly
F/V Northern
Empire)
SEABULK IBERIA                643917           Miami, FL                     96            65           Chalmette, LA         1981
(formerly Amanda
Lynn; traded for
Thundergoddess)
SEABULK                       684127           Miami, FL                     97            66           Loreauville, LA       1985
LAFAYETTE
(formerly
Thunderuniverse)
SEABULK                       974293           Miami, FL                     199           59           Loreauville, LA       1991
LAFOURCHE
(formerly
Thunderpatriot)
SEABULK LIBERTY               680947           Miami, FL                     98            67           Loreauville, LA       1985
(formerly
Thundercruise)
SEABULK                       645687           Port Everglades,              299           203          New Orleans, LA       1982
LOUISIANA                                      FL
SEABULK MADISON               617888           Miami, FL                     98            66           Loreauville, LA       1980
(formerly
Thunderworld)


                      Exhibit L
#20170954.1

                              Official                                       Gross         Net          Place & Year of
VESSEL NAME                   Number           Hailing Port                  Tons          Tons         Construction
SEABULK MONTANA               557401           Miami, FL                     271.59        184          Burton                 1974
(formerly Indian
Seal)
SEABULK                       577547           Miami, FL                     295.26        200          American Marine        1976
MINNESOTA
(formerly Baltic
Seal)
SEABULK MISSOURI              650958           Miami, FL                     272.93        185          Rysco                  1982
(formerly Pegaus
Seal)
SEABULK MOBILE                649804           Miami, FL                     98            67           Loreauville, LA        1991
(formerly
Thunderventure)
SEABULK NASSAU                599775           Miami, FL                     98            66           Loreauville, LA        1978
(formerly
Thunderation)
SEABULK OREGON                599312           Miami, FL                     298           203          Blountstown, FL        1978
SEABULK ORLEANS               636895           Miami, FL                     92            62           Loreauville, LA        1981
(formerly Gulf
Runner II)
SEABULK SABINE                570578           Miami, FL                     86            59           Loreauville, LA        1976
(formerly
Thunderhawk)
SEABULK STARR                 674994           Miami, FL                     93            63           Loreauville, LA        1984
(formerly
Thundermaster)
SEABULK                       662711           Miami, FL                     627           188          Escatawpa, MS          1982
TENNESSEE
(formerly Big
Orange XXII)
SEABULK TEXAS                 645258           Port Everglades,              294           200          Lockport, LA           1982
                                               FL
SEABULK                       611561           Miami, FL                     298           203          Blountstown, FL        1979
WASHINGTON
SEABULK WINN                  976173           Miami, FL                     219           65           Loreauville, LA        1991
(formerly Rapid
Runner)
SEABULK WYOMING               608866           Miami, FL                     288.41        196          Zigler                 1979
(formerly Bengal
Seal)
SEABULK                       587272           Miami, FL                     297.05        201          Rysco                  1977
VERMONT(formerly
ChinaSeal)
SEA ROBIN III                 593509           Port Everglades,              99            66           Loreauville, LA        1978
                                               FL
SEABULK BOSSIER               968584           Miami, FL                     219           65           Loreauville, LA        1990
(formerly Storm
Runner)


                      Exhibit L
#20170954.1

                              Official                                       Gross         Net          Place & Year of
VESSEL NAME                   Number           Hailing Port                  Tons          Tons         Construction
THUNDERBAY                    621746           Port Everglades,              98            66           Loreauville, LA      1980
                                               FL
THUNDERCAT                    581849           New Orleans, LA               98            66           Crown Point, LA      1977
(formerly
Apache)
THUNDERCLOUD                  617291           Miami, FL                     98            66           Houma, LA             1980
(formerly
Comanche)
THUNDEREAGLE                  582671           New Orleans, LA               92            63           Loreauville, LA       1977
(formerly
Warrior)
THUNDER U.S.A.                670567           Port Everglades,              93            63           Loreauville, LA       1984
                                               FL
THUNDERWAR                    632285           Port Everglades,              98            66           Loreauville, LA       1981
                                               FL


                      Exhibit L
#20170954.1

                                                                 SEAMARK SOUTH
VESSEL NAME:                SEAMARK MISSISSIPPI                  CAROLINA
Patente of Navigation:      20643-93                             20644-93
Date Patente:               March 24, 1993                       March 24, 1993
Hailing Port:               Panama                               Panama
Radio Call Sign:            HP-6959                              HP-6960
Length of Vessel:           50.60 meters                         51.27 meters
Width of Vessel:            12.19 meters                         12.19 meters
Height of Vessel:           3.51 meters                          3.46 meters
Gross Tons:                 299.56 tons                          299.31 tons
Net Tons:                   203.00 tons                          203.00 tons



                      Exhibit L
#20170954.1

         II.      SUN STATE MARINE SERVICES, INC.



                                      Off.                                    Gross        Net     Place & Yr of
NAME OF VESSEL                         No.             Hailing Port           Tons        Tons     Construction
SUN CHIEF                            536753          Jacksonville, FL          142         96      Fort George Island,
                                                                                                   FL 1971
SUN COMMANDER                        514230          Jacksonville, FL          141         96      Greenville, MS 1968
SUN GYPSY                            572179          Jacksonville, FL          76          52      Palatka, FL 1976
SUN MERCHANT                         504113          Jacksonville, FL          125         85      Greenville, FL 1966
SUN TRADER                           544795          Jacksonville, FL          74          50      Guild, TN 1972
SUN ST. JOHNS                        287286          Jacksonville, FL          61          41      Jacksonville, FL
                                                                                                   1961
SUN REBEL                            275040          Jacksonville, FL          55          25      Jacksonville, FL
                                                                                                   1957
SUN VENTURE                          273020          Jacksonville, FL          69          47      Patterson, LA 1956
SUN RIVER CITY                       999702          Jacksonville, FL          114         91      Green Cove Springs,
                                                                                                   FL 1994
SUN EXPLORER                         619367          Jacksonville, FL          122         83      Morgan City, LA 1980
SUN STATE NO. 1                      263152          Jacksonville, FL         1533        1533     St. Louis, MO 1952
SUN STATE NO. 2                      263153          Jacksonville, FL         1563        1563     St. Louis, MO 1952
SUN STATE NO. 3                      289446          Jacksonville, FL         1492        1492     St. Louis, MO 1962
SUN STATE NO. 4                      287971          Jacksonville, FL         1512        1512     Paducah, KY 1962
SUN STATE NO. 6                      260861          Jacksonville, FL         1279        1279     Nashville, TN 1950
SUN STATE NO. 7                      507486          Jacksonville, FL         1172        1172     Nashville, TN 1967
SUN STATE NO. 8                      524331          Jacksonville, FL         1216        1216     Harvey, LA 1970
SUN STATE NO. 9                      524332          Jacksonville, FL         1216        1216     Harvey, LA 1970
SUN STATE NO. 501                    503567          Jacksonville, FL          316         316     New Orleans, LA 1976
(formerly Eastpet
No. 5)
SUN STATE NO. 701                    175533          Jacksonville, FL          404         404     Neville Island,
                                                                                                   Pittsburgh, PA 1942
SUN STATE NO. 901                    255167          Jacksonville, FL          624         624     Camden, NJ 1948
SUN STATE NO. 902                    253754          Jacksonville, FL          538         538     St. Louis, MO 1947
SUN STATE NO. 1101                   290481          Jacksonville, FL          708         708     New Orleans, LA 1963



                      Exhibit L
#20170954.1

         III.     HVIDE MARINE INCORPORATED



                                  Off. No.                                       Gross         Net      Place & Yr of
NAME OF VESSEL                                         Hailing Port               Tons         Tons     Construction
BREVARD                            248591     Port Canaveral, FL                  138           94      Cohoes, NY 1945
CAPTAIN BRINN                      283882     Port Canaveral, FL                  166          113      Cohoes, NY 1960
EVERGLADES                         272008     Port Everglades, FL                 141           96      Cohoes, NY 1956
FORT LAUDERDALE                    530647     Port Everglades, FL                 147          100      Houston, TX 1971
MANATEE (formerly                  279577     Port Everglades, FL                 166          113      Cohoes, NY 1959
Captain Nelson)
MOBILE PERSISTENCE                 239779     Port Everglades, FL                 187          127      Wilmington, DE
                                                                                                        1940
MOBILE POWER                       273774     Mobile, AL                          252          171      Mariners Harbor,
                                                                                                        S.I., NY 1957
MOBILE PRIDE                       521907     Mobile, AL                          190          129      Slidell, LA 1969
PARAGON (formerly                  596518     Port Everglades, FL                 149          101      Amelia, LA 1978
Broward)
VIGILANT                           634724     Port Everglades, FL                 197          134      Rysco Shipyard
                                                                                                        1981
DELAWARE                           965565     Port Everglades, FL                 197          134      San Diego, CA
                                                                                                        1952
MARY DEE SANDERS                   647228     Port Everglades, FL                 148          100      Port Arthur, TX
                                                                                                        1941



                      Exhibit L
#20170954.1

         IV.  SEABULK TRANSMARINE PARTNERSHIP, LTD.

SEABULK AMERICA
Official No. 961357
Hailing Port:     Ft. Lauderdale, Florida
Gross Tonnage:    22,138
Net Tonnage:      15,701
Place of Construction:              Kochi, Japan 1975
                                            Rebuilt in United States, 1990


         V.  HVIDE CHARTERING, LTD.

M/V HOLLYWOOD
Official No. 678702
Hailing Port:     Ft. Lauderdale, Florida
Gross Tonnage:    185
Net Tonnage:      68
Place of Construction:              Fall River, Massachusetts 1984


                      Exhibit L
#20170954.1

                                                                      EXHIBIT M
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement




                            PERCENTAGE INTERESTS



                               PERCENTAGE
                                INTEREST
                                IN EACH           FACILITY A & D            FACILITY B            FACILITY C            FACILITY F
                               FACILITY              COMMITMENT             COMMITMENT            COMMITMENT            COMMITMENT
            BANK                 (%)                  (US$)                  (US$)                 (US$)                 (US$)
Citibank, N.A                   24.49            4,897,159.64          13,898,075.00         1,371,440.00          12,245,000.00
The First National
Bank of Boston                  22.16            4,432,865.18          12,575,800.00         1,240,960.00          11,080,000.00
BNY Financial
Corporation                     21.09            4,218,362.76          11,968,575.00         1,181,040.00          10,545,000.00
Hibernia Bank                   16.13            3,225,806.46           9,153,775.00           903,280.00           8,065,000.00
AmSouth Bank of
Florida                         16.13            3,225,806.46           9,153,775.00           903,280.00           8,065,000.00
                               100.00           20,000,000.00          56,750,000.00         5,600,000.00          50,000,000.00



                                                                    Exhibit M
#20170954.1

                                                                  EXHIBIT N-1
                                                                       to the
                                                         Amended and Restated
                                                             Credit Agreement


                         FORM OF ACQUISITION SUPPLEMENT
                       FOR UNITED STATES FLEET MORTGAGE


                 SUPPLEMENT NO. [   ] TO FIRST PREFERRED FLEET MORTGAGE
                               BY [NAME OF SHIPOWNER]


                  Supplement No. [ ] dated as of [ , ] amending and supplementing the First Preferred Fleet Mortgage dated as of September 30, 1994, as amended by the Amendment No. 1 dated as of [ , ], [Supplement No. 2] dated as of [ , ], [Supplement No. 3] dated as of [ , ], [Supplement No. 4] dated as of [ , ] and [Supplement No. 5] dated as of [ , ] [LIST OF EACH OTHER RECORDED MORTGAGE SUPPLEMENT OR AMENDMENT AND DATE] (the First Mortgage as amended by the Amendment No. 1, [Supplement No. 2], [Supplement No. 3], [Supplement No. 4] and [Supplement No. 5] shall be referred to herein as the "First Mortgage") by [Name of Shipowner], a Florida [LIMITED PARTNERSHIP OF WHICH THE GENERAL PARTNER IS NAME OF GENERAL PARTNER OR CORPORATION], 2200 Eller Drive, Building 27, P.O. Box 13038, Port Everglades, Fort Lauderdale, Florida (the "Shipowner") to First Union National Bank (as successor by merger with First Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States of America, 765 Broad Street, Newark, New Jersey, U.S.A., not in its individual capacity, but solely as trustee (hereinafter referred to as the "Mortgagee")under the Master Vessel Trust Agreement dated September 29, 1994 as amended and restated by the Amended and Restated Master Vessel Trust Agreement dated as of February 3, 1997 (the "Master Vessel Trust Agreement") pursuant to that certain Credit Agreement dated as of September 28, 1994 as amended by Amendment No. 1 dated as of May 15, 1995, Amendment No. 2 dated as of March 26, 1996, as amended and restated by an Amended and Restated Credit Agreement dated as of June 21, 1996, as amended by Amendment No. 1 thereto dated December 17, 1996 and as subsequently amended and restated by that certain Amended and Restated Credit Agreement dated as of February 3, 1997 (the "Credit Agreement") by and among the Shipowner, and the other Borrowers named therein, Citibank, N.A., as administrative agent (the "Administrative Agent"), The First National Bank of Boston as letter of credit agent (the "Letter of Credit Agent") and the Banks named therein.



                                                                    Exhibit N-1
#20170954.1

                  WHEREAS:

                  A. The Shipowner is the sole owner of the whole of the United States flag vessels listed in Exhibit B attached to the Mortgage and made a part thereof;

                  B. The First Preferred Fleet Mortgage was recorded by the Marine Documentation Officer at the Port of Miami, Florida in
Book [     ] at Page/Inst. [    ] on [date of recording] at [time
of recording];

                  C. The Amendment No. 1 to the First Mortgage was recorded by the Marine Documentation Officer at the Port of
Miami, Florida in Book [      ] at Page/Inst. [    ] on [date of
recording] at [time of recording];

                  D. [The Supplement No. 2] to the First Mortgage was recorded by the Marine Documentation Officer at the National
Vessel Documentation Center in Book [    ] at Page/Inst. [     ]
on [date of recording  ] at [time of recording];

                  E. The [Supplement No. 3] to the First Mortgage was recorded by the Marine Documentation officer at the National
Vessel Documentation Center in Book [      ] at page/Inst. [    ]
on [date of recording] at [time of recording];

                  F. The [Supplement No. 4] to the First Mortgage was recorded by the Marine Documentation officer at the National
Vessel Documentation Center in Book at page/Inst. [    ] on [date
of recording] at [time of recording;

                  [INCLUDE RECORDING INFORMATION FOR EACH PRIOR MORTGAGE SUPPLEMENT OR AMENDMENT -- SEE CLAUSES C-F ABOVE]

                  [ ] The Shipowner has acquired the vessels listed in Schedule A hereto which, pursuant to the terms of the Credit Agreement, shall be subject to the Mortgage.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shipowner and Mortgagee hereby covenant and agree as follows:

                           1.  Exhibit B to the Mortgage is hereby amended to
add in the vessels listed in Schedule A to this Supplement No. [ ]; such that the vessels listed on Schedule A hereto are henceforth mortgaged to the Mortgagee and the term "Vessels" in Exhibit B shall be deemed to include the Vessels listed in Schedule A hereto.

                           2.  Whenever the term "Mortgage" is used herein,
in the Credit Agreement or in the First Mortgage it shall be deemed to mean and refer to the First Mortgage as amended and
supplemented by this Supplement No. [   ].


                                                                   Exhibit N-1
#20170954.1

                           3.  For the purpose of recording this Mortgage
Supplement as required by United States Maritime Law, this Mortgage Supplement Mortgages the Vessels listed on Schedule A hereto. All other Vessels listed on Exhibit B to the Mortgage continue to be subject to the terms of the Mortgage. The total amount of the Mortgage, the maturity dates of the Mortgage and the discharge amount remain unchanged.

                           4.  The Shipowner shall pay all costs and expenses
associated with the preparation, documentation and recording of this Supplement No. [ ], including without limitation, Coast Guard fees and Mortgagee's attorneys' fees and expenses.

                           5.  All of the terms, provisions, conditions and
covenants herein contained shall be binding upon Shipowner and its permitted successors and assigns and shall inure to the benefit of Mortgagee and its successors and assigns.

                           6.  Except as specifically amended and
supplemented hereby, all of the terms, covenants and conditions contained in the Mortgage are in all respects ratified and confirmed and all of the terms, provisions and conditions thereof shall remain in full force and effect. The Mortgagee expressly does not hereby waive the preferred status of the Mortgage.

                                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

                                                                   Exhibit N-1
#20170954.1

                  IN WITNESS WHEREOF, the Shipowner and the Mortgagee have executed this Supplement No. [ ] to the First Preferred Fleet Mortgage as of the day and year first above written.



                                            [NAME OF SHIPOWNER]



                                            By:______________________________
                                               Name:
                                               Title:




                                          FIRST UNION NATIONAL BANK, not in its
                                          individual capacity, but solely as
                                          trustee


                                            By:______________________________
                                               Name:
                                               Title:


                                                                    Exhibit N-1
#20170954.1

County of Essex             )
                                     : ss.:
State of New Jersey         )


                  On this ____ day of [ ], [ ] before me personally came to me known and known to me to be the person who executed the foregoing Supplement No. , who being by me duly sworn did depose and say that he/she resides at [
               ]; that he/she is the Vice President for FIRST UNION NATIONAL BANK, the corporation described in and which executed the foregoing Supplement No. [ ] to First Preferred Fleet Mortgage; that he/she signed his/her name thereto pursuant to authority granted to him/her by the Board of Directors of said corporation and he/she further acknowledged that the instrument is the act indeed of said corporation.



                                            -----------------------------------
                                                      Notary Public



                                                                  Exhibit N-1
#20170954.1

                                    )
                                    :  ss.:
                                    )



                  On this ______ day of [ ], [ ], before me personally appeared [ ], to me known, who, being by me duly sworn, did depose and say that her/his address is c/o Hvide Marine Incorporated, 2200 Eller Drive, P.O. Box 13038 Port Everglades Station, Fort Lauderdale, FL 33316 and that s/he is the [NAME OF SHIPOWNER], a Florida described in and which executed the foregoing instrument; and that s/he signed her/his name to said Mortgage Supplement under the authority of the [Certificate of Limited Partnership of said limited partnership][Board of Directors] and that the same is the free and voluntary act and deed of said [limited partnership][corporation] for the uses and purposes therein expressed.




                                            -----------------------------------
                                                      Notary Public


                                                                    Exhibit N-1
#20170954.1

            Schedule A to the Supplement No. [ ] to the First Preferred
                      Mortgage By [            ] (SHIPOWNER)
                            Dated as of [         ]



                     OFF.                     GROSS        NET  PLACE & YEAR OF
VESSEL NAME          NO.     HAILING PORT     TONS        TONS   CONSTRUCTION






                                                                   Exhibit N-1
#20170954.1

                                                                    EXHIBIT N-2
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement

                         Form of Acquisition Supplement for
                          Panamanian Fleet Naval Mortgage


               SUPPLEMENT NO. [ ] TO FIRST PRIORITY FLEET NAVAL MORTGAGE
                               BY SEABULK OFFSHORE, LTD.

                  Supplement No. [ ] dated as of ________, 199__ amending and supplementing the First Priority Fleet Naval Mortgage dated September 30, 1994, as amended by the Amendment No. 1 dated May 15, 1995, and Amendment No. 2 dated March 26, 1996, Supplement No. 3, dated August 6, 1996 and Supplement No. 4 dated February __, 1997 (the First Mortgage as amended by each of Amendment No. 1, Amendment No. 2, Supplement No. 3 and Supplement No. 4 shall be referred to herein as the "First Mortgage") by SEABULK OFFSHORE, LTD., a Florida limited partnership domiciled at 2200 Eller Drive, P.O. Box 13038, Port Everglades Station, Fort Lauderdale, Florida, U.S.A. (herein referred to as the "Shipowner") in favor of First Union National Bank (as successor by merger with First Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States of America, 765 Broad Street, Newark, New Jersey, U.S.A., (hereinafter referred to as the "Mortgagee") not in its individual capacity, but solely as trustee under the Amended and Restated Master Vessel Trust Agreement dated as of February 3, 1997 (the "Trust Agreement") pursuant to that certain Credit Agreement dated as of September 28, 1994 as amended by Amendment No. 1 dated as of May 15, 1995, Amendment No. 2 dated as of March 26, 1996, Amended and Restated Credit Agreement dated as of June 21, 1996, Amendment No. 1 thereto dated December 17, 1996 and the Amended and Restated Credit Agreement dated as of February 3, 1997 (the "Credit Agreement") by and among the Shipowner and the other Borrowers named therein and Citibank, N.A., as the administrative agent (the "Administrative Agent"), The First National Bank of Boston as the letter of credit agent (the "Agent") and the Banks as defined therein.

                  WHEREAS:


A. The Shipowner is the sole owner of the whole of the Panamanian flag vessels listed in Exhibit B attached to the Mortgage and made a part thereof (the "Vessels");

                  B. Pursuant to the Credit Agreement, and as security for promissory notes and other obligations, the Shipowner has heretofore executed and delivered the First Mortgage to the Mortgagee;


                                                                   Exhibit N-2
#20170954.1

                  C. The Shipowner has agreed to mortgage to the Mortgagee any Panamanian vessels acquired by one Shipowner;

                  D. The Shipowner has acquired the Panamanian flag vessels listed on Schedule A hereto;

                  E. The First Mortgage was recorded at the Office of the Public Registry of Panama, Microfilm (Mercantile) Section, at Microjacket N-16589, Roll 44151, Frame 0020 on November 9, 1994 with respect to M/V SEAMARK MISSISSIPPI, and at Microjacket N- 16590, Roll 44151, Frame 0053 on November 9, 1994 with respect to
M/V SEAMARK SOUTH CAROLINA;

                  F. The Amendment No. 1 to the First Mortgage was recorded at the Office of the Public Registry of Panama, Microfilm (Mercantile) Section, at Microjacket N-16589, Roll 49128, Frame
0065 on March 25, 1996 with respect to M/V SEAMARK MISSISSIPPI, and at Microjacket N-16590, Roll 49128, Frame 116 on March 25, 1996 with respect to M/V SEAMARK SOUTH CAROLINA;

                  G. The Amendment No. 2 to the First Mortgage was recorded at the Office of the Public Registry of Panama, Microfilm (Mercantile) Section, at Microjacket _______, Roll _______, Frame
____ on _________ __, 199_ with respect to M/V SEAMARK MISSISSIPPI, and at Microjacket _________, Roll _____, Frame ____ on _________
__, 199_ with respect to M/V SEAMARK SOUTH CAROLINA;

                  H. The Supplement No. 3 to the First Mortgage was recorded at the Office of the Public Registry of Panama, Microfilm (Mercantile) Section, at Microjacket _______, Roll _______, Frame
____ on _________ __, 199_ with respect to M/V SEAMARK MISSISSIPPI, and at Microjacket _________, Roll _____, Frame ____ on _________
__, 199_ with respect to M/V SEAMARK SOUTH CAROLINA;

                  I. The Supplement No. 4 to the First Mortgage was recorded at the Office of the Public Registry of Panama, Microfilm (Mercantile) Section, at Microjacket _______, Roll _______, Frame
____ on _________ __, 199_ with respect to M/V SEAMARK MISSISSIPPI, and at Microjacket _________, Roll _____, Frame ____ on _________
__, 199_ with respect to M/V SEAMARK SOUTH CAROLINA;

                  J. The Supplement No. [ ] to the First Mortgage was recorded at the Office of the Public Registry of Panama, Microfilm (Mercantile) Section, at Microjacket _______, Roll _______, Frame
____ on _________ __, 199_ with respect to M/V SEAMARK MISSISSIPPI, and at Microjacket _________, Roll _____, Frame ____ on _________
__, 199_ with respect to M/V SEAMARK SOUTH CAROLINA;

                  [INCLUDE RECORDING INFORMATION FOR EACH PRIOR MORTGAGE SUPPLEMENT]


                                                                  Exhibit N-2
#20170954.1

                  K. The Shipowner, the Banks, and the Mortgagee have agreed to amend and supplement the First Mortgage pursuant to Section 8.01 of the Credit Agreement so that the First Mortgage includes the vessels listed on Schedule A hereto as "Vessels" listed on Exhibit B to the Mortgage;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shipowner and the Mortgagee hereby covenant and agree as follows:

                  1. The Shipowner hereby continues to be justly indebted to the Mortgagee for the Loan in the principal amount of One
Hundred Thirty Four Million One Hundred Thousand United States
Dollars (US$134,100,000).

                  2. Exhibit B of the Mortgage is amended and supplemented to include the vessels listed in Schedule A hereto and add to Exhibit B of the Mortgage, such that the Vessels listed on Schedule A hereto are henceforth mortgaged to the Mortgagee and the term "Vessels" in Exhibit B shall be deemed to include the Vessels listed in Schedule A hereto. All other Vessels listed on Exhibit B to the Mortgage continue to be subject to the Mortgage.

                  3. Wherever in the First Mortgage, or the Credit Agreement, or herein, the term "this Mortgage" or the "Mortgage" is used, it shall be deemed to mean and refer to the First Mortgage as amended and supplemented by this Supplement No. [ ].

                  4. Except as specifically amended and supplemented hereby, all of the terms, covenants and conditions contained in the Mortgage are in all respects ratified and confirmed and all of the terms, provisions and conditions thereof shall remain in full force and effect. The Mortgagee expressly does not hereby waive the preferred status of the Mortgage.

                  5. In the event of any inconsistency or conflict between this Supplement No. [ ] and the Mortgage, the terms, provisions and conditions of this Supplement No. [ ] shall govern and control.

                  6. The Shipowner shall pay all costs and expenses associated with the preparation, documentation and recording of this Supplement No. [ ], including without limitation, Coast Guard fees and the Mortgagee's attorneys' fees and expenses.

                  7. All of the terms, provisions, conditions and covenants herein contained shall be binding upon the Shipowner and its permitted successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.

                                                                 Exhibit N-2
#20170954.1

                  IN WITNESS WHEREOF, the Shipowner and the Mortgagee have executed this Supplement No. [ ] to the First Priority Fleet Naval Mortgage to be executed as of the day and year first above written.

                                    SEABULK OFFSHORE, LTD.
                                    By Seabulk Tankers, Ltd. its general partner
                                    By Hvide Marine Transport, Incorporated
                                       its general partner


                                    By:
                                       Name:
                                       Title:


                                    FIRST UNION NATIONAL BANK, not in its
                                    individual capacity, but solely as trustee


                                    By:
                                       Name:
                                       Title: Assistant Vice President


                                                                   Exhibit N-2
#20170954.1

                  I, ________________, Notary Public, duly authorized, admitted and sworn, practicing at the County of New York, State of New York, United States of America, do hereby certify that:

                  1.       [             ], who has executed this Supplement
No. [  ] to First Priority Fleet Naval Mortgage on behalf of
SEABULK OFFSHORE, LTD., hereinafter the "MORTGAGOR," is personally known to me and that his signature is authentic;

                  2. Sufficient evidence has been presented to me that [ ] on behalf of the MORTGAGOR is duly authorized by his respective principal to execute and accept the Supplement No.
[  ] to First Priority Fleet Naval Mortgage.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal of office this ______ day of ______, 199__.


                                                 -----------------------------
                                                          Notary Public



                                  [To be authenticated by a Panamanian Consul.]
                                                                   Exhibit N-2
#20170954.1

                  I, ________________, Notary Public, duly authorized, admitted and sworn, practicing at the County of New York, State of New York, U.S.A., do hereby certify that:

                  1.       [             ] accepted this Supplement No. [ ]
to First Priority Fleet Naval Mortgage on behalf of FIRST UNION
NATIONAL BANK, hereinafter the "MORTGAGEE," is personally known to me and that his signature is authentic;

                  2.       Sufficient evidence has been presented to me that
[             ] on behalf of the MORTGAGEE is duly authorized by
his principal to execute and accept the Supplement No. [ ] to First Priority Fleet Naval Mortgage.

                  IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my seal of office this ______ day of ______, 199__.


                                               -----------------------------
                                                       Notary Public



                                   [To be authenticated by a Panamanian Consul.]


                                                                  Exhibit N-2
#20170954.1

                                  SCHEDULE A TO
                               SUPPLEMENT NO. [  ]
                       TO FIRST PRIORITY FLEET NAVAL MORTGAGE
                             BY SEABULK OFFSHORE LTD.



VESSEL NAME:
Patente of Navigation:
Date Patente:
Hailing Port:                                Panama
Radio Call Sign:
Length of Vessel:
Width of Vessel:
Height of Vessel:
Gross Tons:
Net Tons:
============================================ ===================================



                                                                    Exhibit N-2
#20170954.1

                                                                     SCHEDULE A
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                                LIST OF BORROWERS



Hvide Marine Incorporated
Hvide Chartering, Ltd.
Hvide Marine Transport, Incorporated
Seabulk Offshore, Ltd.
Seabulk Tankers, Ltd.
Seabulk Transmarine Partnership, Ltd.
Seabulk Ocean Systems Corporation
Sun State Marine Services, Inc.


                                                                    Schedule A
#20170954.1

                                                                     SCHEDULE B
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                               RELATED PARTY CONTRACTS


Post-Retirement Benefits Agreement between Hvide Marine
         Incorporated and Hans J. Hvide dated as of the 28th day of September, 1994.

Redemption Agreement between Hvide Marine Incorporated and Hans
         J. Hvide dated as of the 28th day of September, 1994.

Consulting Agreement between Sun State Marine Services, Inc. and
         Frank V. Oliver, Jr. dated as of the 30th day of September, 1994.

Administrative Services and Facilities Agreement between certain of the Borrowers and certain of their subsidiaries relating to administrative overhead allocations.

Bareboat Charter for the tug "Cape Canaveral" between Hvide
         Chartering, Ltd. and Hvide Marine Incorporated.

Documentsand promissory notes between or from Hvide Marine Incorporated with or to each of the Related Parties relating to the acquisition of partnership interests in Hvide Chartering, Ltd. and Hvide Offshore Services, Ltd.



                                                                     Schedule B
#20170954.1

                                                                     SCHEDULE C
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                                 LIST OF APPRAISERS


A.       Tugs

         Charles A. Smith, Stuckney Dufour & Associate


B.       Offshore Vessels

         Bassoe Offshore (USA), Inc., Stickney Dufour & Associate, Rivers & Gulf Marine Surveyors, Inc.


C.       Vessels

         A.L. Burbank, Francis A. Martin & Ottaway, Inc., Noble &
         Denton, Jacques Pierot Jr. et Sons Inc.




                                                                    Schedule C
#20170954.1

                                                                     SCHEDULE D
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement

                                  HVIDE MARINE INCORPORATED
                                     COLLATERAL VALUES


                                               DATE OF                APPRAISED
            VESSEL                            APPRAISAL                  VALUE
I.       TANKERS (1)
         SEABULK AMERICA                      05/17/96               38,250,000
                                                                     38,250,000
II.      HARBOR TUGS (10)
         BREVARD                              06/04/96                  800,000
         PARAGON (formerly BROWARD)           06/04/96                2,700,000
         HOLLYWOOD
         (CAPE CANAVERAL)                     06/04/96                3,000,000
         CAPTAIN BRINN                        06/04/96                  600,000
         MANATEE
         (formerly CAPTAIN NELSON)            06/04/96                  600,000
         EVERGLADES                           06/04/96                  600,000
         FORT LAUDERDALE                      06/04/96                3,000,000
         MOBILE PERSISTENCE                   06/04/96                  175,000
         MOBILE PRIDE                         06/04/96                2,000,000
         MOBILE POWER                         06/04/96                  800,000
                                                                    -----------
                                                                     14,275,000
III.     TUGS & BARGES (23)
         SUN CHIEF                            05/13/96                  200,000
         SUN COMMANDER                        05/13/96                  200,000
         SUN EXPLORER                         05/13/96                  300,000
         SUN GYPSY                            05/13/96                  150,000
         SUN MERCHANT                         05/13/96                  150,000
         SUN REBEL                            05/13/96                   70,000
         SUN RIVER CITY                       05/13/96                  500,000
         SUN ST. JOHNS                        05/13/96                   90,000
         SUN TRADER                           05/13/96                  100,000
         SUN VENTURE                          05/13/96                   70,000
         SUN STATE NO. 1                      05/13/96                  150,000
         SUN STATE NO. 2                      05/13/96                  150,000
         SUN STATE NO. 3                      05/13/96                  150,000
         SUN STATE NO. 4                      05/13/96                  150,000
         SUN STATE NO. 6                      05/13/96                  150,000


                                                                    Schedule D
#20170954.1

                                              DATE OF                APPRAISED
            VESSEL                           APPRAISAL                  VALUE
         SUN STATE NO. 7                    05/13/96                    150,000
         SUN STATE NO. 8                    05/13/96                    225,000
         SUN STATE NO. 9                    05/13/96                    250,000
         SUN STATE NO. 501                  05/13/96                      5,600
         SUN STATE NO. 901                  05/13/96                    105,000
         SUN STATE NO. 902                  05/13/96                    105,000
         SUN STATE NO. 701                  05/13/96                     30,000
         SUN STATE NO. 1101                 05/13/96                     30,000
                                                                     ----------
                                                                      3,500,600
IV.      SUPPLY BOATS (11)
         SEABULK ALABAMA                     05/27/96                 2,700,000
         SEABULK CALIFORNIA                  05/27/96                 2,700,000
         SEABULK FLORIDA                     05/27/96                 2,700,000
         SEABULK GEORGIA                     05/27/96                 2,900,000
         SEABULK LOUISIANA                   05/27/96                 2,700,000
         SEABULK TEXAS                       05/27/96                 2,700,000
         SEAMARK MISSISSIPPI                 05/27/96                 2,400,000
         SEAMARK SO. CAROLINA                05/27/96                 2,600,000
         SEABULK OREGON                      05/27/96                 2,300,000
         SEABULK WASHINGTON                  05/27/96                 2,300,000
         SEABULK HAWAII (formerly ALEUTIAN)  05/27/96                 2,400,000
                                                                    -----------
                                                                     28,400,000
V.       CREWBOATS (26)
         SEABULK NASSAU (formerly T-RATION)       05/27/96            650,000
         THUNDERBAY                               05/27/96            725,000
         SEABULK LIBERTY (formerly T-CRUISE)      05/27/96            900,000
         SEABULK IBERIA                           05/27/96            480,000
         SEABULK SABINE (formerly T-HAWK)         05/27/96            360,000
         SEABULK CAMERON (formerly T-HORSE)       05/27/96            360,000
         SEABULK STARR (formerly T-MASTER)        05/27/96            960,000
         SEABULK LAFOURCHE (formerly T-PATRIOT)   05/27/96          1,600,000
         SEABULK JEFFERSON (formerly              05/27/96            850,000
         Thunderplanet)
         THUNDERROAD                              05/27/96            800,000
         THUNDER U.S.A.                           05/27/96            960,000
         THUNDERUNIVERSE                          05/27/96            960,000
         SEABULK MOBILE (formerly T-VENTURE)      05/27/96            850,000
         THUNDERWAR                               05/27/96            800,000


                                                                     Schedule D
#20170954.1

                                                       DATE OF        APPRAISED
            VESSEL                                    APPRAISAL         VALUE
         SEABULK MADISON (formerly Thunderworld)       05/27/96         725,000
         SEABULK BEAUREGARD (formerly FTHM RUNR)       05/27/96         725,000
         NAUTIC RUNNER                                 05/27/96         800,000
         SEA ROBIN III                                 05/27/96         680,000
         THUNDERCAT (formerly APACHE)                  05/27/96         360,000
         THUNDERCLOUD (formerly COMANCHE)              05/27/96         725,000
         SEABULK ARANSAS (formerly T-BOLT)             05/27/96         650,000
         THUNDEREAGLE (formerly WARRIOR)               05/27/96         360,000
         SEABULK ORLEANS (formerly GULF RUNNER         05/27/96         480,000
         II)
         STORM RUNNER                                  05/27/96       1,600,000
         SEABULK  WINN (formerly RAPID RUNNER)         05/27/96       1,600,000
         BIG BLUE                                      05/27/96       1,600,000
                                                                    -----------
                                                                     21,560,000
VI.      UTILITY BOATS (1)
         SEABULK AUSTIN                                05/27/96         360,000
                                                                        360,000
         TOTAL VESSELS - 78

VII.     DRYDOCKS (3)
         DRYDOCK NO. 1                                 04/08/94         100,000
         DRYDOCK NO. 2                                 04/08/94         175,000
         DRYDOCK NO. 3                                 04/08/94         500,000
                                                                        -------
                                                                        775,000
                  TOTAL @ 6/3/96                                    107,120,600

VIII.    SEAL FLEET SUPPLY BOATS (8)
         CHINA SEAL                                     07/19/96     1,800,000
         HAWKE SEAL                                     07/19/96     3,000,000
         PEGASUS SEAL                                   07/19/96     3,200,000
         BAFFIN SEAL                                    07/19/96     3,200,000
         BALTIC SEAL                                    07/19/96     3,000,000
         INDIAN SEAL                                    07/19/96     2,000,000
         BENGAL SEAL                                    07/19/96     2,800,000
         ROSS SEAL                                      07/19/96     1,800,000
                                                                    ----------
                                                                    30,800,000
IX.      ACQUISITIONS
   SUPPLY BOATS


                                                                    Schedule D
#20170954.1

                                                     DATE OF          APPRAISED
           VESSEL                                   APPRAISAL           VALUE
           S/B TENNESSEE
           (formerly BIG ORANGE)                   07/07/96         3,250,000
           S/B KENTUCKY
           (formerly INTERSURF)                    07/10/96         3,150,000
           S/B NEW YORK
           (formerly PACIFIC ENDEAVOR)             10/22/96        5,500,000*
           S/B NEW JERSEY
           (formerly NORTHERN EMPIRE)              10/22/96        5,500,000*
           SEABULK RHODE ISLAND (formerly          11/06/96         4,800,000
           BOLIVAR)
   TUGS
           VIGILANT                                11/26/96         3,400,000
           DELAWARE                                11/02/96           400,000
           MARY DEE SANDERS                        11/26/96           200,000
                                                                   26,200,000

TOTAL POST-OFFERING                                              $154,120,600


*  As built.


                                                                     Schedule D
#20170954.1

                                                                     SCHEDULE E
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement


                         Existing Litigation/Claims Involving
                          the Borrowers and/or Subsidiaries

1.       SEABULK TRANSMARINE PARTNERSHIP LTD. VS. NORFOLK
         ------------------------------------------------
         SHIPBUILDING AND DRYDOCK:  Seabulk Transmarine Partnership,
         ------------------------
         Ltd. ("Seabulk") and Norfolk Shipbuilding and Drydock Corporation ("Norshipco") have filed suits against each other concerning the contract (the "Contract") under which Norshipco rebuilt the wrecked tanker FUJI into the SEABULK AMERICA by joining the FUJI's stern with the forebody of barge 4102. The Contract price was $5,947,797, of which the Company has paid $3,568,678. Norshipco has asserted claims for contract additions, constructive changes, acceleration, delay, disruption, and attorneys' fees and expenses of approximately $8.5 million (including the unpaid portion of the contract price). Seabulk has asserted claim against Norshipco for unfinished work, contract deficiencies, and liquidated damages of approximately $5.6 million. Seabulk has also asserted a claim against the builder's risk insurer (Vesta) to recover losses caused by the vessel's defective hull lines and defective propeller nozzle. The value of that claim is presently uncertain.

         The dispute is the subject of an action pending in the United States District Court for the Eastern District of Louisiana. Both parties' major claims involve complex factual and legal issues that require extensive pretrial discovery and preparations that are now underway. The process of substantiating and documenting each party's respective claims is incomplete. Due to the highly technical nature of the issues, the court has nominated a Special Master, who is a naval architect and maritime attorney, to hear all claims asserted in the lawsuit. The Special Master will make conclusions of law and findings of fact, which will be subject to the court's review. It is presently not possible to predict the outcome of the lawsuit.

         Please note that in addition to the claims alleged by Norshipco in the litigation herein described, Norshipco has also asserted a claim for $10 million in punitive damages. It is the conclusion of counsel for the Company that the claim is not material because any recovery upon this claim is remote.

2. KEYSTONE SHIPPING COMPANY, ET AL. VS. UNITED STATES OF AMERICA, ET. AL.: In this litigation, two tanker operators, Keystone Shipping Co. and Marine Transport Lines, challenged determinations of the U.S. Coast Guard and the Maritime Administration that allow the NYV SEABULK AMERICA to operate free of domestic-trading restrictions that were applicable to its components, M/V FUJI and former barge 4102. On

                                                                     Schedule F
#20170954.1

         September 2, 1992, the court affirmed some of the agencies' determinations and remanded others to the two agencies for further explanation of their actions.

         The agencies issued their further explanations, affirming their previous decisions, in the summer of 1994. Since that time, neither the plaintiffs nor the court have taken any farther action. In the event that this litigation is revived, the Company believes that the agencies' determinations will be upheld upon judicial review.

3.       U.S. OFFSHORE, INC. AND J. MICHAEL JONES VS. SEABULK
         ----------------------------------------------------
         OFFSHORE, LTD., SEABULK TANKERS, LTD., SEABULK TRANSMARINE
         ----------------------------------------------------------
         II, INC., HVIDE MARINE TRANSPORT, INCORPORATED, HVIDE MARINE
         ------------------------------------------------------------
         INTERNATIONAL, INC. AND HVIDE SHIPPING, INCORPORATED, ET AL.
         ------------------------------------------------------------
         BROWARD COUNTY CIRCUIT COURT CASE NO. 93-32963(09):  On
         --------------------------------------------------
         December 22, 1993, U.S. Offshore, Inc. and J. Michael Jones filed a lawsuit against Hvide Marine Incorporated and its various entities for alleged breach of a settlement agreement between the parties dated December, 1990 ("Agreement"). It is alleged that the Hvide entities breached the Agreement by failing to pay to U.S. Offshore five percent (5%) of gross revenue, as defined in the Agreement. This case is in the discovery phase.

         The Company is vigorously defending this lawsuit and believes that it has paid U.S. Offshore more money than U.S. offshore is entitled to receive under the Agreement. The case will hinge on the interpretation of the phase "gross revenue" as defined in the Agreement. It is difficult to determine with any degree of certainty the probability of a favorable or unfavorable outcome at this stage of the case, although the Company appears to have meritorious defenses to this action. It is too early in this litigation and in counsel's investigation to determine that a particular range of loss is probable.

4.       MICHAEL BROWN, ET AL. VS. HVIDE SHIPPING, INCORPORATED:  On
         ------------------------------------------------------
         February 5, 1987, Michael Brown, et al. filed suit in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida (Case No. 87-03042 CA) against Hvide Shipping, Incorporated. The complaint alleges breach of employment contracts and also seeks a declaratory judgment as to such plaintiff rights under alleged employment contracts. The parties submitted this matter to binding arbitration which has occurred and a decision has been rendered in favor of the various plaintiffs. The decision requires the Company to pay plaintiffs certain past overtime wages, and the Company is in the process of calculating such past overtime wages. Although insurance coverage does not appear to apply to this potential liability, same not appear to involve sums in excess of what the Company deems "substantial".

5.       INSURANCE - COVERED PERSONAL INJURY/JONES ACT-RELATED
         LITIGATION: Borrowers is a Defendant in personal injury or Jones Act-related litigations. Borrowers represent that

                                                                     Schedule F
#20170954.1
         each of such litigations is fully covered by applicable insurance, except the deductible amounts.

                                                                     Schedule F
#20170954.1

                                                                     SCHEDULE F
                                                                         to the
                                                           Amended and Restated
                                                               Credit Agreement

                           LIENS; EXISTING INDEBTEDNESS


EXISTING DOCUMENT

Maritime Lien on the "Seabulk America" relating to Facility C

Lien created by the Loan Documents

ADDITIONS

Dynachem and Petrochem (Hudson) mortgaged to the United States of America

Astrachem (Star) mortgaged to NorLease, Inc.

Carol mortgaged to Leppaluto Offshore.

St. Frances mortgaged to AmSouth.

Bareboat Charters

Seabulk North Carolina
Seabulk Maryland
Seabulk Virginia
David Jr.
Seabulk Jasper
Ralph Thompson
Seabulk Albany
Seabulk Baldwin
Seabulk Claiborne
Seabulk Baton Rouge
Rig Runner
Seabulk St. Charles (Royal Runner)
Magnachem
Challenger
Broward
Z-One
Z-Two



                                                                    Schedule F
#20170954.1